Exhibit 10.32

EXECUTION COPY

Deal CUSIP: 96327YAA7

Class A-1 Facility CUSIP: 96327YAB5

Class A-2 Facility CUSIP: 96327YAC3

Class A-3 Facility CUSIP: __________
Class B Facility CUSIP: __________

AMENDED AND RESTATED
SECURED CREDIT AGREEMENT

dated as of

August 27, 2014

among

WHEELS UP PARTNERS LLC,

THE LENDERS PARTY HERETO,

BANK OF UTAH,
as Security Trustee

and

BANK OF UTAH,

as Administrative Agent

$175,350,000

JEFFERIES LLC

as Sole Lead Arranger and Sole Bookrunner

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

SCHEDULE 1	-	Commitments; Outstanding Loans
SCHEDULE 2	-	Amortization Schedule for each Aircraft
SCHEDULE 3	-	Subsidiaries
SCHEDULE 4	-	Special U.S. Requirements
SCHEDULE 5	-	Competitors
SCHEDULE 6	-	Certain Economic Terms

iii

EXHIBIT A	-	Form of Assignment and Acceptance
EXHIBIT B	-	Form of Borrowing Request
EXHIBIT C	-	Form of Lessee Consent
EXHIBIT D	-	[Intentionally Omitted]
EXHIBIT E	-	Form of Security Agreement
EXHIBIT F	-	Form of Guaranty
EXHIBIT G	-	Form of Joinder Agreement
EXHIBIT H	-	Form of Manufacturer’s Consent
EXHIBIT I	-	Form of Maintenance Services Provider’s Consent
EXHIBIT J	-	Form of Engine Manufacturer’s Consent

[Amended and Restated Secured Credit Agreement]

AMENDED AND RESTATED SECURED CREDIT AGREEMENT (this “Agreement”) dated as of August 27, 2014, among WHEELS UP PARTNERS LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (the “Borrower”); BANK OF UTAH, as administrative agent (the “Administrative Agent”); the LENDERS party hereto; and BANK OF UTAH, as Security Trustee (the “Security Trustee”).

WHEREAS, the Borrower entered into that certain Secured Credit Agreement, dated as of November 6, 2013, with the lenders party thereto, the Administrative Agent and the Security Trustee (as amended, supplemented or modified prior to the date hereof, the “Original Credit Agreement”); and

WHEREAS, the Borrower desires to modify certain terms of the Original Credit Agreement;

NOW THEREFORE, the parties hereto agree to amend and restate the Original Credit Agreement, effective as of the Amendment Effective Date, in its entirety as follows and this Agreement supersedes and replaces the Original Credit Agreement in its entirety:

ARTICLE I

DEFINITIONS

Section 1.01. Defined Terms. (a) Terms Generally. Unless otherwise defined herein, terms defined in the Security Agreement and used herein shall have the meanings given to them in the Security Agreement.

(b)       Specific Definitions. The following terms shall have the following meanings:

“Acquisition Cost” means, with respect to any Aircraft, the purchase price for such Aircraft payable by the Borrower to the Manufacturer as evidenced by an invoice from the Manufacturer, net of any and all discounts, credit memoranda, or other credits or deductions applicable to such purchase price or otherwise paid or credited by the Manufacturer, the Engine Manufacturer or other supplier, as the case may be, to or for the benefit of the Borrower in connection with the purchase of such Aircraft (including any Engine or Part installed thereon).

“Adjusted Available Liquidity” means, as of any date of determination, the sum of unrestricted cash plus unutilized credit commitments under any permitted credit facility of the Borrower or its Subsidiaries (other than the Commitments hereunder) as to which all conditions to drawing have been met as of such date; provided that, there shall be excluded the unrestricted cash and unutilized credit commitments under any permitted credit facility of any Subsidiary of the Borrower that is not a Loan Party to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to a Loan Party is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or requirement of law applicable to such Subsidiary.

“Adjusted LIBOR” means, for the Interest Period for any Loan, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) LIBOR for such Interest Period multiplied by (b) the Statutory Reserve Rate for such Interest Period.

“Administrative Agent” means Bank of Utah, in its capacity as administrative agent for the Lenders hereunder and includes each other Person appointed as the successor of the Administrative Agent in accordance with Article VIII.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” has the meaning given in the preamble.

“Aircraft” means (a) individually, each new Beechcraft model King Air 350i aircraft to be delivered from the Manufacturer under the Purchase Agreement, bearing manufacturer’s serial number and registration mark as more particularly described in the Security Agreement Supplement delivered in respect of such Aircraft, together with two Pratt & Whitney Canada model PT6A-60A engines and two Hartzell Propeller Inc. model HC-B4MP3C propellers, each bearing manufacturer’s serial numbers as more particularly described in the Security Agreement Supplement delivered in respect of such Aircraft, and the Technical Records in respect thereof and (b) collectively, all such Aircraft, in each case, as financed pursuant to this Agreement.

“Airframe” shall mean, in respect of each Aircraft financed hereunder, (a) the airframe constituting part of such Aircraft and bearing the manufacturer’s serial number and registration mark as specified in the Security Agreement Supplement in respect of such Aircraft and (b) any and all Parts related to such airframe.

“Alternate Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate for such day plus 1/2 of 1% and (c) one-month LIBOR determined on a daily basis plus 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or LIBOR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or LIBOR, as the case may be. The Alternate Base Rate for any day that is not a Business Day shall be the rate as in effect on the most recent Business Day.

“Amendment Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Amortization Date” means, with respect to any Loan, the first Payment Date occurring not less than 45 days after the Borrowing Date for such Loan; provided that in the case of the initial Class B Loans made pursuant to the first sentence of Section 2.01(c), the Amortization Date for each such Class B Loan shall be the Amortization Date for the Class A Loans made in respect of the relevant Aircraft.

“Anti-Money Laundering Laws” means any laws or regulations relating to money laundering or terrorist financing, including, without limitation, the Bank Secrecy Act, 31 U.S.C. sections 5311 et seq.; Title III of the PATRIOT Act; 18 U.S.C. section 1956; 18 U.S.C. section 1957; and the Financial Recordkeeping and Reporting of Currency and Foreign Transactions Regulations, 31 C.F.R. Part 103.

“Applicable Aviation Authority” means the FAA or the other authority that has responsibility for the supervision of civil aviation and/or registration and operations of civil aircraft in the United States.

“Applicable Commitment Fee Rate” has the meaning given in Schedule 6.

“Applicable Law” means, with respect to any Person, all laws, rules, regulations and orders of Governmental Authorities mandatorily applicable to such Person, including the regulations of each Applicable Aviation Authority so applicable to such Person or the Aircraft owned or operated by it or as to which it has a contractual responsibility.

“Applicable Margin” has the meaning given in Schedule 6.

“Approved Fund” shall mean any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“associated rights” is defined in the Cape Town Convention.

“Attributable Amount” means, with respect to any Aircraft, the portion of the Loans relating to such Aircraft, being the then outstanding principal amount of the related Borrowing made with respect to such Aircraft. For purposes of this definition, the “Borrowing” made with respect to any Aircraft financed hereunder prior to the Amendment Effective Date shall include the Class B Loans made in respect Aircraft on the Amendment Effective Date.

“Authorized Officer” of any Person means the chief financial officer, principal accounting officer, treasurer, controller, member, manager, controlling trustee or any other officer of such Person (or Person that Controls any such Person that does not have officers).

“Bankruptcy Code” means Title 11 of the United States Code.

“Bill of Sale” shall mean, collectively in respect of any Aircraft, the warranty bill of sale delivered by the Manufacturer to the Borrower in connection with its acquisition of such Aircraft (and the related FAA bill of sale, if applicable).

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning given in the preamble.

“Borrowing” means all Loans or, if the context requires, the borrowing of a particular Loan under Section 2.01.

“Borrowing Date” means a date a Borrowing is effected.

“Borrowing Request” means a request by the Borrower for a Borrowing in substantially the form attached as Exhibit B.

“Breakage Costs” means the amounts payable under Section 2.13.

“Business Day” means (a) any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York and Salt Lake City, Utah are authorized or required by law to remain closed and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation or conversion of or into, or the Interest Period for, a Borrowing, or to a notice by the Borrower with respect to any such borrowing, payment, prepayment, continuation, conversion, or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

“Cape Town Convention” shall mean the official English language texts of the Convention on International Interests in Mobile Equipment and the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment which were signed in Cape Town, South Africa on November 16, 2001.

“Capital Lease” shall mean any lease of property which in accordance with GAAP is classified as a capital lease.

“Capitalized Lease Obligation” shall mean, for any Person, the amount of the liability shown on the balance sheet of such Person in respect of a Capital Lease determined in accordance with GAAP.

“CFC” means a Subsidiary of the Borrower or any of the Borrower’s Subsidiaries that is classified as a controlled foreign corporation under Section 957 of the Code.

“Change in Law” means (a) the adoption of any law, rule or regulation after the Effective Date, (b) any change in any law, rule or regulation or in the interpretation, implementation or application thereof by any Governmental Authority after the Effective Date or (c) compliance by any Lender (or, for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Effective Date; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charter Agreement” means the Charter Aircraft Services Agreement, dated September 20, 2013, between the Borrower and the Lessee, as supplemented by each Charter Agreement Supplement.

“Charter Agreement Supplement” means, in respect of any Aircraft, the schedule to the Charter Agreement to be executed by the Lessee dated the Delivery Date for such Aircraft, substantially in the form of Schedule A to the Charter Agreement.

“Class” means, with respect to any Commitment, its designation as a Class A-1 Commitment, Class A-2 Commitment, Class A-3 Commitment or a Class B Commitment, and with respect to any Loan, its designation as a Class A-1 Loan, a Class A-2 Loan, a Class A-3 Loan or a Class B Loan, in each case in accordance with the terms hereof.

“Class A Advance Amount” means, in respect of any Aircraft, the lesser of (a) 75% of the Acquisition Cost of such Aircraft and (b) $4,510,000.

“Class A Attributable Amount” means, with respect to any Aircraft, the portion of the Class A Loans relating to such Aircraft, being the then outstanding principal amount of the related Class A Borrowing made with respect to such Aircraft.

“Class A Borrowing” means all Class A Loans or, if the context requires, the borrowing of a particular Class A Loan under Section 2.01.

“Class A Commitments” means, collectively, the Class A-1 Commitments, the Class A-2 Commitments and the Class A-3 Commitments.

“Class A Lenders” means, collectively, the Class A-1 Lenders, the Class A-2 Lenders and the Class A-3 Lenders.

“Class A Loans” means, collectively, the Class A-1 Loans, the Class A-2 Loans and the Class A-3 Loans.

“Class A LTV Ratio” means, as of any date, the ratio (expressed as a percentage) of (a) the outstanding principal amount of the Class A Loans as of such date to (b) the CMV Appraised Value of all of the Aircraft then subject to the Lien of the Security Agreement.

“Class A-1 Advance Amount” means, in respect of the Class A-1 Loans made in respect of any Aircraft, the product of (a) the Class A Advance Amount for such Aircraft (or, in respect of the 23rd Aircraft to be financed under this Agreement, the aggregate of all unused Class A-1 Commitments and unused Class A-2 Commitments) multiplied by (b) the ratio of the unused Class A-1 Commitments to the aggregate of all unused Class A-1 Commitments and unused Class A-2 Commitments as of the relevant Borrowing Date.

“Class A-1 Commitment” means, for each Class A-1 Lender, the obligation of such Class A-1 Lender to make Class A-1 Loans in an aggregate principal amount up to but not exceeding the amount set opposite the name of such Class A-1 Lender in Schedule 1 under the caption “Class A-1 Commitment” (or, as applicable, the amount thereof specified in the Assignment and Acceptance pursuant to which such Class A-1 Lender became a party to this Agreement) (in each case the same may be (i) varied in accordance with any assignment of Class A-1 Commitments pursuant to Section 9.04(b) and (ii) reduced from time to time pursuant to Section 2.05). As of the Amendment Effective Date, the aggregate amount of the unused Class A-1 Commitments is $3,174,000.

“Class A-1 Lender” means any Lender with a Class A-1 Commitment and/or outstanding Class A-1 Loans.

“Class A-1 Loan Advance Account” means the “Loan Account” as defined in the Class A-1 Loan Advance Account Agreement.

“Class A-1 Loan Advance Account Agreement” means the Class A-1 Loan Advance Account Agreement, dated on or about the Effective Date, between the Paying Agent and the Loan Account Bank.

“Class A-1 Loan Advance Account Interest” has the meaning given in Section 2.08(c)(i).

“Class A-1 Loan Advance Receipt” means each Class A-1 Loan Advance Receipt issued under the Paying Agent Agreement, in substantially the form attached as Exhibit A thereto.

“Class A-1 Loans” means the Loans made or to be made by the Class A-1 Lenders.

“Class A-1 Note” means a promissory note in favor of a Class A-1 Lender, issued as contemplated in Section 2.06(e).

“Class A-2 Advance Amount” means, in respect of the Class A-2 Loans made in respect of any Aircraft, the product of (a) the Class A Advance Amount for such Aircraft (or, in respect of the 23rd Aircraft to be financed under this Agreement, the aggregate of all unused Class A-1 Commitments and unused Class A-2 Commitments) multiplied by (b) the ratio of the unused Class A-2 Commitments to the aggregate of all unused Class A-1 Commitments and unused Class A-2 Commitments as of the relevant Borrowing Date.

“Class A-2 Commitment” means, for each Class A-2 Lender, the obligation of such Class A-2 Lender to make Class A-2 Loans in an aggregate principal amount up to but not exceeding the amount set opposite the name of such Class A-2 Lender in Schedule 1 under the caption “Class A-2 Commitment” (or, as applicable, the amount thereof specified in the Assignment and Acceptance pursuant to which such Class A-2 Lender became a party to this Agreement) (in each case the same may be (i) varied in accordance with any assignment of Class A-2 Commitments pursuant to Section 9.04(b) and (ii) reduced from time to time pursuant to Section 2.05). As of the Amendment Effective Date, the aggregate amount of the unused Class A-2 Commitments is $2,116,000.

“Class A-2 Commitment Fee” has the meaning given in Section 2.08(c)(ii).

“Class A-2 Lender” means any Lender with a Class A-2 Commitment and/or outstanding Class A-2 Loans.

“Class A-2 Loans” means the Loans made or to be made by the Class A-2 Lenders.

“Class A-2 Note” means a promissory note in favor of a Class A-2 Lender, issued as contemplated in Section 2.06(e).

“Class A-3 Commitment” means, for each Class A-3 Lender, the obligation of such Class A-3 Lender to make Class A-3 Loans in an aggregate principal amount up to but not exceeding the amount set opposite the name of such Class A-3 Lender in Schedule 1 under the caption “Class A-3 Commitment” (or, as applicable, the amount thereof specified in the Assignment and Acceptance pursuant to which such Class A-3 Lender became a party to this Agreement) (in each case the same may be (i) varied in accordance with any assignment of Class A-3 Commitments pursuant to Section 9.04(b) and (ii) reduced from time to time pursuant to Section 2.05). The original aggregate amount of the Class A-3 Commitments is $57,850,000.

“Class A-3 Commitment Fee” has the meaning given in Section 2.08(c)(iii).

“Class A-3 Lender” means any Lender with a Class A-3 Commitment and/or outstanding Class A-3 Loans.

“Class A-3 Loans” means the Loans made or to be made by the Class A-3 Lenders.

“Class A-3 Note” means a promissory note in favor of a Class A-3 Lender, issued as contemplated in Section 2.06(e).

“Class B Advance Amount” means, in respect of any Aircraft, $500,000.

“Class B Attributable Amount” means, with respect to any Aircraft, the portion of the Class B Loans relating to such Aircraft, being the then outstanding principal amount of the related Class B Borrowing made with respect to such Aircraft.

“Class B Borrowing” means all Class B Loans or, if the context requires, the borrowing of a particular Class B Loan under Section 2.01.

“Class B Commitment” means, for each Class B Lender, the obligation of such Class B Lender to make Class B Loans in an aggregate principal amount up to but not exceeding the amount set opposite the name of such Class B Lender in Schedule 1 under the caption “Class B Commitment” (or, as applicable, the amount thereof specified in the Assignment and Acceptance pursuant to which such Class B Lender became a party to this Agreement) (in each case the same may be (i) varied in accordance with any assignment of Class B Commitments pursuant to Section 9.04(b) and (ii) reduced from time to time pursuant to Section 2.05). The original aggregate amount of the Class B Commitments is $17,500,000 (or, $500,000 per Aircraft).

“Class B Commitment Fee” has the meaning given in Section 2.08(c)(iv).

“Class B Lender” means any Lender with a Class B Commitment and/or outstanding Class B Loans.

“Class B Loans” means the Loans made or to be made by the Class B Lenders.

“Class B Note” means a promissory note in favor of a Class B Lender, issued as contemplated in Section 2.06(e).

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time and any regulations promulgated pursuant thereto.

“Collateral” means all property in which a Lien is granted or created (or purported to be granted or created) or that is assigned as security pursuant to the Security Agreement or any other Loan Document in favor of the Security Trustee for the benefit of the Secured Parties to secure the Obligations.

“Commitment” means, in respect of any Lender, its Class A-1 Commitment, Class A-2 Commitment, Class A-3 Commitment or Class B Commitment, as applicable, and

“Commitments” shall mean, collectively, the Class A-1 Commitments, the Class A-2 Commitments, the Class A-3 Commitments and the Class B Commitments.

“Commitment Period” means the period commencing on the Effective Date and ending on (and excluding) the Credit Termination Date.

“Consolidated Debt Service” means, for any period, the sum of (a) all scheduled payments of principal made or required to be made during such period with respect to Indebtedness including, without limitation, all Capitalized Lease Obligations, plus (b) the Consolidated Interest Expense for such period, all calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated Debt Service Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the applicable Test Period to (b) Consolidated Debt Service for the applicable Test Period.

“Consolidated EBITDA” means, for any period, Consolidated Net Income or Consolidated Net Loss, as the case may be, for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income or Consolidated Net Loss for such period, the sum of (a) income tax expense, (b) interest expense (including fees incurred with respect to letters of credit and imputed interest charges with respect to Capitalized Lease Obligations), amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs and (e) any extraordinary non-cash expenses or losses, and minus, to the extent included in the statement of such Consolidated Net Income or Consolidated Net Loss for such period, the sum of (i) interest income, (ii) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (iii) any other non-cash income, all as determined on a consolidated basis.

“Consolidated Interest Expense” means, for any period, the sum of all interest charges (including fees incurred with respect to letters of credit and imputed interest charges with respect to Capitalized Lease Obligations and all amortization of debt discount and expense) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, for any period, the consolidated net income (if any) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that, there shall be included the amount of any membership initiation and membership renewal fees received by the Borrower in such period and not recognized as income under GAAP for such period, and provided further that, there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions, (c) the undistributed earnings of any Subsidiary of the Borrower that is not a Loan Party to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to a Loan Party is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or requirement of law applicable to such Subsidiary and (d) the amount of any membership initiation and membership renewal fees recognized as income under GAAP for such period but received by the Borrower in a prior period and previously included in the calculation of Consolidated Net Income or Consolidated Net Loss for such prior period.

“Consolidated Net Loss” means, for any period, the consolidated net loss (if any) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that, there shall be included the amount of any membership initiation and membership renewal fees received by the Borrower in such period and not recognized as income under GAAP for such period, and provided further that, there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions, (c) the undistributed earnings of any Subsidiary of the Borrower that is not a Loan Party to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or requirement of law applicable to such Subsidiary and (d) the amount of any membership initiation and membership renewal fees recognized as income under GAAP for such period but received by the Borrower in a prior period and previously included in the calculation of Consolidated Net Income or Consolidated Net Loss for such prior period.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“CMV Appraisal” means, with respect to any Aircraft, an “extended desktop” appraisal by Ascend Worldwide Ltd. (or such other ISTAT-certified appraiser approved by the Required Lenders), of such Aircraft based on the “Current Market Value” (using Ascend methodology), which appraisal shall take into account such Aircraft’s maintenance status.

“CMV Appraised Value” means, with respect to any Aircraft as of any date, the value of such Aircraft as determined by a CMV Appraisal provided pursuant to Section 5.02(d), which CMV Appraisal shall be performed as of a date no more than 45 days prior to such date.

“Credit Termination Date” means:

(a) in respect of the Class A-1 Commitments and the Class A-2 Commitments, December 31, 2014; provided that if there shall be a delivery delay (not attributable to any action or inaction of the Borrower) of any Aircraft to be financed hereunder that is originally scheduled to be delivered prior to such date (and the effect of which is to delay delivery of such Aircraft until after such date), such date shall be extended to April 30, 2015; and

(b) in respect of the Class A-3 Commitments and the Class B Commitments, December 31, 2015; provided that if there shall be a delivery delay (not attributable to any action or inaction of the Borrower) of any Aircraft to be financed hereunder that is originally scheduled to be delivered prior to such date (and the effect of which is to delay delivery of such Aircraft until after such date), such date shall be extended to April 30, 2016;

provided further, in each case if the Commitments are earlier terminated or reduced to zero in accordance with this Agreement, the Credit Termination Date shall be the date of such termination or reduction.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Delivery Date” means, in respect of any Aircraft, the date such Aircraft is delivered by the Manufacturer and accepted by the Borrower under the Purchase Agreement.

“Disposition” and “Dispose” means any sale, assignment, transfer or other disposition of any Aircraft by the Borrower to any other Person.

“Dollars” or “$” refers to lawful money of the United States of America.

“Effective Date” means November 6, 2013.

“Eligible Operator” means any of (a) Jet Aviation, (b) Landmark Aviation, (c) any nationally recognized FAA Part 135 certificated air carrier having substantially similar experience and operational capabilities as Jet Aviation or Landmark Aviation or (d) any other FAA Part 135 certificated air carrier acceptable to the Administrative Agent in its sole discretion; provided in each case that such Person (i) is not, at the time of delivery of any Aircraft under the new lease and charter arrangement under Section 5.17, subject to any Insolvency Proceeding, (ii) holds all requisite licenses and approvals necessary for its operation of the Aircraft and (iii) operates under FAA regulated maintenance standards.

“Engine” means, with respect to any Aircraft, (a) each of the engines, identified by manufacturer’s model and serial number as specified in the Security Agreement Supplement in respect of such Aircraft, whether or not attached to the Airframe related thereto or any other airframe, until title thereto is transferred from the Borrower pursuant to a replacement thereof described in the following clause (b), or (b) as applicable, a Replacement Engine that shall have replaced such Engine and to which title shall have been conveyed to or otherwise vested in the Borrower, together in each case with any and all Parts incorporated or installed in or attached to such engine.

“Engine Manufacturer” means Pratt & Whitney Canada Corp.

“Engine Manufacturer’s Consent” shall mean, in respect of any Aircraft, the consent from owner and aircraft interest holder entered into among the Borrower, the Security Trustee, the Manufacturer and the Engine Manufacturer dated the Borrowing Date in respect of such Aircraft, substantially in the form of Exhibit J.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Equity Rights” means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any shareholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations promulgated pursuant thereto.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower or any of its Subsidiaries, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (excluding those for which the 30 day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its Subsidiaries or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan (but in no event for PBGC premiums); (e) the receipt by the Borrower or any of its Subsidiaries or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its Subsidiaries or any ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any of its Subsidiaries or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its Subsidiaries or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Event of Default” has the meaning given in Article VII.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder or under any other Loan Document, Taxes that are (a) Taxes (other than sales, use, rental, license, property (tangible or intangible), value added, document, filing, excise, registration, stamp, ad valorem, turnover, privilege, goods and services and withholding (if not excluded by clauses (c), (d) and (e) of this definition)) imposed on (or measured by) gross or net income, gross or net profits, gross or net receipts or gross or net gains (in each case, however denominated), franchise Taxes imposed, or Tax imposed on doing business or on capital or net worth, in each case by the United States of America, or by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized, in which its principal office or principal place of business is located, in which it conducts business from time to time (other than a jurisdiction in which it is deemed to conduct business as a result of transactions contemplated by the Loan Documents or a jurisdiction in which it would not be subject to Taxes of such type but for the location, registration or use of the Aircraft or part thereof in such jurisdiction) or, in the case of any Lender, in which its applicable lending office is located, (b) branch profits Taxes imposed by the United States or any similar Taxes imposed by any other jurisdiction in which the Lender is located, (c) backup withholding Taxes that are required by the Code to be withheld from any payment to such recipient, (d) imposed on any “withholdable payment” as a result of the failure of such recipient to satisfy the applicable requirements as set forth in FATCA to establish that such payment is exempt from withholding under FATCA and (e) provided the Borrower is a resident of the United States for U.S. federal income tax purposes, in the case of any Lender, withholding taxes (other than sales, use, rental, license, property (tangible or intangible) value added, document, filing, excise, registration, stamp, ad valorem, turnover, privilege, and goods and services) (i) imposed on payments to such Lender at the time such Lender becomes a party to this Agreement (or designates a new lending office) (other than to the extent that such taxes (x) are imposed on a payment by the Borrower to such Lender and exceed the taxes imposed on payments by the Borrower to such Lender, (y) are imposed as a result of a Change in Law occurring after the date a Lender becomes a party to this Agreement or designates a new lending office, as the case may be, or (z) in the case of a transferee Lender, are imposed at a rate no greater than the rate applicable to the transferor Lender of such interest with respect to whom the Borrower was required to pay an additional amount pursuant to Section 2.14(a)(i)) or (ii) that are attributable to the failure of any Lender to comply with Section 2.14(e).

“FAA” shall mean the Federal Aviation Administration or any successor agency.

“FATCA” shall mean Sections 1471 through 1474 of the Code (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), any current or future regulations promulgated thereunder or official written interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA) with respect to which any Borrower could have any actual or contingent liability, other than a Plan.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity (including any federal or other association of or with which any such nation may be a member or associated) exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Guarantee Obligation” means, as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Guarantors” shall have the meaning set forth in the Guaranty.

“Guaranty” means the Amended and Restated Guaranty, dated as of the Amendment Effective Date, made by the Guarantors in favor of the Secured Parties, in substantially the form of Exhibit F to this Agreement.

“Hedge Agreements” shall mean all interest rate swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

“Indebtedness” means, with respect to any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person under capital leases, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all redeemable preferred equity interests of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) all obligations of such Person in respect of Hedge Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document.

“Initial Class B Loan Amount” means $10,500,000.

“Insolvency Law” means the Bankruptcy Code or similar law in any applicable jurisdiction.

“Insolvency Proceeding” means any proceeding under any applicable Insolvency Law, including Chapter 7 or 11 of the Bankruptcy Code, seeking liquidation, reorganization, winding up or other relief with respect to any Person or its debts.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of August 27, 2014, among the Lenders, the Administrative Agent and the Security Trustee.

“Interest Period” means, initially for any Loan or Borrowing, the period commencing on (and including) the Borrowing Date for such Loan and ending on (but excluding) the first Payment Date thereafter; and thereafter each successive period commencing on (and including) the last day of the next preceding Interest Period for such Loan and ending on and excluding the next succeeding Payment Date.

“international interest” is defined in the Cape Town Convention.

“International Registry” is defined in the Cape Town Convention.

“Investment” means, with respect to any Person, any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any equity interests, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or any other investment in, such Person.

“Joinder Agreement” means a Joinder Agreement, in substantially the form of Exhibit G, joining a Subsidiary of the Borrower as a party to the Guaranty.

“Lease” means the Aircraft Master Lease Agreement, dated as of September 20, 2013, between the Borrower and the Lessee, as supplemented by each Lease Supplement.

“Lease Default” means any event or condition which with the giving of notice or the passage of time, or both, would constitute a Lease Event of Default.

“Lease Event of Default” means an “Event of Default” as defined in the Lease or the Charter Agreement.

“Lease Operative Documents” means the Lease, each Lease Supplement, the Charter Agreement, each Charter Agreement Supplement, each Lessee Consent, the Maintenance Services Agreement, each Manufacturer’s Consent, each Maintenance Services Provider’s Consent and each other “Lease Document” as defined in the Lease.

“Lease Supplement” means, in respect of any Aircraft, the schedule to the Lease to be entered into between the Borrower and the Lessee dated the Delivery Date for such Aircraft, substantially in the form of Exhibit A to the Lease.

“Lenders” means the Persons listed on Schedule 1 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

“Lessee” means Gama Charters, Inc., a Delaware corporation.

“Lessee Consent” means, in respect of any Aircraft, the Lessee Consent, in substantially the form of Exhibit C to this Agreement, among the Borrower, the Security Trustee and the Lessee.

“LIBOR” means, for the Interest Period for any Loan, the rate appearing on Reuters LIBOR03 Page (or on any successor or substitute Reuters page, or any successor to or substitute for Reuters, providing rate quotations comparable to those currently provided on such Reuters page, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two London Business Days prior to the commencement of such Interest Period, as the rate for the offering of Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then LIBOR for such Interest Period shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars with a size comparable to the amount to be funded are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m., London time, on the date that is two London Business Days prior to the beginning of such Interest Period. Notwithstanding the foregoing, the LIBOR rate for any Interest Period shall not be less than 1.00% per annum.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan” shall mean each loan provided for in Section 2.01, and “Loans” means, collectively, all such Loans of all of the Lenders in the aggregate.

“Loan Account Bank” means Bank of Utah, as Loan Account Bank under the Class A-1 Loan Advance Account Agreement.

“Loan Documents” means, collectively, this Agreement, the Security Agreement, each Security Agreement Supplement, each Note, the Intercreditor Agreement, the Class A-1 Loan Advance Account Agreement, the Paying Agent Agreement, each Class A-1 Loan Advance Receipt, the Lessee Consent, the Guaranty, each Joinder Agreement, each Manufacturer’s Consent, each Maintenance Services Provider’s Consent, each Engine Manufacturer’s Consent and the Bills of Sale.

“Loan Party” means the Borrower and each Guarantor.

“LTV Ratio” means, as of any date, the ratio (expressed as a percentage) of (a) the outstanding principal amount of the Loans as of such date to (b) the CMV Appraised Value of all of the Aircraft then subject to the Lien of the Security Agreement.

“Maintenance Services Agreement” means the Maintenance Services Agreement dated as of July 31, 2013, between the Borrower and the Maintenance Services Provider.

“Maintenance Services Provider” means Hawker Beechcraft Global Customer Support, LLC.

“Maintenance Services Provider’s Consent” shall mean, in respect of any Aircraft, the consent and agreement among the Maintenance Service Provider, the Borrower, the Lessee and the Security Trustee dated the Borrowing Date in respect of such Aircraft, substantially in the form of Exhibit I.

“Manufacturer” shall mean Beechcraft Corporation.

“Manufacturer’s Consent” shall mean, in respect of any Aircraft, the consent and agreement among the Manufacturer, the Borrower, the Lessee and the Security Trustee dated the Borrowing Date in respect of such Aircraft, substantially in the form of Exhibit H.

“Margin Stock” means “margin stock” within the meaning of Regulations T, U and X of the Board.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets or financial condition of the Borrower or and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its payment obligations under this Agreement or (c) the material rights of or material benefits available to the Secured Parties under this Agreement or any Loan Documents.

“Maturity Date” means, with respect to each Loan, the 27th Payment Date following the Amortization Date for such Loan.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Note” means a Class A-1 Note, a Class A-2 Note, a Class A-3 Note or a Class B Note, as applicable, and “Notes” means, collectively, all Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and/or Class B Notes, as the context may require.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Other Taxes” means any and all present or future stamp, documentary, excise or property Taxes arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, other than Excluded Taxes.

“Parts” means any part, component, appliance, accessory, instrument or other item of equipment (other than any Engine) installed in or attached to (or constituting a spare for any such item installed in or attached to) any Aircraft, or removed therefrom and not replaced (other than any obsolete parts, the title to which divests from the Borrower).

“PATRIOT Act” has the meaning given in Section 9.13.

“Paying Agent” means Bank of Utah, as paying agent under the Paying Agent Agreement.

“Paying Agent Agreement” means the Paying Agent Agreement, dated on or about the Effective Date, among the Administrative Agent, the Paying Agent and the Class A-1 Lenders.

“Payment Date” means, for each Loan, each of (a) January 15, April 15, July 15 and October 15 of each year and (b) the Maturity Date for such Loan, in each case until such Loan have been paid in full; provided that, if any such day is not a Business Day, such day shall be the immediately succeeding Business Day, unless such succeeding Business Day would fall in the next calendar month, in which case the Payment Date shall be the immediately preceding Business Day.

“Permitted Lien” means, with respect to each Aircraft or any part thereof, (a) any permitted Lien under Section 5.1 of the Lease, (b) any Lien in favor of the Security Trustee and (c) any Lien for Taxes either not yet due or being contested by the Borrower in good faith by appropriate proceedings, so long as reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of such Aircraft or any interest therein.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prepaid Aircraft Percentage” has the meaning given in Schedule 6.

“Prepayment Fee” has the meaning given in Schedule 6.

“Prime Rate” means the rate which Citibank, N.A. announces from time to time as its prime lending rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by Citibank, N.A., which may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Process Agent” has the meaning given in Section 9.09(c).

“Process Agent Acceptance” means a letter from the Process Agent to the Administrative Agent, substantially in the form of Exhibit D.

“Purchase Agreement” means the Aircraft Purchase Agreement No. 191-0113-AM-0827 between the Manufacturer and the Borrower.

“Qualified Maintenance Program” means, (a) with respect to each Airframe, a maintenance program for Beechcraft model King Air 350i airframes that conforms to the Manufacturer’s maintenance planning document and which has been approved by the Applicable Aviation Authority; and (b) with respect to each Engine, a maintenance program for Pratt & Whitney Canada model PT6A-60A engines that conforms to the Engine Manufacturer’s maintenance planning document and which has been approved by the Applicable Aviation Authority.

“Related Documents” means the Loan Documents, the Lease Operative Documents and the constitutional documents of each Loan Party.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, trustees and advisors of such Person and such Person’s Affiliates.

“Required Class A Lenders” means, at any time, Class A Lenders having outstanding Class A Loans and unused Class A Commitments representing at least a majority of the sum of the total outstanding Class A Loans and unused Class A Commitments at such time.

“Required Class A-1 Lenders” means, at any time, Class A-1 Lenders having outstanding Class A-1 Loans and unused Class A-1 Commitments representing at least a majority of the sum of the total outstanding Class A-1 Loans and unused Class A-1 Commitments at such time.

“Required Class A-2 Lenders” means, at any time, Class A-2 Lenders having outstanding Class A-2 Loans and unused Class A-2 Commitments representing at least a majority of the sum of the total outstanding Class A-2 Loans and unused Class A-2 Commitments at such time.

“Required Class A-3 Lenders” means, at any time, Class A-3 Lenders having outstanding Class A-3 Loans and unused Class A-3 Commitments representing at least a majority of the sum of the total outstanding Class A-3 Loans and unused Class A-3 Commitments at such time.

“Required Class B Lenders” means, at any time, Class B Lenders having outstanding Class B Loans and unused Class B Commitments representing at least a majority of the sum of the total outstanding Class B Loans and unused Class B Commitments at such time.

“Required Debt Service Coverage Ratio” shall mean, with respect to any Test Period, the Required Debt Service Coverage Ratio set forth below for such Test Period:

Test Period	Required Debt Service Coverage Ratio
Test Periods ending on or prior to September 30, 2015	1.0:1.0
Test Period ending December 31, 2015	1.1:1.0
Test Period ending March 31, 2016	1.2:1.0
Test Period ending June 30, 2016	1.3:1.0
Test Period ending September 30, 2016	1.4:1.0
Test Periods ending December 31, 2016 and thereafter	1.5:1.0

“Required Lenders” means (a) until the Senior Obligations have been irrevocably paid in full, the Controlling Party (as defined in the Intercreditor Agreement) and (b) thereafter, the Required Class B Lenders.

“Replacement Engine” shall mean any engine substituted for an Engine in accordance with Section 8.01 of the Security Agreement.

“Restricted Payment” has the meaning set forth in Section 6.04.

“Sanctioned Country” means any country that is subject to or the target of a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/eotffc/ofac/sanctions/index.html, or as otherwise published from time to time.

“Sanctioned Entity” means (i) an agency of the government of, (ii) an organization directly or indirectly controlled by, or (iii) a Person resident in, a Sanctioned Country as such program may be applicable to such agency, organization or Person.

“Sanctioned Person” means a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html, or as otherwise published from time to time.

“Secured Party Representatives” means either or both of the Security Trustee and the Administrative Agent, as the context requires.

“Security Agreement” means the Security Agreement in substantially the form attached as Exhibit E between the Borrower and the Security Trustee, as amended, supplemented, restated, replaced or otherwise modified from time to time.

“Security Agreement Supplement” shall mean each supplement to the Security Agreement, in substantially the form of Exhibit A thereto.

“Security Trustee” has the meaning given in the preamble.

“Senior Obligations” has the meaning set forth in the Intercreditor Agreement.

“Solvent” means, when used with respect to any Person, that at the time of determination (a) the fair value of its assets (at fair valuation) is in excess of the total amount of its liabilities (including contingent liabilities), (b) it is then able and expects to be able to pay its debts as they mature, and (c) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

“Special Purpose Subsidiary” means a Subsidiary of the Borrower which has been organized for the purpose of owning one or more aircraft (other than any Aircraft) and meets the each of the following criteria: (a) not conducting, transacting or otherwise engaging in, or committing to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of one or more aircraft, (b) not incurring, creating, assuming or suffering to exist any Indebtedness or other liabilities or financial obligations, except obligations incidental to the ownership, registration, leasing, subleasing, financing, management or operation of its aircraft (it being understood that obligations in respect of Indebtedness under a single credit facility for the financing such Special Purpose Subsidiary’s aircraft and the aircraft of any other Special Purpose Subsidiary shall be considered incidental to the financing of each such Person’s aircraft), and (c) not owning, registering, leasing, subleasing, financing, managing or otherwise operating any properties or assets other than its aircraft.

“Special U.S. Requirements” shall mean the requirements specified in Schedule 4.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to Adjusted LIBOR, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage. Upon request by the Borrower, the Administrative Agent shall use reasonable efforts to provide the Borrower with a calculation of the Statutory Reserve Rate in effect at the time of such request.

“Subject Aircraft” has the meaning specified in Section 4.02(b).

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association, statutory or common law trust or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association statutory or common law trust or other entity (a) of which securities or other ownership interests representing more than 50% of the equity (or beneficial interest) or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more Subsidiaries of the parent.

“Subsidiary Guarantor” means any Subsidiary of the Borrower that is a Guarantor.

“Supplemental Principal Amount” means, in respect of any Aircraft as of any date of determination, the product of (a) $300 multiplied by (b) the positive difference, if any, between the Cumulative Hours Flown on such Aircraft as of such date and the Cumulative Hours Cap for such Aircraft. The result of such amount shall be reduced by any Supplemental Principal Amount previously paid in respect of such Aircraft under Section 2.07(b)(i). As used in this definition, “Cumulative Hours Flown” means the number of hours flown on the applicable Aircraft since its Delivery Date, and “Cumulative Hours Cap” means the product of (i) the number of years (or fraction thereof), calculated on the basis of a year of 360 days consisting of twelve 30 day months, since the Delivery Date for the applicable Aircraft multiplied by (ii) 1,200.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Technical Records” means “Records” as defined in the Lease.

“Test Period” means, as of any date of determination, the period of four consecutive fiscal quarters of the Borrower most recently ended prior to such date for which financial statements have been delivered pursuant to Section 5.01(a)(i) or (a)(iii).

“Total Loss” means, with respect to any Aircraft, any Airframe, any Engine or any propeller, any of the following events: (i) the total Loss or Damage (as defined in the Lease) of such property; or (ii) as a result of any rule, regulation, order or other action by any governmental authority or court having jurisdiction, the use of such property in the normal conduct of the Borrower’s or Lessee’s overall air transportation business shall have been prohibited for a period of at least six consecutive months or the balance of the term of the Lease in respect of such Aircraft (whichever is shorter). A Total Loss with respect to an Aircraft shall be deemed to have occurred if a Total Loss occurs with respect to the related Airframe.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.03. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

ARTICLE II

THE CREDIT

Section 2.01. The Commitments.

(a)           Pursuant to Section 2.01 of the Original Credit Agreement, each Class A-1 Lender and each Class A-2 Lender made Class A-1 Loans and Class A-2 Loans, respectively, to the Borrower during the period from and including the Effective Date to but excluding the Amendment Effective Date. The outstanding principal amount of each Class A-1 Lender’s Class A-1 Loans and each Class A-2 Lender’s Class A-2 Loans as of the Amendment Effective Date is set forth on Schedule 1.

(b)           Each Class A Lender severally agrees, on the terms and conditions of this Agreement, to make one or more loans to the Borrower in Dollars during the period from and including the Amendment Effective Date to but excluding the applicable Credit Termination Date in an aggregate principal amount up to but not exceeding the amount of the Class A Commitment of such Class A Lender as in effect from time to time; provided that no Class A-3 Loan shall be made hereunder until the Class A-1 Commitments and the Class A-2 Commitments shall have been fully utilized (or shall be concurrently fully utilized).

(c)           Each Class B Lender severally agrees, on the terms and conditions of this Agreement, to make loans to the Borrower in Dollars, on the date specified therefor in the Borrowing Request delivered under Section 4.01(l), in respect of each Aircraft then financed hereunder, in a principal amount for each such Aircraft equal to such Class B Lender’s ratable share (based on the proportion that such Class B Lender’s Class B Commitment bears to all Class B Commitments) of the Class B Advance Amount for such Aircraft (the aggregate principal amount of all such loans of the Class B Lenders being the Initial Class B Loan Amount). Thereafter, each Class B Lender severally agrees, on the terms and conditions of this Agreement, to make one or more loans to the Borrower in Dollars to but excluding the applicable Credit Termination Date in an aggregate principal amount up to but not exceeding the amount of the Class B Commitment of such Class B Lender as in effect from time to time.

(d)          Once repaid, the Loans made hereunder may not be reborrowed.

Section 2.02.        Loans and Borrowings.

(a)          Borrowings.

(i)            Each Loan (other than the initial Class B Loans made pursuant to the first sentence of Section 2.01(c)) shall be made as part of a Borrowing consisting of a Class A Borrowing of Class A Loans made by the Class A Lenders in accordance with this Section 2.02 and a Class B Borrowing of Class B Loans made by the Class B Lenders in accordance with this Section 2.02.

(ii)           Until the Class A-1 and Class A-2 Commitments shall be fully utilized, each Class A Borrowing shall consist of Class A-1 Loans and Class A-2 Loans, made ratably in accordance with the proportion that the Class A-1 Commitments or the Class A-2 Commitments, as the case may be, bears to all Class A Commitments (other than the Class A-3 Commitments), except that the Class A Borrowing made in respect of the 23rd Aircraft to be financed under this Agreement may consist of Class A-1 Loans, Class A-2 Loans and Class A-3 Loans if the aggregate of the unused Class A-1 Commitments and Class A-2 Commitments is less than the Class A Advance Amount for the Aircraft to be financed by such Class A Borrowing (with such Class A Borrowing to consist of Class A-1 Loans and Class A-2 Loans in an amount equal to the aggregate unused Class A-1 Commitments and Class A-2 Commitments, respectively, with the remainder to consist of Class A-3 Loans). Thereafter, each Class A Borrowing shall consist of Class A-3 Loans made by the Class A-3 Lenders ratably in accordance with their respective Class A-3 Commitments.

(iii)          Each Class B Borrowing shall consist of Class B Loans made by the Class B Lenders ratably in accordance with their respective Class B Commitments.

(iv)          The proceeds of each Borrowing shall be used to finance an Aircraft. The aggregate amount of the Borrowing for an Aircraft shall not exceed the sum of the Class A Advance Amount and the Class B Advance for such Aircraft. The aggregate amount of the Class A Borrowing for an Aircraft shall not exceed the Class A Advance Amount for such Aircraft, and the aggregate amount of the Class B Borrowing for an Aircraft shall not exceed the Class B Advance Amount for such Aircraft.

(b)          Obligations of Lenders. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that, all obligations of the Lenders hereunder are several and no Lender shall be responsible for any other Lender’s failure to make Loans or take any other action as required hereunder.

(c)           Funding of Loans. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement or result in the Borrower incurring any additional expenses or liabilities that would otherwise not have been incurred in the Lender had made such Loan directly.

Section 2.03.        Requests for Borrowings.

(a)           Notice by the Borrower. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone not later than 11:00 a.m., New York City time, four Business Days before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, e-mail or telecopy to the Administrative Agent of a written Borrowing Request signed by the Borrower.

(b)           Content of Borrowing Request. The Borrowing Request shall contain the information required by, and shall be in substantially the form of, Exhibit B.

(c)           Notice by the Administrative Agent to the Lenders. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04.        Funding of Borrowings.

(a)           Funding of Class A-1 Loan Advance Account. On the Effective Date the Class A-1 Lenders funded their Class A-1 Commitments into the Class A-1 Loan Advance Account in accordance with the Paying Agent Agreement.

(b)           Funding by Lenders. Each Class A-1 Lender shall make each Class A Loan to be made by it hereunder on the proposed date thereof in accordance with the following sentence. Upon receipt of a Borrowing Request in accordance with Section 2.03, the Class A-1 Lenders shall be deemed to have instructed the Administrative Agent to, and the Administrative Agent shall, issue a Withdrawal Certificate under the Paying Agent Agreement attaching a Notice of Purchase Withdrawal instructing the Loan Account Bank to transfer to the Administrative Agent on the applicable Borrowing Date the aggregate amount of the Class A-1 Loans to be made on such date, by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent set forth in such Notice of Purchase Withdrawal. Each Class A-2 Lender, Class A-3 Lender and Class B Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, for account of the Borrower to the account of the Manufacturer or other account designated in the applicable Borrowing Request.

(c)           Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (b) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent at the Federal Funds Effective Rate. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.05.        Termination and Reduction of the Commitments.

(a)           The aggregate amount of the Commitments of any Class shall be automatically reduced to zero on the Credit Termination Date for such Class of Commitments. On the Credit Termination Date for the Class A-1 Commitments the outstanding balance of the Class A-1 Loan Advance Account on such date shall be repaid to the Class A-1 Lenders.

(b)           Upon the making of any Loan by a Lender hereunder, the amount of such Lender’s Commitment shall be automatically reduced by the initial principal amount of such Loan.

(c)           The Commitments once terminated or reduced may not be reinstated.

Section 2.06.        Repayment of Loans; Evidence of Debt.

(a)           Repayment. The Borrower hereby unconditionally promises to pay to the Administrative Agent for account of the Lenders the outstanding principal amount of the Loans made in respect of each Aircraft quarterly on each Payment Date, commencing on the Amortization Date for such Loans, in the amounts set forth on Schedule 2; provided that, the principal balance of any Loan outstanding on the Maturity Date for such Loan shall be due and payable on such date.

(b)           Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)           Maintenance of Records by the Administrative Agent. The Administrative Agent shall maintain records in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender’s share thereof. The Administrative Agent shall deliver a copy of such records to the Borrower upon request.

(d)          Effect of Entries. The entries made in the records maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)          Promissory Notes. Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Administrative Agent shall prepare and deliver to the Borrower for execution a promissory note payable to such Lender (or if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Once executed, the Borrower shall deliver the promissory note to the Administrative Agent and the Administrative Agent shall deliver such note to the applicable Lender. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such registered form payable to the payee named therein and its registered assigns. Any promissory note shall be issued in registered form.

Section 2.07.       Prepayment of Loans.

(a)          Optional Prepayments.

(i)            From and after (A) with respect to any Aircraft funded by a Class A-1 Loan and a Class A-2 Loan (other than the 23rd Aircraft financed under this Agreement), the second anniversary of the Effective Date or (B) with respect to any Aircraft funded by a Class A-3 Loan, the second anniversary of the Amendment Effective Date, the Borrower shall have the right on any date to prepay the Attributable Amount in respect of such Aircraft and request the release of such Aircraft from the Lien of the Security Agreement in accordance with Section 10.13(b) thereof, subject to the requirements of Sections 2.07(a)(iv), 2.07(b)(iii), 2.07(c) and 2.07(d); provided that no prepayment under this Section 2.07(a)(i) shall be permitted and such Lien shall not be released if, after giving effect to such prepayment the Attributable Amount in respect of more than the Prepaid Aircraft Percentage of the Aircraft financed hereunder shall have been prepaid pursuant this Section; provided further, that (1) no more than four Aircraft funded by a Class A-3 Loan may be prepaid under this Section 2.07(a)(i) and (2) of the first six Aircraft prepaid under this Section 2.07(a)(i), no more than two shall be funded by a Class A-3 Loan.

(ii)           (A) From and after the second anniversary of the Effective Date the Borrower shall have the right on any date to prepay the Class A-1 Loans and the Class A-2 Loans in full or in part and (B) from and after the second anniversary of the Amendment Effective Date the Borrower shall have the right on any date to prepay all Class A Loans in full or in part, in each case in minimum increments of $5,000,000, and subject in each case to the requirements of Sections 2.07(c) and 2.07(d).

(iii)         The Borrower shall have the right on any date to prepay the Class B Loans in full or in part, in each case in minimum increments of $1,000,000, and subject in each case to the requirements of Sections 2.07(a)(iv), 2.07(c) and 2.07(d).

(iv)         Notwithstanding anything to the contrary herein, no prepayment under Section 2.07(a)(i) or 2.07(a)(iii) shall be permitted unless, after giving effect to such prepayment:

(A)       there are at least 1,900 members of the Borrower’s aircraft use membership program as of the applicable prepayment date; provided that for purposes of this clause (A) new members (1) who join as junior members not having substantially the same flight privileges as regular full members or (2) who obtain their membership for nominal consideration will not be counted;

(B)       either (1) the sum of (x) the aggregate Consolidated Net Income for each fiscal quarter of the Borrower commencing with the fiscal quarter ending December 31, 2013 minus (y) the aggregate Consolidated Net Loss for each such fiscal quarter of the Borrower, or (2) the amount of cash equity contributions or investments received by the Borrower since the Amendment Effective Date, or (3) the sum the amounts described in the foregoing clauses (1) and (2), shall be at least $20,000,000;

(C)       the Class A LTV Ratio, as of the date of such prepayment, shall be no greater than 75%;

(D)       the Borrower’s Adjusted Available Liquidity shall not be less than $5,000,000; and

(E)       no Event of Default has occurred and is continuing (provided that this clause (E) shall apply only so long as any Class A Loan remains outstanding).

Notwithstanding the foregoing, the requirements of this Section 2.07(a)(iv) shall not apply to any prepayment if the Class B Loans subject to such prepayment are being prepaid using the proceeds of a refinancing consented to in writing by the Required Class A Lenders; provided that such consent shall not be unreasonably withheld.

(v)          No Aircraft or other Collateral shall be released from the Lien of the Security Agreement in connection with any prepayment under Section 2.07(a)(ii) or 2.07(a)(iii) other than a prepayment of all Class A Loans and Class B Loans in full.

(b)          Mandatory Prepayments.

(i)           Commencing with the Payment Date occurring January 15, 2015, on each Payment Date the Borrower shall prepay the Class A Attributable Amount in respect of each Aircraft by an amount equal to the Supplemental Principal Amount, if any, for such Aircraft as of the immediately preceding Payment Date.

(ii)           If any Aircraft shall be subject to a Total Loss, then on the earlier of the date of receipt of insurance proceeds in respect thereof and 90 days after such Total Loss, the Borrower shall prepay the Attributable Amount with respect to the Aircraft the subject of such Total Loss.

(iii)          If, after giving effect to any prepayment under Section 2.07(a)(i) (the “Subject Prepayment”), the Attributable Amount in respect of more than 18% of the Aircraft financed hereunder shall have been prepaid pursuant to such Section, then on the date of the Subject Prepayment (and in addition thereto) the Borrower shall prepay the remaining Class A Loans in an amount equal to 10% of the Attributable Amount of the Aircraft relating to the Subject Prepayment (immediately prior to giving effect thereto).

(c)          Notices, Etc. The Borrower shall notify the Administrative Agent by hand delivery, e-mail or telecopy of any prepayment hereunder not later than 11:00 a.m., New York City time, four Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, (i) in the case of a prepayment pursuant to Section 2.07(a)(i), the Aircraft requested to be released from the Lien of the Security Agreement in accordance with Section 10.13(b) thereof and the additional amount to be prepaid under Section 2.07(b)(iii), (ii) in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment and (iii) in the case of a prepayment pursuant to Section 2.07(a)(i) or 2.07(a)(iii), be accompanied by a certificate of the Chief Financial Officer of the Borrower stating that such prepayment is permitted under this Agreement, and setting forth in reasonable detail its calculations with respect thereto, together with a CMV Appraisal, which shall have been performed on the Aircraft as of a date no more than 45 days prior to the proposed date of such prepayment. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.

(d)          General Requirements.

(i)            Any prepayment under this Section 2.07 shall be accompanied by accrued interest to the extent required by Section 2.09, together with any associated Breakage Costs plus the Prepayment Fee, if any (except that no Prepayment Fee shall be payable in connection with a prepayment under Section 2.07(b)).

(ii)           Any prepayment under Section 2.07(a)(i) or 2.07(b)(ii) shall be applied to the Loans allocated to the relevant Aircraft. Any prepayment under Section 2.07(b)(i) shall be applied to the Class A Loans allocated to each affected Aircraft, ratably in accordance with the Supplemental Principal Amount due for such Aircraft, and applied to the remaining principal installments of such Class A Loans in inverse order of maturity. Any partial prepayment under Section 2.07(a)(ii) shall be applied ratably to all of the Class A Loans (or, in the case of such a prepayment prior to the second anniversary of the Amendment Effective Date, ratably to all of the Class A-1 Loans and the Class A-2 Loans), and applied to the remaining principal installments of such Class A Loans in inverse order of maturity. Any partial prepayment under Section 2.07(a)(iii) shall be applied ratably to all of the Class B Loans, and applied to the remaining principal installments of such Class B Loans in inverse order of maturity. Any prepayment under Section 2.07(b)(iii) shall be applied ratably to all of the Class A Loans, and applied to the remaining principal installments of such Class A Loans in inverse order of maturity.

Section 2.08.       Fees; Class A-1 Loan Advance Account Interest. (a) Administrative Agent and Security Trustee. The Borrower agrees to pay to the Administrative Agent, for its own account in its role as Administrative Agent and as arranger, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent. The Borrower agrees to pay to the Security Trustee, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Security Trustee.

(b)          Lenders. The Borrower agrees to pay to the Administrative Agent, for account of the Lenders, or directly to the Lenders if specified in any fee letter or other letter relating to this transaction, fees payable in the amounts and at the times agreed in such fee letter or other letter.

(c)          Class A-1 Loan Advance Account Interest; Commitment Fees.

(i)            The Borrower shall pay to the Administrative Agent for the ratable account of the Class A-1 Lenders interest-equivalent amounts (the “Class A-1 Loan Advance Account Interest”) on the daily average amount of the balance of the Class A-1 Loan Advance Account, for the period from and including the Effective Date to but excluding the applicable Credit Termination Date, at a rate per annum equal to the rate of interest applicable to the Class A-1 Loans under Section 2.09(a) (or, if no Class A-1 Loans are outstanding, the rate which would be applicable to outstanding Class A-1 Loans under such Section) (calculated on the basis of a year of 360 days and actual number of days elapsed, including the first day but excluding the last day). Accrued Class A-1 Loan Advance Account Interest shall be payable (A) quarterly on each Payment Date and (B) on the applicable Credit Termination Date. The amount of the Class A-1 Loan Advance Account Interest payable on any date shall be reduced by the amount of income from Permitted Investments (as defined in the Class A-1 Loan Advance Account Agreement) payable by the Loan Account Bank on such date pursuant to Section 2.2 of the Class A-1 Loan Advance Account Agreement. The Borrower agrees that it shall be liable and responsible for any losses on Permitted Investments made pursuant to the Class A-1 Loan Advance Account Agreement, and shall reimburse the Loan Account Bank therefor on demand.

(ii)           The Borrower shall pay to the Administrative Agent for account of each Class A-2 Lender a commitment fee (the “Class A-2 Commitment Fee”) on the daily average amount of such Lender’s Class A-2 Commitment, for the period from and including the Effective Date to but excluding the applicable Credit Termination Date, at a rate per annum equal to the Applicable Commitment Fee Rate (calculated on the basis of a year of 360 days and actual number of days elapsed, including the first day but excluding the last day). Accrued Class A-2 Commitment Fees shall be payable (A) quarterly on each Payment Date and (B) on the applicable Credit Termination Date.

(iii)          The Borrower shall pay to the Administrative Agent for account of each Class A-3 Lender a commitment fee (the “Class A-3 Commitment Fee”) on the daily average amount of such Lender’s Class A-3 Commitment, for the period from and including the Amendment Effective Date to but excluding the applicable Credit Termination Date, at a rate per annum equal to the Applicable Commitment Fee Rate (calculated on the basis of a year of 360 days and actual number of days elapsed, including the first day but excluding the last day). Accrued Class A-3 Commitment Fees shall be payable (A) quarterly on each Payment Date and (B) on the applicable Credit Termination Date.

(iv)          The Borrower shall pay to the Administrative Agent for account of each Class B Lender a commitment fee (the “Class B Commitment Fee”) on the daily average amount of such Lender’s Class B Commitment, for the period from and including the Amendment Effective Date to but excluding the applicable Credit Termination Date, at a rate per annum equal to the Applicable Commitment Fee Rate (calculated on the basis of a year of 360 days and actual number of days elapsed, including the first day but excluding the last day). Accrued Class B Commitment Fees shall be payable (A) quarterly on each Payment Date and (B) on the applicable Credit Termination Date.

(d)          Payment of Fees and Class A-1 Loan Advance Account Interest. All fees and Class A-1 Loan Advance Account Interest payable hereunder shall be paid on the dates due, in immediately available funds. Fees and Class A-1 Loan Advance Account Interest paid shall not be refundable under any circumstances.

Section 2.09.       Interest.

(a)          Interest. The Borrower unconditionally agrees to pay interest on the Loans for each Interest Period at a rate per annum equal to Adjusted LIBOR for such Interest Period plus the Applicable Margin.

(b)         Default Interest. The Borrower unconditionally agrees to pay interest on all amounts of principal, interest and other amounts payable hereunder which are not paid when due at an interest rate equal to 2.0% above the rate otherwise applicable thereto (or if no rate is applicable thereto, at 1.0% plus the Alternate Base Rate plus the then highest Applicable Margin).

(c)          Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Payment Date; provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand and (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

(d)          Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBOR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.10.        Alternate Rate of Interest. If prior to the commencement of the Interest Period for any Borrowing:

(a)          the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBOR for such Interest Period; or

(b)          the Administrative Agent is advised by the Lenders holding in the aggregate at least 50% of the outstanding Loans that the Adjusted LIBOR for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their respective Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, the Loans shall bear interest at the Alternate Base Rate plus the Applicable Margin.

Section 2.11.        Illegality.

(a)          Illegality of Loans. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender to honor its obligation to make or maintain Loans at the Adjusted LIBOR rate hereunder (and, in the sole opinion of such Lender, the designation of a different lending office would either not avoid such unlawfulness or would place regulatory or economic burdens on such Lender), then such Lender shall promptly notify the Borrower thereof (with a copy of such notification to the Administrative Agent) and the provisions of paragraph (b) of this Section shall be applicable.

(b)          Treatment of Affected Loans. If the preceding paragraph (a) shall be applicable to any Lender, all of such Lender’s Loans shall bear interest at the Alternate Base Rate plus the Applicable Margin commencing on the last day of the current Interest Period, unless such applicability is immediately effective.

(c)          End of Illegality. If any Lender whose obligation is subject to paragraph (a) above gives notice to the Borrower with a copy to the Administrative Agent that the circumstances that gave rise to such situation no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist), such Lender’s Loans shall thereafter bear interest at the Adjusted LIBOR rate plus the Applicable Margin.

Section 2.12.       Increased Costs.

(a)          Increased Costs Generally. If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBOR); or

(ii)       impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lenders of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), but excluding in each case Indemnified Taxes, Other Taxes and Excluded Taxes (each of which shall be dealt with solely under Section 2.14), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered, in each case provided that such additional costs have not been compensated for pursuant to any other provision of this Agreement (or would have been compensated for but was not so compensated solely because any of the exclusions in such other provision) and provided further the Borrower shall not be required to make payments to such Lender under this Section 2.12 to the extent the claim thereunder arises from the undercapitalization or other like circumstances peculiar to such Lender or to the extent arising from such Lender’s failure to comply with Applicable Law.

(b)           Capital Requirements. If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered. Determinations and allocations by any Lender of the effect of any Change in Law pursuant to this Section 2.12(b) shall be conclusive absent manifest error, provided that such determinations and allocations are made on a reasonable and good faith basis. Any such Lender shall not seek indemnification under this Section 2.12(b) if it shall not be also generally be seeking indemnification (if it should be so entitled) against similar costs in other comparable contractual provisions in agreements with other borrowers in the aviation industry.

(c)           Certificates from Lenders. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.12 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)           Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.12 for any increased costs or reductions incurred more than six months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six month period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.13. Break Funding Payments. In the event of (a) the payment of any principal of any Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default), (b) the conversion of any Loan other than on the last day of an Interest Period therefor, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment as a result of a request by the Borrower pursuant to Section 2.16(b) of any Loan other than on the last day of an Interest Period therefor, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to Adjusted LIBOR for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for Dollar deposits from other banks in the Eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.13 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.14. Taxes.

(a)           Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, or the Administrative Agent shall be required to deduct any such Taxes on account of its receipt of payment of any such amount for or to any Lender, then (i) the sum payable by the Borrower shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or the Administrative Agent (as the case may be) shall make such deductions and (iii) the Borrower or the Administrative Agent (as the case may be) shall pay or cause to be paid the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

(b)           Payment of Other Taxes by the Borrower. In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

(c)           Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender, on an after-tax basis, within 10 days after written demand therefor, for the full amount of any such Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, and any reasonable out of pocket expenses arising therefrom or with respect thereto, (except if such reasonable out of pocket expenses are the direct result of gross negligence of the Administrative Agent or such Lender, as applicable), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)           Evidence of Payments. As soon as practicable after any payment hereunder of Indemnified Taxes, Excluded Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)           Lenders. Each Lender shall, to the extent it is legally able to do so, on the date such Person becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable written request of the Borrower), deliver to the Borrower (with a copy to the Administrative Agent) such properly completed and executed documentation prescribed by Applicable Law as will permit payments under this Agreement to be made to it without or at a reduced rate of withholding or deduction of U.S. federal withholding tax (such as IRS Form W-9 (if required by Applicable Law), IRS Form W 8BEN properly claiming the benefits of an applicable income tax treaty or IRS Form W 8ECI treating such payments as effectively connected income, or in the case of a Foreign Lender claiming exemption from withholding based on the “portfolio interest” exemption under Code sections 871(h) or 881(c), IRS Form W 8BEN together with a certificate to the effect that such Foreign Lender is not a Person described in Code sections 871(h)(3)(B) or sections 881(c)(3)(A), (B) or (C)). In addition, each Lender shall, at the Borrower’s written request (which request shall provide a copy of the form in question and instructions for the completion and filing of such form), deliver to the Borrower (with a copy to the Administrative Agent) any substitute, successor or additional forms or other documentation as will permit payments to such Lender to be made without withholding or deduction or at a reduced rate, unless such Lender is legally unable to deliver such form or documentation. If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation in writing prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent in writing as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of the prior sentence, “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each such Lender shall promptly notify the Borrower and the Administrative Agent in writing of any change in circumstances that would modify or render invalid any claimed exemption or reduction.

(f)            Refunds. If the Administrative Agent or a Lender determines in its reasonable discretion that it has received a refund of any Indemnified Taxes or Other Taxes in either case from the jurisdiction to which Indemnified Taxes or Other Taxes were paid as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.14, provided no Event of Default shall have occurred and be continuing, such Administrative Agent or Lender, as the case may be, shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.14 with respect to the Indemnified Taxes or the Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (or assignee) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower upon the written request of the Administrative Agent or such Lender (or assignee), agrees to promptly repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority other than any penalties, interest and reasonable expenses that are the direct result of gross negligence of the Administrative Agent or such Lender, as the case may be) to the Administrative Agent or such Lender (or assignee) in the event the Administrative Agent or such Lender (or assignee) is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its Tax return, books or records (or any other information relating to its Taxes which it deems confidential) to the Borrower or any other Person.

Section 2.15.        Payments Generally; Pro Rata Treatment; Sharing of Set offs.

(a)           Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or under Section 2.12, 2.13 or 2.14, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at: Bank of Utah, ABA: 124300107, Credit: Bank of Utah – Corporate Trust, Account Number: 01020296, Ref: Wheels Up 8001656, except as otherwise expressly provided in the relevant Loan Document and except payments pursuant to Sections 2.12, 2.13, 2.14 and 9.03, which shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension (unless such succeeding Business Day would fall in the next calendar month, in which case such date for payment shall be the immediately preceding Business Day). All payments hereunder or under any other Loan Document (except to the extent otherwise provided therein) shall be made in Dollars.

(b)           Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest, fees and other amounts then due hereunder, such funds shall be applied (i) first, to pay interest, fees and other amounts (other than principal) then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of such interest, fees and other amounts then due to such parties, and (ii) second, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)           Pro Rata Treatment. Except to the extent otherwise provided herein (including, without limitation, Sections 2.02 and 2.07) and subject to the terms of the Security Agreement and the Intercreditor Agreement: (i) each Class A Borrowing shall be made from the Class A Lenders pro rata according to the amounts of their respective Class A Commitments, each Class B Borrowing shall be made from the Class B Lenders pro rata according to the amounts of their respective Class B Commitments and each Class A-1 Loan, Class A-2 Loan, Class A-3 Loan and Class B Loan shall be made by the Class A-1 Lenders, Class A-2 Lenders, Class A-3 Lenders or Class B Lenders, as the case may be, pro rata according to the amounts of their respective Class A-1 Commitments, Class A-2 Commitments, Class A-3 Commitments or Class B Commitments, as the case may be; (ii) each payment or prepayment of principal of Class A Loans by the Borrower shall be made for account of the Class A Lenders pro rata in accordance with the respective unpaid principal amounts of the Class A Loans held by them and each payment or prepayment of principal of Class B Loans by the Borrower shall be made for account of the Class B Lenders pro rata in accordance with the respective unpaid principal amounts of the Class B Loans held by them; and (iii) each payment of interest on Class A Loans by the Borrower shall be made for account of the Class A Lenders pro rata in accordance with the amounts of interest on such Class A Loans then due and payable to the respective Class A Lenders and each payment of interest on Class B Loans by the Borrower shall be made for account of the Class B Lenders pro rata in accordance with the amounts of interest on such Class B Loans then due and payable to the respective Class B Lenders.

(d)           Sharing of Payments by Lenders. (i) If any Class A Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Class A Loans resulting in such Class A Lender receiving payment of a greater proportion of the aggregate amount of its Class A Loans and accrued interest thereon then due than the proportion received by any other Class A Lender, then the Class A Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Class A Loans of other Class A Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Class A Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Class A Loans and (ii) if any Class B Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Class B Loans resulting in such Class B Lender receiving payment of a greater proportion of the aggregate amount of its Class B Loans and accrued interest thereon then due than the proportion received by any other Class B Lender, then the Class B Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Class B Loans of other Class B Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Class B Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Class B Loans; provided that (A) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, (B) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate of either thereof (as to which the provisions of this paragraph shall apply) and (C) nothing in this Section 2.15(d) shall be deemed to limit the provisions of the Intercreditor Agreement (including, without limitation, Section 3 thereof). The Borrower consents to this Section 2.15(d).

(e)           Presumptions of Payment. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

(f)           Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c) or 2.15(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.16.        Mitigation Obligations; Replacement of Lenders.

(a)           Designation of a Different Lending Office. If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.14, then such Lender shall use commercially reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.14, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise place regulatory or economic burdens on such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)           Replacement of Lenders. If (i) Section 2.11(a) is applicable to any Lender, (ii) any Lender requests compensation under Section 2.12, (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.14 or (iv) any Lender defaults in its obligation to fund Loans hereunder (unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied), then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if any Lender accepts such assignment); provided that (A) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (B) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 2.17.        Increase in Commitments.

(a)           At any time on or after the date hereof and prior to the second anniversary of the Amendment Effective Date, the Borrower shall have the right, so long as no Default or Event of Default shall have occurred and be continuing, in each case with the prior written consent of the Required Class A Lenders and the Required Class B Lenders, to increase the total aggregate amount of the Commitments hereunder by adding a new class of Commitments and (i) enabling any Lender or Lenders to increase its (or their) Commitment (or Commitments) by adding Commitments of such new class up to the amount of any such increase and/or (ii) subject to clause (b) below, adding a lender or lenders hereto (the identity of which shall be subject to the consent of the Borrower and the Administrative Agent, which consent will not be unreasonably withheld) with a Commitment or Commitments of such class of up to the amount (or aggregate amount) of such increase (which lender or lenders shall become “Lenders” hereunder); provided that: (A) in no event shall any Lender’s Commitment be increased without the consent of such Lender, (B) any such increase shall be in an integral multiple of $5,000,000, (C) in no event shall any increase result in the total aggregate amount of the Commitments (without giving effect to any prior reduction or termination thereof) exceeding $275,350,000 and (D) the Borrower shall pay any fee payable to a new Lender or a Lender increasing its Commitment, and reasonable and documented disbursements and other charges of counsel associated with the increase in the amount of the Commitments.

(b)           The Borrower shall provide the Administrative Agent with prior written notice of its intention to effect a Commitment increase pursuant to Section 2.17(a), which notice shall state the desired amount of such increase and the proposed effective date thereof (which shall not be less than 10 Business Days after the date of such notice). Upon receipt of such notice, the Administrative Agent shall provide the Lenders with a copy thereof. The Borrower shall offer any such proposed Commitment increase to the existing Lenders (although no existing Lender shall be obligated to commit to such increase), provided that if existing Lenders have not committed to such increase in the amount requested (or permitted under clause (a) above) by the proposed effective date specified in such notice, the Borrower may offer the remaining uncommitted portion of such increase (up to the amount requested, but not to exceed the amount permitted under clause (a) above) to other lenders that would be eligible assignees under Section 9.04 and that are reasonably acceptable to the Administrative Agent, such offer to be on terms no better than the terms offered to the existing Lenders (including with respect to any fees payable in connection with such increase). In the event there are existing Lenders that have committed to a Commitment increase, the Administrative Agent shall allocate such additional Commitments pro rata, based on the Commitments of such Lenders prior to giving effect to such increase, provided that no Lender’s additional Commitment shall be greater than the amount such Lender shall have committed to provide. In the event that any remaining uncommitted portion of a requested Commitment increase has been offered to other lenders in accordance with this clause (b) and such lenders have committed to such remaining portion in excess of the amount thereof, then the Administrative Agent shall have the right to allocate such commitments on whatever basis the Administrative Agent determines is appropriate in consultation with the Borrower.

(c)           Prior to or contemporaneously with any Commitment increase pursuant to this Section 2.17, amendments or other modifications to this Agreement and the other Loan Documents, in each case in form and substance satisfactory to the Administrative Agent, shall be entered into in order to effect such increase and any changes to such documents reasonably requested by the Administrative Agent in connection therewith.

Section 2.18. Conversion of Commitments and Loans. With the prior written consent of the Borrower, any Lender may, on any Business Day, upon notice given to the Administrative Agent not later than 11:00 a.m., New York City time, on the Business Day prior to the date of the proposed conversion, convert all or any portion of such Lender’s Class A-2 Commitment (and if such Lender has any outstanding Loans of such Class, a ratable portion of such Lender’s Loans of such Class, based on the ratio that such Lender’s Commitment of such Class to be so converted bears to all of such Lender’s Commitment of such Class) into a Class A-1 Commitment (and, if applicable, Loans of such Class); provided, that on the date of any conversion of any Class A-2 Commitment into a Class A-1 Commitment such Lender shall fund the amount of such Lender’s Commitment being so converted into the Class A-1 Loan Advance Account in accordance with the Class A-1 Loan Advance Account Agreement. Each such notice of conversion shall specify the date of such conversion and the Commitment (and, if applicable, Loans) to be converted.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders as of the Amendment Effective Date and each Borrowing Date (unless any such representation and warranty relates to an earlier date, in which case such representations and warranties are made as of such earlier date) as follows:

Section 3.01. Organization, Corporate Authority, Etc. The Borrower is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to own its properties and carry on its business in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect. The Borrower has all requisite corporate power and authority to enter into and perform its obligations under the Related Documents to which it is a party.

Section 3.02. Authorization, Etc. Each of the Related Documents to which it is a party has been duly authorized, executed and delivered by one of its officers who is duly authorized to execute and deliver such instruments on its own behalf.

Section 3.03. Legal, Valid and Binding. Each of the Related Documents to which it is a party has been duly executed and delivered by it and is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally or by general principles of equity.

Section 3.04. No Violation. None of the execution, delivery or performance by the Borrower of the Related Documents to which it is a party, or the consummation of any of the transactions contemplated hereby or thereby, will contravene any applicable law binding on the Borrower or any of its property, or any provision of the organizational documents of the Borrower, or will result in a breach of, or constitute a default under, or contravene any provision of, any agreement or instrument to which the Borrower is a party or by which the Borrower or any of its property is bound where such contravention could reasonably be expected to have a Material Adverse Effect.

Section 3.05. No Consents or Approvals. Other than the filings and actions referred to in Section 3.09, none of the execution, delivery or performance by the Borrower of the Related Documents to which it is a party, nor the consummation by the Borrower of any of the transactions contemplated hereby and thereby, requires the consent or approval of, the giving of notice to, the registration, recording or filing of any documents with, or the taking of any other action in respect of, any Governmental Authority, except such as has been obtained or effected on or prior to the Amendment Effective Date.

Section 3.06. No Defaults. The Borrower is not in default under any mortgage, deed of trust, indenture or other instrument or agreement to which it is a party or by which it or any of its assets may be bound where such default could reasonably be expected to have a Material Adverse Effect.

Section 3.07. No Litigation. There are not pending or, to the best of Borrower’s knowledge, threatened investigations, suits or proceedings against the Borrower or affecting the Borrower or its properties that could reasonably be expected to have a Material Adverse Effect.

Section 3.08. Liens. The Collateral is free and clear of all Liens (other than Permitted Liens not of record).

Section 3.09. Filings, Registrations, etc. It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence in the United States of the Related Documents that any of them or any other instrument be filed, recorded, registered or enrolled in any court, public office or elsewhere in the United States, except as expressly provided herein, or that any stamp, registration or similar tax be paid in the United States on or in relation to any of the Related Documents, and no further action in the United States, including any filing or recording of any document, is necessary or permissible to establish and perfect the Borrower’s title to and interest in, and the Security Trustee’s security interest in, the Aircraft, the Lease and the other Collateral as against the Borrower, the Lessee and any third parties except for (i) the filing of the financing statements (or assignments thereof) referred to in Section 4.02(h), (ii) the taking and retaining of possession by the Security Trustee of the chattel paper original of the Lease and each Lease Supplement relating to an Aircraft financed hereunder, if any, (iii) the registration of prospective international interests and international interests in respect of each Airframe and Engine with the International Registry and (iv) the filings listed as items (i), (ii), (iv) and (v) on Schedule 4 hereto.

Section 3.10. Security Interest. The security interest in the Collateral created pursuant to the Security Agreement has been validly created, and no action (other than the filings and actions referred to in Section 3.09) is required to be taken by any Person, in order for the full benefit of the security interest created thereby to vest in the Security Trustee on behalf of the Secured Parties or in order to insure the first priority perfected security interests of the Security Trustee for the benefit of the Secured Parties in such Collateral will be maintained.

Section 3.11. Title. On each Borrowing Date the Borrower shall have good and marketable title to each Aircraft financed or to be financed hereunder on or prior to such date.

Section 3.12. Margin Stock. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock” within the meaning of Regulations T and U, and no part of the proceeds of the Loans will be used for the purpose, whether immediate, incidental or ultimate, of buying or carrying any such “margin stock” or any other securities.

Section 3.13. Investment Company Act. The Borrower (i) is not an “investment company”, nor an entity “controlled” by an “investment company”, within the meaning of the Investment Company Act, in each case required to register under the Investment Company Act and (ii) after giving effect to the making of the Loans and the application of the proceeds thereof, will not be an “investment company”, nor an entity “controlled” by an “investment company”, as defined in the Investment Company Act, in each case required to register under the Investment Company Act.

Section 3.14. No Violation of Law. Neither the Borrower nor any Affiliate of the Borrower is in any violation of any law, regulation or other rule of any Governmental Authority or ruling or other determination of any court or other tribunal to which the Borrower or such Affiliate, or with respect to which any of their respective assets or business, is subject, which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Affiliate of the Borrower is in any violation of any Anti-Money Laundering Law or Environmental Law.

Section 3.15. Location. The Borrower is located in the State of Delaware for the purposes of Section 9-307 of the Uniform Commercial Code.

Section 3.16. Cape Town Convention. (i) the Borrower: is a transacting user entity or is otherwise duly qualified to consent to the registration of all international interests or other registrations to be made by or on behalf of the Security Trustee on the International Registry; is “situated”, for the purposes of the Cape Town Convention, in the United States; and has the power to “dispose” (as such term is used in the Cape Town Convention) of each Airframe and related Engines, and the Lease; (ii) each Airframe and related Engines are “aircraft objects” (as defined in the Cape Town Convention); and (C) upon completion of the filings and registrations contemplated herein, the Security Trustee will have the following: (i) a duly perfected first priority security interest in each Aircraft and Lease; and (ii) a duly registered international interest or prospective international interest on the International Registry in respect of the security interest in each Airframe and related Engines and collateral assignment of the Lease created by the Security Agreement.

Section 3.17. Citizenship. The Borrower is a “Citizen of the United States” within the meaning of 49 U.S.C. § 40102(a)(15), as amended, or any successor statutes thereto.

Section 3.18. Subsidiaries. Schedule 3 sets forth the name and jurisdiction of organization of each Subsidiary of the Borrower as of the Amendment Effective Date, and as updated from time to time by written notice from the Borrower, as shall exist on each Borrowing Date.

Section 3.19. Accuracy of Information, Etc. No representation or warranty contained in this Agreement or any other Loan Document or any other document or certificate furnished by or on behalf of the Borrower or any of its Subsidiaries to the Security Trustee, the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, taken as a whole, contained as of the date such representation, warranty, document or certificate was so furnished, any material misstatement of fact or omitted to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not materially misleading in their presentation of the Borrower and its Subsidiaries taken as a whole. It is understood that (i) no representation or warranty is made concerning the forecasts, estimates, pro forma information, projections and statements as to anticipated future performance or conditions, and the assumptions on which they were based or concerning any information of a general economic nature or general information about the Borrower’s and its Subsidiaries’ industry, contained in any such representation, warranty, document or certificate, except that, in the case of such forecasts, estimates, pro forma information, projections and statements, as of the date such forecasts, estimates, pro forma information, projections and statements were generated, (A) such forecasts, estimates, pro forma information, projections and statements were based on the good faith assumptions of the management of the Borrower and (B) such assumptions were believed by such management to be reasonable and (ii) such forecasts, estimates, pro forma information and statements, and the assumptions on which they were based, may or may not prove to be correct.

Section 3.20. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect or give rise to Lien under Section 412(n) of the Code (other than a Permitted Lien). If all Plans were terminated as of the date hereof, the present value of the aggregate accumulated benefit obligations under all Plans (based on assumptions used for the purposes of, or consistent with, Statement of Financial Accounting Standards No. 87) would not, as of the date of the most recent financial statements reflecting any such amounts, exceed the fair market value of the aggregate assets of the Plans, by an amount that would reasonably be expected to result in a Material Adverse Effect. No event has occurred or is reasonably expected to occur with respect to any Foreign Plan that, when taken together with all other events for which liability is reasonably expected to occur, could reasonably be expected to result in an Material Adverse Effect.

Section 3.21. Solvency. The Borrower and each of its Subsidiaries is, and immediately after the Borrowing of the Loans and the use of proceeds thereof will be, Solvent.

Section 3.22. OFAC. Neither the Borrower nor any of its Subsidiaries (a) is a Sanctioned Person, (b) has any of its assets in Sanctioned Entities, or (iii) derives any operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries. No proceeds of any Loan will be used to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Entity.

Section 3.23. Taxes. The Borrower and each of its Subsidiaries has timely filed or caused to be filed all material Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes shown therein as required to have been paid by it except any Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary has set aside adequate reserves on its books in accordance with GAAP.

Section 3.24. FCPA. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for a political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practice Act of 1977, as amended.

Section 3.25. No Default or Event of Default. No Default or Event of Default has occurred and is continuing.

ARTICLE IV

CONDITIONS

Section 4.01. Amendment Effective Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which the following conditions precedent having been complied with to the satisfaction of or waived in writing by the Administrative Agent (with the consent of all Lenders) (each document, instrument, certificate, opinion or other paper referred to below to be in form and substance reasonably satisfactory to the Administrative Agent and, unless otherwise specified, to be dated the Amendment Effective Date):

(a)          The following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto and shall be in full force and effect on the Amendment Effective Date and an executed copy of each shall have been delivered to the Administrative Agent and each Lender (it being understood that that the due authorization, execution and delivery of the documents specified in clauses (v)-(ix) were satisfied on the Effective Date):

(i)          this Agreement;

(ii)         the Security Agreement;

(iii)        the Guaranty;

(iv)        the Intercreditor Agreement;

(v)         the Lease and the Charter Agreement (including in each case all supplements, amendments, novations and letter agreements thereto, the chattel paper original, if any, of which to be delivered to the Security Trustee), accompanied by a certificate from an officer of the Borrower to the effect that the Lease and the Charter Agreement (together with such other instruments as may accompany it) is a true and complete copy of documentation memorializing the leasing arrangements and associated understandings and agreements between the Lessee and the Borrower and its Affiliates;

(vi)        the Class A-1 Loan Advance Account Agreement;

(vii)       the Paying Agent Agreement;

(viii)      the Class A-1 Loan Advance Receipt to be issued to each Class A-1 Lender, duly completed (the original of each to be delivered to such Class A-1 Lender); and

(ix)         the Maintenance Services Agreement.

(b)         The Administrative Agent and each Lender shall have received the following (it being understood that that the conditions precedent in respect of the documents specified in clauses (iv)-(vii) and, to the extent relating to the Paying Agent, the Loan Account Bank, the Lessee and the Manufacturer, clause (viii), were satisfied on the Effective Date):

(i)          a copy of the organizational documents of the Borrower, and other evidence authorizing execution, delivery and performance by the Borrower of this Agreement and each other Related Document to which the Borrower is or will be a party, in each case certified by the Secretary or an Assistant Secretary of the Borrower and confirmed by another officer of the Borrower;

(ii)         a copy of the organizational documents of each Guarantor, and other evidence authorizing execution, delivery and performance by such Guarantor of each Related Document to which such Guarantor is or will be a party, in each case certified by the Secretary or an Assistant Secretary of such Guarantor and confirmed by another officer of such Guarantor;

(iii)        a copy of the organizational documents of the Administrative Agent and the Security Trustee, and other evidence authorizing execution, delivery and performance by the Administrative Agent or the Security Trustee, as the case may be, of this Agreement and each other Related Document to which the Administrative Agent or the Security Trustee, as the case may be, is or will be a party, in each case certified by the Secretary or an Assistant Secretary of the Administrative Agent or the Security Trustee, as the case may be;

(iv)        a copy of the organizational documents of the Paying Agent, and other evidence authorizing execution, delivery and performance by the Paying Agent of the Paying Agent Agreement, the Class A-1 Loan Advance Account Agreement and each other Related Document to which the Paying Agent is or will be a party, in each case certified by the Secretary or an Assistant Secretary of the Paying Agent;

(v)         a copy of the organizational documents of the Loan Account Bank, and other evidence authorizing execution, delivery and performance by the Loan Account Bank of the Class A-1 Loan Advance Account Agreement and each other Related Document to which the Loan Account Bank is or will be a party, in each case certified by the Secretary or an Assistant Secretary of the Loan Account Bank;

(vi)        evidence authorizing execution, delivery and performance by the Lessee of each Related Document to which the Lessee is or will be a party, in each case certified by the Secretary or an Assistant Secretary the Lessee;

(vii)       evidence authorizing execution, delivery and performance by the Manufacturer of each Related Document to which the Manufacturer is or will be a party, in each case certified by the Secretary or an Assistant Secretary the Manufacturer;

(viii)      a copy of an incumbency certificate of or in respect of the people authorized to execute documents on behalf of the Borrower, each Guarantor, the Security Trustee, the Paying Agent, the Loan Account Bank, the Lessee and the Manufacturer, in each case as to the person or persons authorized to execute and deliver the Related Documents to which such Person is a party, and the specimen signature of such person or persons;

(ix)         (A) a good standing certificate of each of the Borrower and the Lessee issued by the Delaware Secretary of State and (B) if applicable, a good standing certificate of each Guarantor issued by the Secretary of State or other relevant official in such Guarantor’s jurisdiction of incorporation or formation; and

(x)         such other documents and evidence with respect to the Borrower, the Guarantors or the Security Trustee, the Paying Agent, the Loan Account Bank, the Lessee or the Manufacturer as any Lender or its counsel may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement and the other Related Documents, the taking of all corporate proceedings in connection therewith, compliance with the conditions herein or therein set forth and compliance with any money laundering informational requirements any Lender may have.

(c)          Each of the Administrative Agent, the Lenders and the Security Trustee shall have received one or more opinions addressed to each of them from, in each case in form and substance reasonably satisfactory to the Administrative Agent (it being understood that that the conditions precedent in respect of the document specified in clause (iii) was satisfied on the Effective Date):

(i)          Kaye Scholer LLP, special New York counsel to the Loan Parties;

(ii)         in-house or special counsel to each Loan Party (in each case in the jurisdiction of incorporation or formation of such Loan Party); and

(iii)        Parr Brown Gee & Loveless P.C., special counsel to the Paying Agent and the Loan Account Bank;

in each case covering such matters as the Administrative Agent or any Lender may reasonably request.

(d)          The Borrower and the Guarantors shall have delivered to Administrative Agent and each Lender any document reasonably requested by a Lender in order for such Lender to satisfy any “know your customer” requirements.

(e)          [Intentionally omitted].

(f)          All approvals and consents of any trustee or holder of their indebtedness or obligation of the Borrower, the Guarantors or any of their Affiliates which are required in connection with any of the transactions contemplated by this Agreement and the other Related Documents shall have been duly obtained.

(g)         All appropriate action required to have been taken by any governmental or political agency, subdivision or instrumentality of the United States on or prior to the Amendment Effective Date in connection with the transactions contemplated by this Agreement and the other Related Documents shall have been taken, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the Amendment Effective Date in connection with the transactions contemplated by this Agreement and the other Related Documents shall have been issued, and all such orders, permits, waivers, authorizations, exemptions and approvals shall be in full force and effect on the Amendment Effective Date.

(h)          The Administrative Agent and the Lenders shall have received evidence of the establishment of the Class A-1 Loan Advance Account (it being understood that that the condition precedent specified in this clause (h) was satisfied on the Effective Date).

(i)           The Administrative Agent and each Lender shall have received updated certificates of insurance and insurance broker letters from the applicable insurance brokers as to the due compliance with the terms of the Lease, the Lessee Consent and Section 5.06 in respect of each Aircraft previously financed as of the Amendment Effective Date, including naming all of the Lenders as additional insureds and naming the Security Trustee as the sole loss payee.

(j)           The Administrative Agent shall have received an opinion of special FAA counsel in Oklahoma City, Oklahoma, addressed to the Administrative Agent, each Lender, the Security Trustee and the Borrower, as to the due recording of the Security Agreement, and registration with the International Registry of the international interests of the Security Agreement, relating to each Aircraft financed under this Agreement as of the Amendment Effective Date and the lack of filing of any intervening documents with respect to such Aircraft and confirming that no further filing, supplement or instrument is needed for the obligations in respect of the Initial Class B Loans to be secured by such Aircraft, in form and substance satisfactory to the Administrative Agent and each Lender.

(k)          The Borrower shall have paid such fees that are due and payable as the Borrower shall have agreed to pay to any Lender, the Administrative Agent or the Security Trustee in connection herewith, including the reasonable fees and expenses of counsel, in connection with the transactions contemplated hereby.

(l)           The Administrative Agent and each Class B Lender shall have received the Borrowing Request in respect of the initial Class B Loans to be made pursuant to the first sentence of Section 2.01(c).

Section 4.02. Borrowing Date. The obligations of each Lender to make (or cause to be made) its Loan to be made on any Borrowing Date (such Loans to be made in accordance with the procedures specified in Section 2.04) is subject to the satisfaction or waiver of the conditions precedent specified in Sections 4.01 in accordance with the terms thereof, and in addition is subject to the following conditions precedent having been complied with to the satisfaction of or waived in writing by the Administrative Agent (with the consent of all Lenders) on or before such Borrowing Date as may be applicable to such Lender (each document, instrument, certificate, opinion or other paper referred to below to be in form and substance reasonably satisfactory to the Administrative Agent and, unless otherwise specified, to be dated such Borrowing Date):

(a)          The Administrative Agent and each Lender shall have received the applicable Borrowing Request pursuant to Section 2.03 hereof, and such Borrowing Date shall not be later than the applicable Credit Termination Date.

(b)         On such Borrowing Date, the Aircraft relating to such Borrowing (the “Subject Aircraft”) will have been duly certified by the Aviation Authority as to type and airworthiness, will have suffered no Total Loss (or event which, with the passage of time would constitute a Total Loss) and will be in the condition and state of repair required under the terms of the Purchase Agreement.

(c)          No change shall have occurred since the Effective Date in Applicable Law and no change in circumstances shall have otherwise occurred and no fact or condition shall exist which, in the reasonable opinion of any Lender would make it illegal under Applicable Law for such Lender to perform its obligations under the Loan Documents.

(d)          The following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto and shall be in full force and effect on such Borrowing Date and an executed copy of each shall have been delivered to the Administrative Agent and each Lender:

(i)          the Security Agreement Supplement describing the Subject Aircraft;

(ii)         the Lease Supplement with respect to the Subject Aircraft;

(iii)        the Charter Agreement Supplement with respect to the Subject Aircraft;

(iv)        the Lessee Consent with respect to the Subject Aircraft;

(v)         with respect to the Subject Aircraft, the following original acquisition documents:

(A)       the Bill of Sale for the Subject Aircraft;

(B)       the Purchase Agreement for the Subject Aircraft (redacted copy); and

(C)       all instruments, documentation, certificates and legal opinions required to be delivered to the Borrower in respect of the Subject Aircraft pursuant to the Purchase Agreement;

(vi)        the Manufacturer’s Consent with respect to the Subject Aircraft;

(vii)       the Maintenance Services Provider’s Consent with respect to the Subject Aircraft;

(viii)       the Engine Manufacturer’s Consent with respect to the Subject Aircraft; and

(ix)        a letter from the Engine Manufacturer confirming that the warranties in respect of the Engines for the Subject Aircraft are administered on the basis that coverage is assigned to an engine serial number, not to a specific operator or customer.

(e)          The Administrative Agent and each Lender shall have received the following:

(i)          a “bring-down” certificate of the Secretary or an Assistant Secretary of the Borrower, dated such Borrowing Date and certifying that the constitutional documents, evidence of authority and incumbency certificate and specimen signature of each officer of the Borrower certified as true and complete on the Amendment Effective Date are true and correct and remain in full force and effect on such Borrowing Date;

(ii)         a “bring-down” certificate of the Secretary or an Assistant Secretary of each Guarantor, dated such Borrowing Date and certifying that the constitutional documents, evidence of authority and incumbency certificate and specimen signature of each officer of such Guarantor certified as true and complete on the Amendment Effective Date (or the date such Guarantor became a party to the Guaranty, as applicable) are true and correct and remain in full force and effect on such Borrowing Date;

(iii)        a “bring-down” certificate of the Secretary or an Assistant Secretary of the Lessee, dated such Borrowing Date and certifying that the constitutional documents, evidence of authority and incumbency certificate and specimen signature of each officer of the Lessee certified as true and complete on the Effective Date are true and correct and remain in full force and effect on such Borrowing Date;

(iv)        such other documents and evidence with respect to the Borrower, the Guarantors, the Lessee or the Manufacturer as any Lender or its counsel may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement and the other Related Documents, the taking of all corporate proceedings in connection therewith, compliance with the conditions herein or therein set forth and compliance with any money laundering informational requirements any Lender may have.

(f)           All approvals and consents of any trustee or holder of their indebtedness or obligation of the Borrower, the Guarantors or any of their Affiliates which are required in connection with any of the transactions contemplated by this Agreement and the other Related Documents shall have been duly obtained.

(g)          On such Borrowing Date, the following statements shall be correct, and the Administrative Agent and each Lender shall have received evidence reasonably satisfactory to it (including printouts of the “priority search certificates” (as defined in the Regulations for the International Registry) from the International Registry relating to the Airframe and each Engine) to the effect that:

(i)          the Borrower has good and legal title to the Subject Aircraft free and clear of all Liens other than Permitted Liens;

(ii)         the Security Trustee has, or by close of business on such Borrowing Date will have, a duly perfected Lien of record in and to the Subject Aircraft and the Airframe, Engines and propellers included in the Subject Aircraft and the other property included in the Collateral;

(iii)        the international interests of the Security Agreement as supplemented by the Security Agreement Supplement with respect to the Subject Aircraft and the international interests relating to the Lease as supplemented by the Lease Supplement with respect to the Subject Aircraft and the assignment of the Lease and the Lease Supplement relating to the Subject Aircraft shall have been registered with the International Registry by the close of business on such Borrowing Date, and there shall exist no other registered international interest and no registered international interest on the International Registry in relation thereto;

(iv)        the representations and warranties of the Borrower and each Guarantors contained in this Agreement or any other Related Document to which it is a party shall be true and correct on and as of such Borrowing Date as though made on and as of such Borrowing Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are true and correct on and as of such earlier date);

(v)         no event shall have occurred and be continuing which constitutes a Default or an Event of Default; and

(vi)        no event shall have occurred and be continuing which constitutes a Total Loss with respect to the Subject Aircraft or its Airframe or which would constitute such a Total Loss after notice or lapse of time or both.

(h)          The Uniform Commercial Code financing statements covering all the Liens created by or pursuant to (i) the Security Agreement shall have been authorized and delivered by the Borrower and such financing statements or other statements or documents for the same purpose shall have been authorized to be filed in all places which the Administrative Agent or its special counsel shall deem necessary or advisable and (ii) the Lease shall have been assigned to the Security Trustee.

(i)           The Administrative Agent and each Lender shall have received evidence satisfactory to them that all Special U.S. Requirements have been fulfilled;

(j)           The Administrative Agent and each Lender shall have received a duly executed broker’s undertaking, in form and substance reasonably satisfactory to the Administrative Agent, together with certificates of insurance from such brokers as to the due compliance with the terms of the Lease, the Lessee Consent and Section 5.06.

(k)          The Administrative Agent, each Lender and the Security Trustee shall have received one or more opinions addressed to each of them from:

(i)          Kaye Scholer LLP, special New York counsel to the Loan Parties;

(ii)         in-house or special counsel to each Loan Party (in each case in the jurisdiction of incorporation or formation of such Loan Party);

(iii)        in-house counsel to the Manufacturer; and

(iv)        McAfee & Taft, P.C., special FAA counsel;

in each case covering such matters as the Administrative Agent or any Lender may reasonably request.

(l)           On such Borrowing Date, the statements set forth in this paragraph shall be true and correct and the Administrative Agent and each Lender shall have received certificates signed by an Authorized Officer of the Borrower and each Guarantor certifying that (i) the respective representations and warranties of the Borrower or such Guarantor, as the case may be, contained herein and in each other Related Document are true and correct as though made on and as of such Borrowing Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are true and correct on and as of such earlier date), (ii) to such Authorized Officer’s knowledge, there are no Liens affecting the Collateral or any part thereof (other than Permitted Liens not of record), (iii) to such Authorized Officer’s knowledge, no event has occurred and is continuing which constitutes, or with notice or lapse of time or both would constitute a Default or an Event of Default, (iv) all of the covenants and agreements of the Borrower or such Guarantor, as the case may be, required to be performed on or as of such Borrowing Date have been performed and (v) no event shall have occurred and be continuing which constitutes a Total Loss with respect to the Subject Aircraft or its Airframe or which would constitute such a Total Loss after notice or lapse of time or both.

(m)         The Administrative Agent and each Lender shall have received the most recent audited (or if audited statements are not yet available, unaudited) financial statements of the Borrower; provided that this condition shall be deemed to have been satisfied so long as the Borrower has delivered the financial statements required to be delivered by it pursuant to Section 5.01(a) on or prior to the applicable Borrowing Date.

(n)          The Borrower and the Guarantors shall have delivered to the Administrative Agent and each Lender any document reasonably requested by a Lender in order for such Lender to satisfy any “know your customer” requirements.

(o)          All appropriate action required to have been taken by any governmental or political agency, subdivision or instrumentality of the United States on or prior to such Borrowing Date in connection with the transaction contemplated by this Agreement and the other Related Documents shall have been taken, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on such Borrowing Date in connection with the transactions contemplated by this Agreement and the other Related Documents shall have been issued, and all such orders, permits, waivers, authorizations, exemptions and approvals shall be in full force and effect on such Borrowing Date.

(p)          The Administrative Agent and each Lender shall have received the following:

(i)          a certificate signed by an Authorized Officer of the Lessee certifying that (i) the representations and warranties of the Lessee contained in the Lease, the Charter Agreement and each other Lease Operative Document are true and correct as though made on and as of such Borrowing Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are true and correct on and as of such earlier date), (ii) to such Authorized Officer’s knowledge, there are no Liens affecting any Aircraft or any part thereof (other than Permitted Liens not of record), (iii) to such Authorized Officer’s knowledge, no event has occurred and is continuing which constitutes, or with notice or lapse of time or both would constitute a Lease Default or a Lease Event of Default, (iv) all of the covenants and agreements of the Lessee required to be performed under the Lease Operative Documents on or as of such Borrowing Date have been performed and (v) no event shall have occurred and be continuing which constitutes a Total Loss with respect to the Subject Aircraft or its Airframe or which would constitute such a Total Loss after notice or lapse of time or both;

(q)         a copy of each Lease Operative Document entered into or delivered, or to be entered into or delivered, on or prior to such Borrowing Date, certified by an Authorized Officer of the Borrower as being a true and correct copy thereof; and

(r)          a copy of the “LESSEE’s Air Carrier Certificate” (as defined in the Lease).

(s)          The Lenders shall have received such other documentation, and such other conditions shall have been fulfilled, as a Lender or its counsel shall reasonably request.

(t)          The Borrower shall have paid such fees that are due and payable as the Borrower shall have agreed to pay to any Lender, the Administrative Agent or the Security Trustee in connection herewith, including the reasonable fees and expenses of counsel, in connection with the transactions contemplated hereby.

Section 4.03. Prior Conditions. On or prior to the Amendment Effective Date, the Class A-3 Lenders and Class B Lenders shall have received a certificate signed by an Authorized Officer of the Borrower confirming that the conditions specified in Article IV of the Original Credit Agreement were satisfied in respect of each Aircraft funded under the Original Credit Agreement on the Borrowing Date for such Aircraft, including that (a) with respect to the first, fourth and seventh Aircraft funded under the Original Credit Agreement, the Administrative Agent and the Lenders received a certificate from the Borrower’s Chief Financial Officer confirming that the Borrower received cash equity contributions in an aggregate amount at least equal to the applicable Minimum Equity Amount (as defined in the Original Credit Agreement) and (b) with respect to the fourth and seventh Aircraft funded under the Original Credit Agreement, the Administrative Agent and the Lenders received a certificate from the Borrower’s Chief Financial Officer confirming that (i) in the case of the fourth Aircraft, there were least 100 members of the Borrower’s aircraft use membership program as of the applicable Borrowing Date and (ii) in the case of the seventh Aircraft, there were at least 150 members of the Borrower’s aircraft use membership program as of the applicable Borrowing Date. Solely with respect to the initial Class B Loans to be made pursuant to the first sentence of Section 2.01(c), the conditions precedent to such Class B Loans specified in Section 4.02 (other than Sections 4.02(a), 4.02(c), 4.02(d) (it being understood that such documents were previously duly authorized, executed and delivered), 4.02(l), 4.02(m), 4.02(o), 4.02(s) and 4.02(t)) shall be deemed to be satisfied upon satisfaction of the condition specified in this Section 4.03.

Section 4.04. Conditions Subsequent. If the Subject Aircraft is registered or to be registered the United States, the Borrower covenants and agrees to deliver to the Administrative Agent and each Lender promptly following the recording of the Security Agreement and the Security Agreement Supplement covering each Aircraft pursuant to the Federal Aviation Act, the opinion of special FAA counsel in Oklahoma City, Oklahoma, addressed to the Administrative Agent, each Lender, the Security Trustee and the Borrower, as to the due and valid registration of the applicable Aircraft in the name of the Borrower, the due recording of the Security Agreement and the related Security Agreement Supplement, the Lease and the related Lease Supplement, each relating to the Subject Aircraft and the lack of filing of any intervening documents with respect to such Aircraft, in form and substance satisfactory to the Administrative Agent.

ARTICLE V

AFFIRMATIVE COVENANTS

From the Effective Date until the Commitments have expired or been terminated and the principal of and interest on each Loan and all other Obligations shall have been paid in full, the Borrower covenants and agrees with the Secured Parties that:

Section 5.01. Financial Statements.

(a)          The Borrower shall furnish to the Administrative Agent on behalf of the Lenders:

(i)          as soon as available, but in any event within 150 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year for each fiscal year and including management’s discussion and analysis of the important operational and financial developments during such fiscal year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by Grant Thornton LLP or other independent certified public accountants of nationally recognized standing;

(ii)         as soon as available, but in any event not later than 90 days after the end of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related unaudited consolidated statements of income and of cash flows for such fiscal year through the end of such fiscal year, setting forth in each case in comparative form the figures for the previous year for each fiscal year; and

(iii)        as soon as available, but in any event not later than 90 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year for each fiscal quarter, certified by a the Chief Financial Officer of the Borrower as fairly presenting in all material respects the financial condition of the Borrower and its consolidated Subsidiaries in conformity with GAAP (except for the absence of certain notes and for normal year end audit adjustments or adjustments necessary in relation to the Charter Agreement).

(b)         All such financial statements shall fairly present in all material respects the financial condition of the Borrower and its consolidated Subsidiaries in conformity with GAAP and shall be prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the absence of certain notes and for normal year-end audit adjustments or adjustments necessary in relation to the Charter Agreement) applied consistently throughout the periods reflected therein (except as approved by such accountants or officer, as the case may be, and disclosed therein and except that unaudited financial statements may not have notes).

Section 5.02. Certificates; Other Information. The Borrower shall furnish to the Administrative Agent on behalf of the Lenders:

(a)          concurrently with the delivery of any financial statements pursuant to Section 5.01(a)(i) or 5.01(a)(iii), a certificate of an Authorized Officer of the Borrower: (A) stating that, to the best of such Authorized Officer’s knowledge, no Default or Event of Default has occurred and is continuing except as specified in such certificate and (B) setting forth any change in the identity of the Subsidiaries of the Borrower as at the end of such fiscal year or period, as the case may be, from the list of Subsidiaries provided to the Lenders on the Amendment Effective Date or the most recent fiscal year or period, as the case may be;

(b)         as soon as available, and in any event no later than 60 days after the end of each fiscal year of the Borrower, a consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year;

(c)          not later than five Business Days prior to each Payment Date (commencing with the Payment Date occurring January 15, 2015), the Borrower shall deliver to the Administrative Agent and the Lenders a certificate executed by an Authorized Officer of the Borrower, setting forth the Supplemental Principal Amount, Cumulative Hours Flown and Cumulative Hours Cap for each Aircraft as of the immediately preceding Payment Date;

(d)          not later than five Business Days prior to the creation, incurrence or assumption of any Indebtedness, the making of any Restricted Payment, or the making of any Investment under Section 6.08, by the Borrower or any of its Subsidiaries, the Borrower shall deliver to the Administrative Agent and the Lenders a certificate of the Chief Financial Officer of the Borrower stating that such Indebtedness, Restricted Payment or Investment, as the case may be, is permitted under this Agreement, and setting forth in reasonable detail its calculations with respect thereto (including the aggregate amount of such Indebtedness, Restricted Payment or Investment, the proposed date thereof and the amounts described in (x) clauses (a) and (b) of Section 6.03, (y) clauses (b), (c), (d) and (e) of Section 6.04 or (z) Section 6.08, as applicable) together with, in the case of any Restricted Payment or any Investment made under Section 6.08(a), a CMV Appraisal, which shall have been performed on the Aircraft as of a date no more than 45 days prior to the proposed date of such Restricted Payment or Investment, as the case may be;

(e)          promptly upon the Administrative Agent’s or any Lender’s request, such additional financial and other information as may from time to time be required by the Administrative Agent or any Lender in order to comply with any requirement of Applicable Law;

(f)           in the event the Borrower or any of its Subsidiaries shall have knowledge of a Default, an Event of Default, or a Total Loss, the Borrower shall give prompt written notice of such Default, Event of Default or Total Loss to the Administrative Agent and each Lender; and

(g)          the Borrower will furnish to the Administrative Agent and the Lenders duplicates or copies of all reports, notices, requests, demands, certificates, financial information and other instruments furnished to the Borrower under the Lease and the other Lease Operative Documents to the extent that the same shall not have been furnished to the Administrative Agent and the Lenders pursuant to the Lease or such Lease Operative Document.

Section 5.03. Existence, Etc. The Borrower will, and will cause each of its Subsidiaries to:

(a)          preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises;

(b)         comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities;

(c)          pay and discharge all Taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such Tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP;

(d)          keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied; and

(e)          permit representatives of the Administrative Agent or any Lender, during normal business hours and with at least five Business Days’ prior written notice, to examine, copy and make extracts from its books and records and to discuss its business and affairs with its officers, all to the extent reasonably requested by such the Administrative Agent or such Lender (as the case may be); provided that, there shall be no more than one such inspection in any 12 month period unless an Event of Default has occurred, in which case such inspection shall not be so limited.

Section 5.04. Preservation of the Collateral. The Borrower shall take all steps reasonably required by the Administrative Agent or the Security Trustee to preserve or protect its interests and the interests of the Security Trustee with respect to the Collateral.

Section 5.05. Use of Proceeds. The Borrower agrees that it will use the proceeds of the Loans hereunder solely to finance or refinance the acquisition of the Aircraft (in compliance with all applicable legal and regulatory requirements); provided that none of the Administrative Agent, the Security Trustee or any Lender shall have any responsibility as to the use of any of such proceeds.

Section 5.06. Loss Payee/Additional Insureds.

(a)          Subject to clause (b) below, the Borrower will cause the Lessee (i) to name the Security Trustee as the sole loss payee and the Administrative Agent, the Lenders, the Borrower and the Security Trustee as additional insureds in any insurance maintained pursuant to the Lease, (ii) to maintain hull insurance with respect to each Aircraft at all times in an amount not less than 115% of the Attributable Amount with respect to such Aircraft and of a scope and coverage at least as comprehensive as LSW 555B/D (or any successor provision), (iii) to maintain liability insurance at all times in an amount not less than $300,000,000 with liability war risk insurance of a scope at least as comprehensive as AVN52D (unless covered by a government indemnity satisfactory to the Administrative Agent) and, in each case, otherwise in accordance with the Lease and (iv) to maintain hull and liability insurance at all times at least in amounts and in scope and coverage in effect under the Lease.

(b)          The obligation of the Borrower under the preceding clause (a) may be satisfied, alone or in combination with any insurances maintained by the Lessee, by the Borrower’s procurement of one or more polices of insurance from insurers of international reputation in the London or U.S. insurance markets that satisfy, or bridge any gap in, the requests specified above (any such policy, a “Borrower’s Policy”). Any Borrower’s Policy shall: (i) contain scopes of coverage of the applicable insurances comparable to those required by the Lease; (ii) contain endorsements of the applicable insurances in favor of the Administrative Agent, the Lenders and the Security Trustee comparable to those required by the Lease (as modified by the Lessee Consent); (iii) be renewed on a timely basis (with evidence of such renewals provided to the Administrative Agent, together with a related broker’s report covering the matters specified in the following clause (iv); (iv) be accompanied by a broker’s report in customary form (A) confirming that the Borrower’s Policy, together with the insurances maintained by the Lessee, are sufficient to satisfy the obligations of the Borrower under this Section 5.06 and (y) containing an undertaking by such broker to advise the Administrative Agent of any cancellation of such policy.

Section 5.07. Information Requests. The Borrower shall request of the Lessee the information to which it is entitled under the Lease promptly following any reasonable request by the Administrative Agent or any Lender therefor (which request will specify the information to be requested).

Section 5.08. Additional Subsidiaries.

(a)          With respect to any Subsidiary (other than a Special Purpose Subsidiary or CFC) created or acquired after the Effective Date by the Borrower or any of its Subsidiaries, the Borrower shall cause such new Subsidiary to promptly (i) execute and deliver to the Administrative Agent a Joinder Agreement, and thereupon such Subsidiary shall become a “Guarantor” for all purposes of the Loan Documents, (ii) to deliver to the Administrative Agent and each Lender the documents required in respect of a Guarantor under Sections 3.01 and 3.02, each dated the date such Subsidiary becomes a Guarantor and in form and substance satisfactory to the Administrative Agent and the Lenders, and (iii) deliver to the Administrative Agent and the Lenders legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent and the Lenders. With respect to any Special Purpose Subsidiary, if such Subsidiary at any time fails to meet any of the criteria specified the definition of “Special Purpose Subsidiary” (including, without limitation, by incurring, creating, assuming or suffering to exist any Indebtedness, liabilities or financial obligations not permitted under clause (b) of such definition), such Subsidiary shall cease to be a Special Purpose Subsidiary and the Borrower shall promptly comply with its obligations under this Section 5.08(a) in respect of such Subsidiary.

(b)          With respect to any CFC created or acquired after the Effective Date by the Borrower or any of its Subsidiaries, the Borrower shall, or shall cause the Subsidiary that has created or acquired such CFC to, promptly (i) execute and deliver to the Security Trustee a pledge agreement, in form and substance reasonably satisfactory to the Administrative Agent, pledging to the Security Trustee to secure the Obligations (as defined in the Security Agreement) equity interests representing 65% of the total combined voting power of all classes of stock in such CFC entitled to vote and (ii) deliver to the Administrative Agent and the Lenders legal opinions as to the creation and perfection of the security interest created by such pledge agreement and other customary matters relating to such pledge agreement, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent and the Lenders. Any pledge agreement entered into pursuant to this Section 5.08(b) shall specify that (A) if the applicable CFC ceases to be classified as a controlled foreign corporation under Section 957 of the Code or (B) as a result of any change in the tax laws of the United States after the Effective Date or in any other circumstance, the pledge of any additional shares of stock in such CFC under such pledge agreement would not result in material adverse tax consequences to the Borrower, any equity interests in such CFC excluded from the pledge thereunder shall become subject to such pledge.

(c)          With respect to the Subsidiary listed on Schedule 3, if at any time after the Effective Date there shall be a change or changes in such Subsidiary’s business or operations that, individually or in the aggregate, result in a material increase in its assets or revenues, it shall be deemed for purposes of this Section 5.08 to have been created or acquired after the Effective Date and the Borrower shall promptly comply with its obligations under this Section 5.08 in respect of such Subsidiary.

Section 5.09. Compliance with Contractual Obligations and Laws; Maintenance of Permits. The Borrower shall, and shall cause each of its Subsidiaries to, (a) comply in all respects with its contractual obligations, the failure with which to comply could reasonably be expected to result in a Material Adverse Effect (b) obtain or cause to be obtained all material governmental (including regulatory) registrations, certificates, licenses, permits and authorizations required for the use and operation of its Aircraft, including a current certificate of airworthiness for each Aircraft (issued by the Applicable Aviation Authority and in the appropriate category for the nature of the operations of such Aircraft) and (c) not cause or permit, directly or indirectly, any Aircraft to be operated in any material respect contrary to Applicable Law.

Section 5.10. Qualified Maintenance Program. The Borrower (a) shall establish, or cause to be established, a Qualified Maintenance Program for each Aircraft and each Engine and ensure that all service, inspection, maintenance, testing, storage, repair and overhaul of each Aircraft, Airframe and Engine is performed in accordance with such Qualified Maintenance Program and (b) not permit any Aircraft, Airframe or Engine permit the Aircraft to be maintained, insured, located, operated or used in violation of the Qualified Maintenance Program therefor or any warranty requirements pursuant to the Purchase Agreement or any Lease Operative Document.

Section 5.11. Further Assurances. The Borrower shall, and shall cause each of its Subsidiaries to, from time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take such actions, as the Administrative Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or for more fully perfecting, renewing or protecting the rights of the Administrative Agent, the Security Trustee and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the Borrower which may be deemed to be part of the Collateral) pursuant hereto or thereto.

Section 5.12. Governmental Approvals. The Borrower agrees that it shall, and it shall cause each of its Subsidiaries to, promptly obtain from time to time at its own expense all such governmental licenses, authorizations, consents, permits and approvals as may be required to (a) comply with its obligations, and preserve its rights under, each of the Loan Documents and (b) maintain the existence, priority and perfection of the Liens purported to be created under the Loan Documents.

Section 5.13. Cape Town Convention. The Borrower shall exercise all of its rights under the Lease to cause and shall otherwise use commercially reasonable efforts to cause the Lessee to do or cause to be done any and all acts and things which may be required or desirable (in the reasonable judgment of the Administrative Agent) to ensure that the Borrower shall have the full benefit of the Cape Town Convention in connection with each Aircraft, including (but not limited to): (a) any matters connected with registering, perfecting, preserving and/or enhancing any international interest constituted by the lease of the relevant aircraft object and (b) excluding in writing the application of any non-mandatory provision of the Cape Town Convention to the extent such provision is inconsistent with the terms of the Lease or the Loan Documents.

Section 5.14. Registration of Aircraft. In connection with any registration or re-registration of any Aircraft in any country (it being understood the Borrower shall not permit any Aircraft to be registered in any country other than the United States): (a) the obligations of the Borrower and each of its Subsidiaries under the Related Documents to which it is a party, shall remain or be, as the case may be, valid, binding and enforceable (in each case subject to customary exceptions) in such country (which may be established by confirming that, subject to customary exceptions, the courts of such country will recognize and give effect to the choice of law provisions thereof) or in the jurisdiction to which the laws of such country would refer as the applicable governing jurisdiction; (b) any import permits necessary to take such Aircraft into such country shall be in full force and effect (or arrangements shall have been made for such permits to be timely in effect); (c) any value-added tax, customs duty, tariff or other similar government charge or tax relating to the change in jurisdiction or registration of such Aircraft shall have been paid in full (or arrangements shall have been made for such amounts to be timely paid which may include the concerned Lessee having covenanted to pay the same); and (d) it shall not be necessary for the Lenders or Security Trustee to register or qualify to do business in such country but for the letting of such Aircraft in such country.

Section 5.15. OFAC. The Borrower shall not lease any Aircraft to any Person located in, or as a result of which such Aircraft would be, or would be permitted to be habitually operated, in any Sanctioned Country, in each case, except as may be permitted by Applicable Law.

Section 5.16. Inspection.

(a)          The Administrative Agent or its representatives will have the right, upon not less than 10 days prior notice to the Borrower and the Lessee, to inspect each Aircraft and the related Lease Operative Documents during normal business hours provided that such inspection does not interfere with the Lessee’s normal course of business, provided further that so long as no Event of Default shall have occurred and be continuing only two such inspections of each Aircraft shall be permitted per 12 month period. Unless an Event of Default or Lease Event of Default has occurred and be continuing, only one inspection of each Aircraft per 12 month period by the Administrative Agent or its representatives will be for the account of the Borrower. Any additional inspections will be for the account of the Administrative Agent, unless an Event of Default or Lease Event of Default shall have occurred and be continuing, in which case the costs of the inspection shall be recovered from the Borrower.

(b)          Without limiting the provisions of Section 5.16(a), the Administrative Agent or its representatives shall be entitled to accompany the Borrower on any inspection of an Aircraft. Such inspection shall be at the Borrower’s cost as provided in Section 5.16(a). The Borrower shall provide reasonable notice of any such inspection by the Borrower, which shall include, at a minimum, the location, date and time, and shall arrange appropriate access and clearance documentation required to attend to such inspection. The Borrower agrees to provide copies of any inspection reports prepared by, or on behalf of, it to the Administrative Agent.

Section 5.17. Lease Events of Default. If at any time a Lease Event of Default has occurred and is continuing or the Lease or the Charter Agreement shall have terminated, the Borrower may invoke a remarketing period commencing on the date such event occurred to the earlier of (a) the date falling 40 days thereafter (or such longer period as the Administrative Agent may agree) and (b) the final Maturity Date (a “Remarketing Period”). The start and continuance of such Remarketing Period is subject to (i) the Borrower diligently attempting to enter into a new lease and charter arrangement in respect of the Aircraft with a new Eligible Operator, (ii) the Borrower (A) continuing to pay all amounts otherwise due (including but not limited to principal and interest on the Loans) with respect to the Obligations, including but not limited to the Loans and (B) continuing to perform all other obligations, covenants and undertakings under each Loan Document; (iii) the Guaranty remaining in full force and effect and the Guarantors performing all obligations, covenants and undertakings under the Guaranty; (iv) the Borrower causing the Aircraft to be maintained, stored and insured as required by the terms of this Agreement and the other Related Documents (including performing the obligations of the Lessee in respect of such matters and associated matters under the Lease, the Charter Agreement and the other Lease Operative Documents as in effect prior to any termination thereof) and paying the costs of storage, maintenance, insurance, ferry flight and associated matters with respect to the Aircraft and (v) no other Event of Default having occurred and being continuing. During any Remarketing Period, the Borrower shall use its commercially reasonable efforts, at its own cost and expense, to enter into a new lease and charter arrangement in respect of the Aircraft with a new Eligible Operator. Such new lease and charter arrangement shall be permitted only if (1) the proposed new operator is an Eligible Operator, and the proposed new lease and charter arrangement is on terms reasonably acceptable to the Administrative Agent, (2) the Borrower shall submit to the Administrative Agent such information reasonably requested by the Administrative Agent no later than 10 Business Days prior to the commencement of such proposed new lease and charter arrangement, and (3) the Borrower shall comply with Article IV hereof as if the Aircraft were the subject of the Borrowing hereunder; provided, however, the Administrative Agent may require conditions to satisfied in addition to those set forth in Article IV to the extent reasonably deemed prudent or necessary by the Administrative Agent, taking into account the identity of the proposed new Eligible Operator, the terms of the proposed new lease and charter arrangement, the structure of the proposed new lease and charter arrangement and such other factors deemed relevant by the Administrative Agent. Prior to or contemporaneously with any new lease and charter arrangement entered into in accordance with this Section 5.17, amendments or other modifications to this Agreement and the other Loan Documents, in each case in form and substance satisfactory to the Administrative Agent, shall be entered into in order to effect any changes to such documents reasonably requested by the Administrative Agent in connection therewith. The remarketing of the Aircraft and the obligations of the Borrower set forth in this Section 5.17 shall be performed in accordance with the Borrower’s own policies and procedures and standards consistent with the reasonable commercial practices of leading international aircraft operating lessors for aircraft coming off lease and subject to financings. Notwithstanding anything to the contrary herein, (x) during any Remarketing Period and provided that no Event of Default is otherwise occurring, no remedies available pursuant to the Security Agreement will be exercised by or on behalf of the Security Trustee or the Secured Parties and (y) any Remarketing Period shall terminate upon the occurrence of any Event of Default.

Section 5.18. ESP Agreement. If at any time the Borrower receives a “Notice of Default” (as defined in any Engine Manufacturer’s Consent) the Borrower shall, within 30 days of receipt of such Notice of Default, (a) remedy all existing defaults of the Manufacturer under the ESP Program agreement referred to in such Engine Manufacturer’s Consent and (b) unless an Event of Default shall have occurred and be continuing (in which case the Borrower shall not unless so requested by the Security Trustee), enter into the follow-on ESP Program agreement referred to in such Engine Manufacturer’s Consent.

ARTICLE VI

NEGATIVE COVENANTS

From the Effective Date until the Commitments have expired or terminated and the principal and interest on each Loan and all other Obligations have been paid in full, the Borrower covenants and agrees with the Secured Parties that:

Section 6.01. Transfers; Aircraft Sales. Except as expressly contemplated by the Related Documents, neither the Borrower nor any of its Subsidiaries shall directly or indirectly assign, convey or otherwise transfer any of its right, title or interest in and to the Collateral, this Agreement or any of the other Related Documents. The Borrower covenants and agrees that it will not Dispose of any Aircraft (a) prior to the second anniversary of the Effective Date (in the case of any Aircraft funded by a Class A-1 Loan and a Class A-2 Loan (other than the 23rd Aircraft financed under this Agreement)) or prior to the second anniversary of the Amendment Effective Date (in the case of any Aircraft funded by a Class A-3 Loan) and (b) unless the Attributable Amount in respect of such Aircraft shall be prepaid on or prior to the date of such Disposition pursuant to Section 2.07(a)(i).

Section 6.02. Liens. Neither the Borrower nor any of its Subsidiaries will directly or indirectly create, incur, assume or suffer to exist any Liens (other than Permitted Liens) with respect to any of the properties or assets included in the Collateral, and the Borrower shall or shall cause it Subsidiaries to, at the Borrower’s own cost and expense, promptly take such action as may be necessary to discharge duly any such Lien, and it will cause restitution to be made to the Collateral in the amount of any diminution of the value thereof as the result of any such Liens thereon attributable to the Borrower or its Subsidiaries.

Section 6.03. Indebtedness. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness (including the Indebtedness incurred under the Loan Documents) unless, after giving effect thereto (a) the Borrower’s Adjusted Available Liquidity shall not be less than $5,000,000 and (b) with respect to any Indebtedness created, incurred or assumed on or after September 30, 2015, the Consolidated Debt Service Coverage Ratio shall not be less than the Required Debt Service Coverage Ratio. Notwithstanding anything to the contrary herein, Indebtedness created, incurred or assumed under this Section 6.03 may be created, incurred or assumed only if the Borrower has delivered the financial statements required to be delivered by it pursuant to Section 5.01(a)(i) or (a)(iii) through the date of such creation, incurrence or assumption (as applicable).

Section 6.04. Restricted Payments. The Borrower shall not, and shall not permit any of its Subsidiaries to, declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend and, in the case of any Subsidiary of the Borrower, dividends payable to the Borrower or a wholly-owned Subsidiary of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any equity interests of the Borrower or any Subsidiary of the Borrower, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or such Subsidiary (collectively, “Restricted Payments”), except that after September 30, 2016, the Borrower may make a Restricted Payment if, after giving effect to such to such Restricted Payment:

(a)          no Default or Event of Default shall have occurred and be continuing;

(b)          the Borrower’s Adjusted Available Liquidity, calculated on a pro forma basis after giving effect to such Restricted Payment and all other Restricted Payments and any Indebtedness not reflected on the Borrower’s most recent balance sheet, shall not be less than $10,000,000;

(c)          the Consolidated Debt Service Coverage Ratio, calculated on a pro forma basis after giving effect to such Restricted Payment and all other Restricted Payments and any Indebtedness not reflected on the Borrower’s most recent balance sheet, shall not be less than the Required Debt Service Coverage Ratio;

(d)          (i) the Class A LTV Ratio, as of the date of such Restricted Payment, shall be no greater than 60% and (ii) the LTV Ratio, as of the date of such Restricted Payment, shall be no greater than 67%; and

(e)          the aggregate amount of Restricted Payments made pursuant to this Section 6.04 does not exceed (i) 25% of the aggregate Consolidated Net Income for each fiscal quarter of the Borrower commencing with the fiscal quarter ending December 31, 2013 minus (ii) 100% of the aggregate Consolidated Net Loss for each such fiscal quarter of the Borrower;

provided that, in no event shall the aggregate amount of Restricted Payments permitted to be made under this Section 6.04 on or prior to December 31, 2017 exceed $5,000,000.

Notwithstanding anything to the contrary herein, any Restricted Payment under this Section 6.04 may be made only if the Borrower has delivered the financial statements required to be delivered by it pursuant to Section 5.01(a)(i) or (a)(iii) through the date such Restricted Payment is made, and the CMV Appraisal required in respect of such Restricted Payment under Section 5.02(d). In addition, it is understood and agreed that the following shall not constitute Restricted Payments hereunder: (A) distributions to the sole member of the Borrower made to fund subsequent distributions by such sole member pursuant to Section 9.3 of the Second Amended and Restated Limited Liability Company Agreement of such sole member, as in effect on the Effective Date (and the Borrower hereby represents and warrants that the Borrower has delivered to the Administrative Agent true, complete and correct copies of such Second Amended and Restated Limited Liability Company Agreement as in effect on the Effective Date) and (B) proceeds of the Borrower’s key man life insurance policy that are payable to the Borrower’s sole member.

Section 6.05. Transactions with Affiliates. The Borrower shall not, and shall not permit its Subsidiaries to, enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b)(i) in the ordinary course of business of the Borrower or the relevant Subsidiary and (ii) upon fair and reasonable terms no less favorable to the Borrower or the relevant Subsidiary than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate or (c) made with or among wholly-owned Subsidiary Guarantors of the Borrower.

Section 6.06. Changes in Fiscal Periods. The Borrower shall not permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower’s method of determining fiscal quarters.

Section 6.07. Non-Petition. The Borrower shall not, and shall not permit any of its Subsidiaries to, prior to the date that is one year and one day (or, if longer, the applicable preference period under chapter 11 of title 11 of the United States Code then in effect and one day) after the payment in full of all Obligations, institute against, or join any other Person in instituting against any Loan Party any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy, insolvency, reorganization or similar law.

Section 6.08. Investments. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any Investment in any Person that is not a Loan Party (other than any Special Purpose Subsidiary), unless:

(a)          after giving effect to such Investment (i) the Borrower’s Adjusted Available Liquidity shall not be less than $10,000,000, (ii) the Consolidated Debt Service Coverage Ratio shall not be less than the Required Debt Service Coverage Ratio and (iii) the Class A LTV Ratio, as of the date of such Investment, shall be no greater than 75%; or

(b)         such Investment is made in a Subsidiary of the Borrower that is at least majority-owned and Controlled by the Borrower, and after giving effect to such Investment (i) the Borrower’s Adjusted Available Liquidity shall not be less than $10,000,000 and (ii) the aggregate amount of Investments made pursuant to this Section 6.08(b) does not exceed the greater of (x) $10,000,000 and (y)(1) 50% of the aggregate Consolidated Net Income for each fiscal quarter of the Borrower commencing with the fiscal quarter ending September 30, 2014 minus (2) 100% of the aggregate Consolidated Net Loss for each such fiscal quarter of the Borrower.

Notwithstanding anything to the contrary herein, any Investment under this Section 6.08 may be made only if (1) no Default or Event of Default is continuing after giving effect thereto and (2) the Borrower has delivered the financial statements required to be delivered by it pursuant to Section 5.01(a)(i) or (a)(iii) through the date such Investment is made, and the CMV Appraisal required in respect of such Investment under Section 5.02(d).

ARTICLE VII

EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur:

(a)          (i) the Borrower shall fail to pay any principal of or interest on any Loan within three Business Days of the same becoming due and payable, or (ii) the Borrower or any Loan Party shall fail to pay any other amount payable under this Agreement or under any other Loan Document that is past due within five Business Days of receiving written notice that such amounts are payable;

(b)         any representation or warranty made or deemed made by or on behalf of any Loan Party in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification hereof or thereof, shall prove to have been incorrect in any material respect (other than any representation or warranty that is qualified by Material Adverse Effect or other materiality, in which case such representation or warranty shall be incorrect in any respect) when made or deemed made;

(c)          any Loan Party shall fail to observe or perform any covenant, condition or agreement applicable to it contained in Section 5.02(e), 5.02(f), 5.03 (with respect to corporate existence), 5.05, 5.06, 5.15 or Article VI;

(d)         any Loan Party shall fail to observe or perform any covenant, condition or agreement applicable to it contained in this Agreement (other than those specified in clauses (a), (b) or (c) of this Article) or any other Loan Document and such failure has continued unremedied for a period of 30 days after notice thereof to the Borrower from the Administrative Agent (which may be given at the request of any Lender);

(e)          an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

(f)          any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (e) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(g)         any Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(h)         any Loan Party shall (i) default in making any payment of any principal of or interest on any Indebtedness (including any Guarantee Obligation, but excluding the Loans) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition (in the case of this clause (ii)) is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause (by acceleration or otherwise), such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided that a default, event or condition described in this paragraph shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in this paragraph shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $5,000,000;

(i)           one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against any Loan Party or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party to enforce any such judgment;

(j)           either (i) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect or (ii) any other event (other than an event occurring in the ordinary course) shall have occurred with respect to a Foreign Plan that, in the opinion of the Required Lenders, when taken together with all other such events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

(k)          the Liens created by the Security Agreement shall at any time not constitute a valid and first-priority perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Secured Parties to secure the Obligations, free and clear of all other Liens (other than Permitted Liens) or the validity, perfection or priority of the Liens created by the Security Agreement shall be contested by any Loan Party, or, except for termination or expiration in accordance with its terms or termination in accordance herewith, the Security Agreement shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Loan Party;

(l)           the Guaranty shall cease, for any reason, to be in full force and effect or has been repudiated by any Guarantor; or

(m)         Subject to Section 5.17, (i) any Lease Event of Default shall have occurred and be continuing or (ii) the Lease or the Charter Agreement shall have been terminated or shall be terminable;

then, and in every such event (other than an event described in clause (e) or (f) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders, by notice to the Borrower cancel the Commitments and/or declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the Commitments shall be cancelled and the principal of the Loans so declared to be due and payable, together with accrued interest thereon, Prepayment Fee and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event described in clause (e) or (f) of this Article, the Commitments shall be automatically cancelled and the principal of the Loans then outstanding, together with accrued interest thereon, Prepayment Fee and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

Following an Event of Default, all proceeds from the disposition of Collateral shall be distributed in accordance with the Security Agreement.

ARTICLE VIII

THE ADMINISTRATIVE AGENT AND SECURITY TRUSTEE

Section 8.01. Appointment. Each Secured Party hereby irrevocably designates and appoints (i) Bank of Utah, as the administrative agent of such Secured Party under this Agreement and the other Loan Documents and (ii) Bank of Utah, as the security trustee to take such action on behalf of the Secured Parties and to exercise such powers and discretion as are expressly delegated to it under this Agreement and each other Loan Document to which it is a party, and each Lender irrevocably authorizes each Secured Party Representative, in such capacity, to take such action on its behalf and to exercise such powers and perform such duties as are expressly delegated to it under the provisions of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto.

Each Secured Party Representative and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Secured Party Representative were not a Secured Party Representative. With respect to its Loans made or renewed by it, each Secured Party Representative shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not a Secured Party Representative, and the terms “Lender” and “Lenders” shall include each Secured Party Representative in its individual capacity.

Section 8.02. Exculpatory Provisions. No Secured Party Representative shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) neither the Administrative Agent nor the Security Trustee shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Secured Party Representative shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Secured Party Representative is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein and in the other Loan Documents, no Secured Party Representative shall have any duty to take any discretionary action or exercise any discretionary powers or have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party that is communicated to or obtained by such Secured Party Representative or any of its Affiliates in any capacity. No Secured Party Representative shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or the Required Class A Lenders, the Required Class A-1 Lenders, Required Class A-2 Lenders, Required Class A-3 Lenders, or the Required Class B Lenders, as applicable) or in the absence of its own gross negligence or willful misconduct. No Secured Party Representative shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Secured Party Representative by a Loan Party, and neither Secured Party Representative shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith (including recalculating or re-verifying any calculation or information set forth therein), (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to such Secured Party Representative.

Section 8.03. Reliance. Each Secured Party Representative shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Loan Parties), independent accountants and other experts selected by such Secured Party Representative. The Secured Party Representatives may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 9.04 and all actions required by such Section in connection with such transfer shall have been taken. Each Secured Party Representative shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Secured Party Representative shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

Section 8.04. Delegation. Each Secured Party Representative may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys in fact and shall be entitled to advice of counsel of its own choosing concerning all matters pertaining to such duties and shall not incur any liability in acting in good faith in accordance with any advice from such counsel. No Secured Party Representative shall be responsible for the negligence or misconduct of any agents or attorneys-in fact selected by it with reasonable care.

Section 8.05. Successor Agent. The Administrative Agent may resign as Administrative Agent and the Security Trustee may resign as Security Trustee upon 10 days’ notice to the Lenders and the Borrower. If any such Secured Party Representative shall resign under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor representative for the Lenders, which successor representative shall (unless an Event of Default shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of such Secured Party Representative, and the term “Administrative Agent” or “Security Trustee,” as the case may be, shall mean such successor representative effective upon such appointment and approval, and such former Secured Party Representative’s rights, powers and duties as such Secured Party Representative shall be terminated, without any other or further act or deed on the part of such former Secured Party Representative or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as such Secured Party Representative by the date that is 10 days following a retiring Secured Party Representative’s notice of resignation, then the retiring Secured Party Representative may apply to a court of competent jurisdiction for the appointment of a successor Secured Party Representative or for other appropriate relief. Upon receipt of the identity of the successor Security Trustee, the Security Trustee shall deliver the Collateral then held under the Loan Documents to the successor Security Trustee. Upon its resignation and delivery of the Collateral as set forth in this Section, the Security Trustee shall be discharged of and from any and all further obligations arising in connection with the Collateral or this Agreement. After any retiring Secured Party Representative’ resignation as Secured Party Representative, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Secured Party Representative under this Agreement and the other Loan Documents.

Each Lender expressly acknowledges that neither of the Secured Party Representatives nor any of their respective officers, directors, employees, agents, attorneys in fact or Affiliates have made any representations or warranties to it and that no act by any Secured Party Representative hereafter taken, including any review of the affairs of any Loan Party or any Affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Secured Party Representative to any Lender. Each Lender represents to the Secured Party Representatives that it has, independently and without reliance upon any Secured Party Representative or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Secured Party Representative or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Secured Party Representative hereunder or any other Loan Document, no Secured Party Representative shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any Affiliate of a Loan Party that may come into the possession of such Secured Party Representative or any of its officers, directors, employees, agents, attorneys in fact or Affiliates.

Section 8.06. Security Trustee. (a) The Security Trustee shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder.

(b)          Any corporation into which the Security Trustee maybe merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Security Trustee shall be a party, or any corporation succeeding to the business of the Security Trustee shall be the successor of the Security Trustee hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by Applicable Law to effect such succession, anything herein to the contrary notwithstanding.

(c)          Whenever in the administration of the provisions of this Agreement or the other Loan Documents the Security Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on the part of the Security Trustee, be deemed to be conclusively proved and established by a certificate signed by one of Borrower or the Administrative Agent’s officers, and delivered to the Security Trustee and such certificate, in the absence of gross negligence or willful misconduct on the part of the Security Trustee, shall be full warrant to the Security Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement upon the faith thereof.

(d)          Whenever, in the course of performing its duties pursuant to this Agreement or any of the Loan Documents, the Security Trustee is required to give its consent or direction or otherwise make a determination under any Loan Documents, it is understood and agreed that in all such instances it shall only provide such consent, direction or determination upon receipt of a written direction received from the Administrative Agent (subject to Section 9.02), and may conclusively rely and shall be fully protected in relying upon such direction. Notwithstanding anything herein or in the Loan Documents to the contrary, the Security Trustee shall be fully protected in refraining from giving such consent or direction in the absence of the direction of the Administrative Agent.

(e)          The parties hereto acknowledge that for purposes of applicable local law, the Security Trustee may be required to execute certain documents in its individual capacity, but always for the benefit of the Secured Parties. This notwithstanding, the parties hereto agree that with regard to such documents, the Security Trustee shall be subject to the duties and responsibilities of the Security Trustee and shall be entitled to the rights, protections, exculpations, benefits and indemnities set forth in this Agreement.

(f)           When the Security Trustee acts on any information, instructions or communications (including communications with respect to the delivery of securities or the wire transfer of funds) sent in accordance with Section 9.01, the Security Trustee, absent gross negligence or willful misconduct shall not be responsible or liable in the event such communication is not an authorized or authentic communication of the Borrower or Administrative Agent or is not in the form the Borrower and Administrative Agent sent or intended to send (whether due to fraud, distortion or otherwise).

(g)          In no event shall the Security Trustee be liable (i) for acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document from the Borrower and the Administrative Agent or any entity acting on behalf of the Borrower or the Administrative Agent, (ii) for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, (iii) for the acts or omissions of its nominees, correspondents, designees, agents, subagents or subcustodians appointed by it with due care, and (iv) for the investment or reinvestment of any cash held by it hereunder, in each case in good faith, in accordance with the terms hereof, including any liability for any delays in the investment or reinvestment of the Collateral, or any loss of interest or income incident to any such delays.

(h)          The Security Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Security Trustee (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

(i)           The Security Trustee shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited under any Loan Document, or for any description therein, or for the identity or authority of Persons executing or delivering or purporting to execute or deliver any such document, security or endorsement. The Security Trustee shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited under any Loan Document.

(j)           The Security Trustee shall not be under any duty to give the Collateral held by it under the Loan Documents any greater degree of care than it gives its own similar property (but in any event should use reasonable care and diligence) and shall not be required to invest any funds held by it except as directed in the Security Agreement. Uninvested funds held by the Security Trustee shall not earn or accrue interest.

(k)          In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Security Trustee under any Loan Document, the Security Trustee may, in its sole discretion, refrain from taking any action other than to retain possession of the Collateral, unless the Security Trustee receives written instructions, signed by the Administrative Agent, which eliminates such ambiguity or uncertainty.

(l)           In the event of any dispute between or conflicting claims among the Borrower and the Administrative Agent and any other Person or entity with respect to any Collateral, the Security Trustee shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Collateral so long as such dispute or conflict shall continue, and the Security Trustee shall not be or become liable in any way to the Borrower and the Administrative Agent for failure or refusal to comply with such conflicting claims, demands or instructions. The Security Trustee shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Security Trustee or (ii) the Security Trustee shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all losses which it may incur by reason of so acting. Any court order, judgment or decree shall be accompanied by a legal opinion by counsel for the presenting party, satisfactory to the Security Trustee, to the effect that said order, judgment or decree represents a final adjudication of the rights of the parties by a court of competent jurisdiction, and that the time for appeal from such order, judgment or decree has expired without an appeal having been filed with such court. The Security Trustee shall act on such court order and legal opinions without further question. The Security Trustee may, in addition, elect, in its good faith reasonable discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its good faith reasonable discretion, necessary. The costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such proceeding shall be paid by, and shall be deemed a joint and several obligation of, the Borrower and the Administrative Agent.

The Borrower shall pay or reimburse the Security Trustee upon request for any transfer taxes or other taxes relating to the Collateral incurred in connection herewith and shall indemnify and hold harmless the Security Trustee from any amounts that it is obligated to pay in the way of such taxes. The Borrower shall provide the Security Trustee with an appropriate IRS W-9 form upon request. It is understood that the Security Trustee shall be responsible for income reporting only as required by Applicable Law with respect to income earned on the Collateral held by the Security Trustee and will not be responsible for any other reporting; provided, however, that pursuant to the first sentence of this paragraph, the Borrower shall be responsible for the payment of any taxes on such income. This paragraph shall survive notwithstanding any termination of this Agreement or the resignation or removal of the Security Trustee.

(m)         Each Lender hereby authorizes the Security Trustee, upon direction from the Administrative Agent (with the Administrative Agent acting in its sole discretion) to release the Lien granted to it (for the benefit of the Lenders and the other secured parties) on all or any portion of the Collateral in connection with the sale, exchange, transfer or other Disposition or Total Loss of any asset included in the Collateral, in each case to the extent undertaken in accordance with the terms of this Agreement and the Security Agreement.

Section 8.07. Administrative Agent. The parties hereto acknowledge that, in order to comply with its obligations under the PATRIOT Act, the Administrative Agent is required to obtain, verify, and record certain information and documentation from the other parties hereto. Each of the parties hereby agrees that such party will provide the Administrative Agent with such information as it may request as may be necessary for it to satisfy the requirements of the PATRIOT Act.

ARTICLE IX

MISCELLANEOUS

Section 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) of this Section), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)         if to the Borrower, to

Wheels Up Partners LLC

220 West 42nd Street, 16th Floor

New York, NY 10036

Telephone: (212) 257-5243

Facsimile:   (646) 517-5620

E-mail:        cthorsberg@wheelsup.com and jhorowitz@wheelsup.com

Attention:   Carl Thorsberg and Jason Horowitz

if to the Administrative Agent, to:

Bank of Utah

200 E. South Temple, Suite 210

Salt Lake City, UT 84111

Facsimile: (801) 746-3519

if to the Security Trustee, to:

Bank of Utah

200 E. South Temple, Suite 210

Salt Lake City, UT 84111

Facsimile: (801) 746-3519

Attention: Corporate Trust Services

(ii)        if to any Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b)          Notices and other communications to or information for, including the information referred to in Section 5.01, the Administrative Agent or the Lenders may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided further that approval of such procedures may be limited to particular notices or communications, it being acknowledged that delivery of notices of Borrowing to the Administrative Agent pursuant to Section 2.03 may be effected by email transmission.

(c)          Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to the Borrower and the Administrative Agent). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 9.02. Waivers; Amendments.

(a)          No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)         Amendments. Neither this Agreement or any Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 9.02. The Required Lenders and each Loan Party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Secured Party Representatives and each Loan Party to the relevant Loan Document may, from time to time, (1) enter into written amendments, supplements or modifications hereto and thereto (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or changing in any manner the rights of the Lenders or of the Borrower hereunder or (2) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

(i)          increase any Commitment or outstanding Loans of any Lender without the written consent of such Lender;

(ii)         reduce or forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Loan, reduce the stated rate of any interest or fee payable under this Agreement (except in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders)) or extend the scheduled date of any payment thereof, in each case, without the written consent of each Lender;

(iii)        change Section 2.15(b) without the written consent of each affected Lender, or change 2.15(c) or (d) in a manner that would alter the pro rata sharing of payments required thereunder, without the written consent of each Lender;

(iv)        change any of the provisions of this Section or the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(v)         release all or substantially all of the Collateral without the written consent of each Lender, in each case, other than in connection with a Disposition permitted hereunder, or release all or substantially all of the Guarantors from the Guaranty without the written consent of each Lender; and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of any Secured Party Representative hereunder without the prior written consent of such Secured Party Representative (such consent not to be unreasonably withheld or delayed);

(vi)        amend or modify Section 2.07(b), (c) or (d) without the written consent of each Lender;

(vii)       amend or modify Section 2.07(a)(iv), 2.07(a)(v), 5.06, 6.02, 6.04 or 6.08 of this Agreement, or Section 7.02 of the Security Agreement, without the written consent of the Required Class B Lenders;

(viii)      amend, modify or otherwise affect the rights or obligations of solely the Class A-1 Lenders, Class A-2 Lenders, Class A-3 Lenders or Class B Lenders without the prior written consent of the Required Class A-1 Lenders, the Required Class A-2 Lenders, the Required Class A-3 Lenders or the Required Class B Lenders, as applicable; or

(ix)        amend any provision of the Intercreditor Agreement without the consent of each Person required under Section 4(a) thereof.

(c)          Updated Schedules. The Borrower may provide an Authorized Officer’s certificate from time to time attaching replacement details for Schedules 3.10 which, upon confirmation by the Administrative Agent that such Schedule is accepted, shall replace such Schedule without further signature from the Secured Parties or the Loan Parties. Promptly following the effectiveness of any such replacement, the Administrative Agent shall circulate such replacement Schedule to the Lenders.

Section 9.03. Expenses; Indemnity; Damage Waiver.

(a)          Costs and Expenses. The Borrower agrees to pay (i) all reasonable and documented out of pocket expenses incurred by the Secured Party Representatives and their respective Affiliates, including the reasonable and documented fees, charges and disbursements of counsel for each Secured Party Representative and Lenders, in connection with the syndication by the arranger of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (including charges for Intralinks® and reasonable and documented fees, disbursements and other charges of counsel) (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out of pocket expenses incurred by either Secured Party Representative or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, Security Trustee, or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including in connection with any workout, restructuring or negotiations in respect thereof, and (iii) all costs, expenses, assessments and all other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by the Security Agreement or any other document referred to therein.

(b)          Indemnification by the Borrower. The Borrower agrees to indemnify the Administrative Agent, the Security Trustee and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless on an after-tax basis from, any and all losses, claims, damages, liabilities and related expenses (excluding Indemnified Taxes, Other Taxes and Excluded Taxes, which for the avoidance of doubt are dealt with solely under Section 2.14), including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third party or any Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom or any payments that the Administrative Agent or Security Trustee is required to make under any indemnity, (iii) the possession, use, ownership, operation, condition, manufacture, design, registration and maintenance of any Aircraft or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee.

(c)          Reimbursement by Lenders. To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Security Trustee under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Security Trustee, as the case may be, a portion of such unpaid amount equal to such Lender’s proportion of the aggregate Loans.

(d)          Waiver of Consequential Damages, Etc. To the extent permitted by Applicable Law, no Loan Party or Secured Party shall assert, and the Borrower hereby waives on behalf of itself and each Loan Party, any claim against any Indemnitee or any Loan Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or the transactions contemplated hereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except if such unintended disclosure results from the gross negligence of any such Indemnitee.

(e)          Payments. All amounts due under this Section shall be payable promptly after written demand therefor.

Section 9.04. Successors and Assigns.

(a)          Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)         Assignments by Lenders. (i) Any Lender may assign to one or more assignees (other than (x) the Borrower or any Affiliate thereof or (y) any competitor of the Borrower listed on Schedule 5 hereto) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the consent of the Borrower, such consent not to be unreasonably withheld or delayed and to be deemed given if no express refusal is received by the requesting Lender within ten Business Days of such request for consent; provided that no consent of the Borrower shall be required for an assignment (A) to a Lender, an Affiliate of a Lender or an Approved Fund, (B) after the expiration of the Commitment Period or (C) if an Event of Default has occurred and is continuing. The amount of each such assignment of the Commitment or Loans of a Lender shall not be less than $5,000,000 (except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or outstanding Loans). In connection with any assignment hereunder the assignee, if it is not then a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire, and if such assignee is not a commercial bank or an investment bank, it shall give notice to the Administrative Agent and the Borrower at least 3 days prior to the effective date of such assignment.

(ii)         The parties to any assignment hereunder shall execute and deliver to the Administrative Agent on or prior to the effective date of such assignment an Assignment and Acceptance, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement (provided the Borrower shall not be obliged to make any payment to such assignee under Sections 2.12, 2.13 and 2.14 of this Agreement in an amount greater than it would have had to make had such assignment not taken place based on Applicable Laws, rules or regulations existing at the time of such assignment), and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 9.03).

(iii)        The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time. The entries in such register shall be conclusive, and the Borrower, the Administrative Agent, the Security Trustee and the Lenders may treat each Person whose name is recorded in such register as a Lender for all purposes of this Agreement, notwithstanding notice to the contrary.

(iv)       Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, if any, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the register maintained under clause (iii) hereof as provided in this paragraph.

(c)          (i) Any Lender may, without the consent of the Borrower, sell participations to one or more banks or other entities (other than (x) the Borrower or any Affiliate thereof or (y) any competitor of the Borrower listed on Schedule 5 hereto) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents (including all or a portion of the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Security Trustee and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.15(d) as though it were a Lender.

(ii)         Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.12 or 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.14 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.14(e) as though it were a Lender.

(iii)        Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in such Lender’s Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(d)          Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledge or assignee for such Lender as a party hereto.

Section 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.12, 2.13, 2.14 and 9.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

Section 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements covering fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Article IV, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or email transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Loan Party against any of and all the obligations of any Loan Party now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 9.09. Governing Law; Jurisdiction; Service of Process; Etc.

(a)          Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, including Section 5-1401 of the New York General Obligations Law.

(b)          Submission to Jurisdiction. The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or the other Loan Documents shall affect any right that the Administrative Agent, the Security Trustee or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Loan Party or its properties in the courts of any jurisdiction.

(c)          Process Agent. The Borrower hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of New York may be made upon it at its registered office in the State of New York and that if it shall at any time cease to have a registered office in the State of New York it shall promptly appoint a process agent reasonably acceptable to the Administrative Agent (the “Process Agent”), which Process Agent shall be duly and irrevocably appointed as the Borrower’s agent and true and lawful attorney in fact in its name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of the Process Agent to give any notice of any such service of process to the Borrower shall not impair or affect the validity of such service or of any judgment based thereon. The Borrower hereby further irrevocably consents to the service of process in any suit, action or proceeding in such courts by the mailing thereof by the Administrative Agent, the Security Trustee or any Lender by registered or certified mail, postage prepaid, at its address set forth in Section 9.01.

(d)          Waiver of Venue. The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document brought in court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(e)          Other Service. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12. Confidentiality. Each of the Borrower, each other Loan Party (and the Borrower hereby agrees on behalf of each such Loan Party), the Administrative Agent, the Security Trustee and the Lenders agrees to maintain the confidentiality of this Agreement and all information provided in connection herewith, provided that each such Person shall be permitted to disclose such information (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by Applicable Laws or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) in the case of any Secured Party, subject to an agreement containing provisions substantially the same as those of this paragraph, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (subject to confidentiality agreements customary in the commercial lending industry that contain confidentiality provisions no less restrictive than this Section 9.12) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and their obligations (subject to confidentiality agreements customary in the commercial lending industry that contain confidentiality provisions no less restrictive than this Section 9.12), (g) in the case of any Secured Party, with the consent of the Borrower or (h) to the extent such information (i) becomes publicly available other than as a result of a breach of this paragraph or (ii) in the case of any Secured Party, becomes available to such Secured Party on a nonconfidential basis from a source other than the Borrower.

Section 9.13. USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), (the “PATRIOT Act”) it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with said Act.

Section 9.14. Certain Acknowledgments. Each of the parties hereto acknowledges and agrees that (a) the aggregate outstanding principal amount of the Class A-1 Loans on the Amendment Effective Date is $55,482,000, and the aggregate outstanding principal amount of the Class A-2 Loans on the Amendment Effective Date is $36,988,000 and (b) the aggregate outstanding principal amount of Class A-1 Loans held by each Class A-1 Lender on the Amendment Effective Date and the aggregate outstanding principal amount of Class A-2 Loans held by each Class A-2 Lender on the Amendment Effective Date is as set forth on Schedule 1.

Section 9.15. Affirmation Regarding Certain Security Documents and Liens. In connection with the execution and delivery of this Agreement, the Borrower, as debtor, grantor, pledgor, guarantor, or in any other similar capacity in which the Borrower granted Liens or security interests in its properties, as the case may be, in each case under the “Loan Documents” heretofore executed and delivered in connection with or pursuant to the Original Credit Agreement (as amended, supplemented or otherwise modified prior to the Amendment Effective Date, all such agreements being collectively referred to hereinafter as the “Prior Security Documents”), (a) hereby ratifies and reaffirms all of its remaining payment and performance obligations, contingent or otherwise, if any, under each of the Prior Security Documents (as modified and/or restated by this Agreement) and (b) to the extent the Borrower granted Liens on or security interests in any of its properties pursuant to any such Prior Security Documents, hereby ratifies and reaffirms such grant of security and confirms that such Liens and security interests continue to secure the Obligations, including, without limitation, all additional Obligations resulting from or incurred pursuant to this Agreement and the other Loan Documents. All references in such Prior Security Documents to the term “Obligations” shall hereafter mean and refer to the Obligations as redefined in the Security Agreement and shall include all additional Obligations resulting from or incurred pursuant to this Agreement, the Security Agreement and the other Loan Documents. All obligations of the Borrower under the Original Credit Agreement shall become obligations of the Borrower hereunder, and the provisions of the Original Credit Agreement shall be superseded by the provisions hereof. Each of the parties hereto confirms that the amendment and restatement of the Original Credit Agreement pursuant to this Agreement shall not constitute a novation of the Original Credit Agreement.

Section 9.16. Acknowledgment Regarding Sole Lead Arranger and Sole Bookrunner.

(a)          Each party hereto acknowledges that Jefferies LLC, and/or certain of its Affiliates, and/or certain of its or its Affiliates’ directors, officers, employees or agents (each of the foregoing, an “Arranger Person”), currently own equity interests in Wheels Up Partners Holdings LLC (“Holdings”), the sole member of the Borrower, and may in the future own equity interests in Holdings and/or any of its Affiliates (including the Borrower and the Subsidiary Guarantors), and certain Arranger Persons are now and may in the future be members of the Borrower’s aircraft use membership program. Each party hereto agrees that each Arranger Person may make loans (including Loans) to, accept deposits from and generally engage in any kind of business with any Loan Party or any Affiliate of a Loan Party as though such Arranger Person were not an Arranger Person. With respect to Loans made or renewed by it (if any), each Arranger Person shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not an Arranger Person.

(b)         Each Lender represents to Jefferies LLC that it has, independently and without reliance upon any Arranger Person, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents to Jefferies LLC that it will, independently and without reliance upon any Arranger Person, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

WHEELS UP PARTNERS LLC

By:	/s/ Carl F. Thorsberg
Name: Carl F. Thorsberg
Title: Chief Financial Officer

BANK OF UTAH, as Security Trustee

By:	/s/ Michael Hoggan
Name: Michael Hoggan
Title: Vice President

BANK OF UTAH, as Administrative Agent

By:	/s/ Michael Hoggan
Name: Michael Hoggan
Title: Vice President

Lenders

MAGNETAR XING HE MASTER FUND LTD., as a Class A-1 Lender
By: Magnetar Financial LLC, its investment manager

By:	/s/ Michael Turro
Name: Michael Turro
Title: Chief Compliance Officer

MAGNETAR SC FUND LTD., as a Class A-1 Lender
By: Magnetar Financial LLC, its investment manager

By:	/s/ Michael Turro
Name: Michael Turro
Title: Chief Compliance Officer

MAGNETAR CONSTELLATION MASTER FUND, LTD., as a Class A-1 Lender
By: Magnetar Financial LLC, its investment manager

By:	/s/ Michael Turro
Name: Michael Turro
Title: Chief Compliance Officer

MAGNETAR CONSTELLATION FUND II, LTD., as a Class A-1 Lender
By: Magnetar Financial LLC, its investment manager

By:	/s/ Michael Turro
Name: Michael Turro
Title: Chief Compliance Officer

MEDLEY CAPITAL CORPORATION, as a Class A-2 Lender

By:	/s/ Richard Allorto
Name: Richard Allorto
Title: CFO

THL CREDIT, INC., as a Class A-2 Lender

By:	/s/ W. Hunter Stropp
Name: W. Hunter Stropp
Title: President

THL CREDIT, INC., as a Class A-3 Lender

By:	/s/ W. Hunter Stropp
Name: W. Hunter Stropp
Title: President

JEFFERIES LEVERAGED CREDIT PRODUCTS, LLC, as a Class A-3 Lender

By:	/s/ Mark Sahler
Name: Mark Sahler
Title: Managing Director

JEFFERIES LEVERAGED CREDIT PRODUCTS, LLC, as a Class B Lender

By:	/s/ Mark Sahler
Name: Mark Sahler
Title: Managing Director

ABILITY INSURANCE COMPANY, as a Class A-3 Lender

By: Advantage Capital Management LLC, as attorney-in-fact

By:	/s/ Mike Minnich
Name: Mike Minnich
Title: Member

STS PARTNERS FUND, LP, as a Class A-3 Lender

By:	/s/ Brad Craig
Name: Brad Craig
	Title:	COO, Deer Park Road Corp, Investment Manager for STS Partners Fund, L.P.

MAGNETAR ANDROMEDA SELECT FUND LLC, as a Class B Lender
By: Magnetar Financial LLC, its manager

By:	/s/ Michael Turro
Name: Michael Turro
Title: Chief Compliance Officer

MAGNETAR STRUCTURED CREDIT FUND, LP, as a Class B Lender
By: Magnetar Financial LLC, its general partner

By:	/s/ Michael Turro
Name: Michael Turro
Title: Chief Compliance Officer

MAGNETAR CONSTELLATION FUND IV LLC
By: Magnetar Financial LLC, its manager

By:	/s/ Michael Turro
Name: Michael Turro
Title: Chief Compliance Officer

SCHEDULE 1

Commitments; Outstanding Loans1

Lender	Class A-1 Commitment	Outstanding Class A-1 Loans	Class A-2 Commitment	Outstanding Class A-2 Loans	Class A-3 Commitment	Class B Commitment
Magnetar Xing He Master Fund, Ltd.	$412,620	$7,212,660	--	--	--	--
Magnetar SC Fund Ltd.	$698,280	$12,206,040	--	--	--	--
Magnetar Constellation Master Fund, Ltd.	$1,460,040	$25,521,720	--	--	--	--
Magnetar Constellation Fund II, Ltd.	$603,060	$10,541,580	--	--	--	--
Medley Capital Corporation	--	--	$1,587,000	$27,741,000	--	--
THL Credit, Inc.	--	--	$529,000	$9,247,000	$10,000,000	--
Jefferies Leveraged Credit Products, LLC	--	--	--	--	$37,850,000	$7,000,000
Ability Insurance Company	--	--	--	--	$5,000,000	--
STS Partners Fund, LP	--	--	--	--	$5,000,000	--
Magnetar Andromeda Select Fund LLC	--	--	--	--	--	$4,215,000
Magnetar Structured Credit Fund, LP	--	--	--	--	--	$4,797,000
Magnetar Constellation Fund IV LLC	--	--	--	--	--	$1,488,000
TOTAL:	$3,174,000	$55,482,000	$2,116,000	$36,988,000	$57,850,000	$17,500,000

1 As of the Amendment Effective Date.

SCHEDULE 1

SCHEDULE 2

Amortization Schedule for each Aircraft

A.	Amortization schedule for Class A Loans:

Installment No.[1]	Principal Amount to be Paid
1	$70,000
2	$70,000
3	$70,000
4	$70,000
5	$85,000
6	$85,000
7	$85,000
8	$85,000
9	$105,000
10	$105,000
11	$105,000
12	$105,000
13	$115,000
14	$115,000
15	$115,000
16	$115,000
17	$125,000
18	$125,000
19	$125,000
20	$125,000
21	$135,000
22	$135,000
23	$135,000
24	$135,000
25	$155,000
26	$155,000
27	$155,000
28	All remaining amounts

1 Each installment to be payable on the respective Payment Date following the Borrowing Date for the relevant Loans, commencing on the Amortization Date for such Loans.

SCHEDULE 2

B.	Amortization schedule for Class B Loans:

Installment No.[2]	Principal Amount to be Paid
1	$0
2	$0
3	$0
4	$0
5	$12,500
6	$12,500
7	$12,500
8	$12,500
9	$12,500
10	$12,500
11	$12,500
12	$12,500
13	$12,500
14	$12,500
15	$12,500
16	$12,500
17	$12,500
18	$12,500
19	$12,500
20	$12,500
21	$12,500
22	$12,500
23	$12,500
24	$12,500
25	$12,500
26	$12,500
27	$12,500
28	All remaining amounts

2 Each installment to be payable on the respective Payment Date following the Borrowing Date for the relevant Loans (or, in the case of the initial Class B Loans made pursuant to the first sentence of Section 2.01(c), on the respective Payment Date following the Borrowing Date for the Class A Loans made in respect of the relevant Aircraft), commencing on the Amortization Date for such Loans.

SCHEDULE 2

SCHEDULE 3

Subsidiaries

Wheels Up Aviation Canada Inc.

SCHEDULE 3

SCHEDULE 4

Special U.S. Requirements

(i)        (A) the Lease (with any supplement thereto), the FAA bill of sale with respect to the Subject Aircraft and the FAA certificate of registration with respect to the Subject Aircraft shall be duly recorded with the FAA and (B) the Security Agreement (with the applicable Security Agreement Supplement attached), the applicable Lease Supplement shall have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the FAA;

(ii)       the Subject Aircraft shall have been duly certified by the FAA as to type and airworthiness;

(iii)      the Subject Aircraft shall have been duly registered with the FAA in the name of the Borrower;

(iv)      AC Form 8050-135 shall have been filed with the FAA with respect to the Airframe and each Engine relating to the Subject Aircraft as pertains to registrations to be made with the International Registry as provided herein, and an authorization code shall have been obtained in respect of each such interest; and

(v)       with respect to the Subject Aircraft, the international interests of the Security Agreement (as supplemented by the applicable Security Agreement Supplement), the Lease (as between the Borrower, as lessor, and the Lessee, as lessee, and as supplemented by the applicable Lease Supplement) shall have been registered with the International Registry and the collateral assignment of the Lease shall have been registered with the International Registry by the close of business on the applicable Borrowing Date, and there shall exist no other registered international interest and no registered international interest on the International Registry in relation thereto.

SCHEDULE 4

SCHEDULE 5

Competitors

Berkshire Hathaway Inc.

Bombardier Inc.

Textron Aviation

Guggenheim Partners, LLC

Flexjet

Flight Options LLC

and, in each case, any subsidiary of the foregoing that shall have been designated a prohibited assignee or Participant in writing by the Borrower to the Administrative Agent at least five Business Days prior to the relevant assignment or participation

SCHEDULE 5

SCHEDULE 6

Certain Economic Terms

“Applicable Commitment Fee Rate” means (a) with respect to the Class A-2 Commitment Fee, 3.0% per annum, (b) with respect to the Class A-3 Commitment Fee, 2.0% per annum and (c) with respect to the Class B Commitment Fee, 3.0% per annum.

“Applicable Margin” means:

(a) for the Class A-1 Loans, (i) for the period from (and including) the Effective Date to (but excluding) January 15, 2014, 4.00% per annum, (ii) for the period from (and including) January 15, 2014 to (but excluding) April 15, 2014, 6.41% per annum, (iii) for the period from (and including) April 15, 2014 to (but excluding) July 15, 2014, 7.38% per annum, (iv) for the period from (and including) July 15, 2015 to (but excluding) October 15, 2014, 8.27% per annum and (v) thereafter, 8.55% per annum;

(b) for the Class A-2 Loans, 8.55% per annum;

(c) for the Class A-3 Loans, 8.55% per annum; and

(d) for the Class B Loans, (i) for the period from (and including) the Amendment Effective Date to (but excluding) the first Payment Date falling on or after the third anniversary of the Amendment Effective Date, 11.75% per annum and (ii) thereafter, the Applicable Margin for the Class B Loans for each Class B Margin Period shall be (A) for the first Class B Margin Period, 12.75% per annum and (B) for each Class B Margin Period thereafter, the sum of (x) the Applicable Margin for the Class B Loans in effect for the immediately preceding Class B Margin Period plus (y) 1.00% per annum; provided that, for any Interest Period, the sum of Adjusted LIBOR for such Interest Period plus such Applicable Margin shall not exceed 18.00% per annum.

“Class B Margin Period” means, in respect of the Class B Loans, (a) the period commencing on (and including) the first Payment Date falling on or after the third anniversary of the Amendment Effective Date and ending on (but excluding) the date falling one month after such Payment Date and (b) thereafter, each successive period commencing on (and including) the last day of the next preceding Class B Margin Period and ending on (but excluding) the date falling one month thereafter.

“Discount Rate” means, as at any date of determination, the sum of (a) the Treasury Rate plus (b) 0.50%.

“H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System.

“Prepaid Aircraft Percentage” means 36%.

“Prepayment Calculation Period” means, in connection with the prepayment of any Class B Loan, the length of the period (calculated in years or portions thereof) from the date of such prepayment to (and including) the first Payment Date falling on or after the third anniversary of the Amendment Effective Date.

SCHEDULE 6

“Prepayment Fee” means:

(a) with respect to any Class A-1 Loan or Class A-2 Loan, (i) from and including the second anniversary of the Effective Date to but excluding the third anniversary of the Effective Date, 5% of the amount prepaid, (ii) from and including the third anniversary of the Effective Date to but excluding the fourth anniversary of the Effective Date, 4% of the amount prepaid, (iii) from and including the fourth anniversary of the Effective Date to but excluding the fifth anniversary of the Effective Date, 2% of the amount prepaid, (iv) from and including the fifth anniversary of the Effective Date to but excluding the sixth anniversary of the Effective Date, 1% of the amount prepaid and (v) any time on or after the sixth anniversary of the Effective Date, zero;

(b) with respect to any Class A-3 Loan, (i) from and including the second anniversary of the Amendment Effective Date to but excluding the third anniversary of the Amendment Effective Date, 4% of the amount prepaid, (ii) from and including the third anniversary of the Amendment Effective Date to but excluding the fourth anniversary of the Amendment Effective Date, 2% of the amount prepaid and (iii) any time on or after the fourth anniversary of the Amendment Effective Date, zero; and

(c) with respect to any Class B Loan, as at any date of determination, the excess, if any, of (i) the present value, as of the date of the relevant prepayment of such Class B Loan, of the installments of principal of and interest on such Class B Loan that, but for such prepayment, would have been payable on the Payment Dates after such prepayment to (and including) the first Payment Date falling on or after the third anniversary of the Amendment Effective Date over (ii) the principal amount of such Class B Loan then being prepaid. Such present value shall be determined by discounting the amounts of such installments quarterly (assuming a year of 360 days and actual number of days elapsed and, for which purpose, (x) the Adjusted LIBOR rate for such period shall remain fixed at the Adjusted LIBOR rate then in effect and (y) the Maturity Date for such Class B Loan shall be deemed to be the first Payment Date falling on or after the third anniversary of the Amendment Effective Date) from their respective Payment Dates to the date of such prepayment at a rate equal to the Discount Rate. In no event shall such Prepayment Fee be less than zero.

SCHEDULE 3

“Treasury Rate” means, for any Class B Loan, on any date of determination, the interest rate (in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the quarterly yield to maturity for United States Treasury securities with maturities equal to the Prepayment Calculation Period of such Class B Loan, as published in the most recent H.15(519), or if such a maturity is not published in the most recent H.15(519), an interpolation of such rate as provided below based on maturities next above and below the Prepayment Calculation Period of such Class B Loan at approximately 11:00 a.m. New York time on the date that is one Business Day before such other determination date; such interpolated rate to be calculated by the Class B Lender then holding the greatest principal amount of Class B Loans in accordance with the following formula:

WAY	=	Y1 + (Y2-Y1)(X-X1)
(X2-X1)

where:

WAY	=	weighted average yield.

X	=	Prepayment Calculation Period in years of such Class B Loan.
X1	=	whole integer closest to and less than X that is closest in maturity to Treasury Rate and published in the most recent H.15(519).

X2	=	whole integer closest to and greater than X that is closest in maturity in years to Treasury Rate and published in the most recent H.15(519).
Y1	=	Treasury Rate with maturities equal to X1.
Y2	=	Treasury Rate with maturities equal to X2.

SCHEDULE 3

EXHIBIT A

FORM OF ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The standard terms and conditions set forth in Annex 1 (the “Standard Terms and Conditions”) attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement, the Intercreditor Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor. From and after the Effective Date, the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

1.	Assignor:

2.	Assignee:

3.	Borrower:	Wheels Up Partners LLC

4.	Administrative Agent:	Bank of Utah, as the administrative agent under the Credit Agreement

5.	Credit Agreement:

The Amended and Restated Secured Credit Agreement, dated as of August 27, 2014, among Wheels Up Partners LLC, as  Borrower, the Lenders party thereto, and Bank of Utah, as Administrative Agent and Security Trustee

EXHIBIT A

6.	Intercreditor Agreement:	Intercreditor Agreement, dated as of August 27, 2014, among the Class A Lenders party thereto, the Class B Lenders party thereto, and Bank of Utah, as Security Trustee

7.	Assigned Interest:

Facility Assigned	Aggregate Amount of Class [A-1] / [A-2] / [A-3] / [B] Commitment/Loans for all Class [A-1] / [A-2] / [A-3] / [B] Lenders	Amount of Class [A-1] / [A-2] / [A-3] / [B] Commitment / Loans Assigned	Percentage Assigned of Class [A-1] / [A-2] / [A-3] / [B] Commitment/Loans1
Class [A-1] / [A-2] / [A-3] / [B] Commitments/Loans	$	$	%
	$	$	%
	$	$	%

Effective Date: ________ __, 20 _ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

1 Set forth, to at least 9 decimals, as a percentage of the Class [A-1]/[A-2]/[A-3]/[B] Commitment/Loans of all lenders thereunder.

EXHIBIT A

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR

NAME OF ASSIGNOR

By:
Name:
Title:

ASSIGNEE

NAME OF ASSIGNEE

By:
Name:
Title:

EXHIBIT A

Consented to and Accepted:

BANK OF UTAH,
as Administrative Agent

By
Name:
Title:

By
Name:
Title:

[Consented to:

WHEELS UP PARTNERS LLC, as Borrower

By
Name:
Title:]

EXHIBIT A

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1.          Representations and Warranties.

1.1        Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any collateral thereunder or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Credit Agreement or any other instrument or document furnished pursuant thereto, (iii) the financial condition of the Borrower, any other Loan Party, or any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of the Credit Agreement or (iv) the performance or observance by the Borrower, any other Loan Party, or any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Credit Agreement.

1.2.       Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it will keep confidential all information with respect to the Borrower or any other Loan Party furnished to it by the Borrower, any other Loan Party or the Assignor as provided for in the Credit Agreement, (v) appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto, (vi) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (vii) if it is a Foreign Lender, attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with their terms all of the obligations, which by the terms of the Credit Agreement, are required to be performed by it as a Lender.

EXHIBIT A

2.          Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.          General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, which taken together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT A

EXHIBIT B

FORM OF BORROWING REQUEST

[____] [__], 201[_]

Bank of Utah, as Administrative Agent

200 E. South Temple, Suite 210

Salt Lake City, UT 84111

Facsimile: (801) 746-3519

Ladies and Gentlemen:

Reference is made to the Amended and Restated Secured Credit Agreement (as amended, supplemented or modified from time to time, the “Credit Agreement”), entered into dated as of August 27, 2014, among Wheels Up Partners LLC, the Lenders party thereto, and Bank of Utah, as Administrative Agent and Security Trustee. Terms defined in the Credit Agreement are used herein as defined therein.

We hereby given you notice of our desire to borrow the following Loans (the “Borrowing”) on [______] [____], 201[_] (which is a Business Day) (the “Borrowing Date”), in the aggregate principal amount set forth below:

Loans	Amount
Class A-1 Loans	$[___________]
Class A-2 Loans	$[___________]
[Class A-3 Loans	$[__________]][1]
Class B Loans	$[___________]

The initial Interest Period for the Borrowing shall end the first Payment Date after the Borrowing Date.

In connection with the foregoing, we hereby submit this Borrowing Request, pursuant to Section 2.03 of the Credit Agreement, requesting that the Borrowing in an aggregate principal amount of $[________] be made on the Borrowing Date. The proceeds of such Borrowing to be made available to the Borrower shall be net of any fees or other amounts that are to be deducted in accordance with the flow of funds agreed with the Administrative Agent.

1 Except for the 23rd Aircraft to be financed under the Credit Agreement, not to be included until Class A-1 Commitments and Class A-2 Commitments are fully utilized.

EXHIBIT B

In connection with the foregoing, the Borrower hereby represents and warrants that:

1.          the proceeds of the Borrowing shall be used to finance the acquisition of the following Aircraft to be, or which has been, delivered by the Manufacturer to the Borrower (the “Subject Aircraft”):

Airframe model:	Beechcraft King Air 350i
Airframe MSN:	__________
U.S. Registration mark:	__________
Engine model:	__________
Engine MSNs:	__________ and __________
Propeller model:	__________
Propeller MSNs:	__________ and __________

2.          The Acquisition Cost of the Subject Aircraft is $_________.

3.          No Default or Total Loss with respect to the Subject Aircraft has occurred and is continuing and each of the representations and warranties the Borrower and each Guarantor contained in the Credit Agreement or any other Related Document to which it is a party are true and correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are true and correct on and as of such earlier date).

The Borrower hereby notifies the Administrative Agent that the Borrowing is to be paid into the following account(s):

[                   ]

[                   ]

The Borrower hereby acknowledges and agrees that if any Lender (other than a Class A-1 Lender) makes available to the Administrative Agent funds in respect of the Borrowing requested hereunder (for any such Lender, its “Disbursed Funds”) and such Disbursed Funds are not made available to the Borrower by the Administrative Agent prior to 3:00 p.m. (New York City time) on the Borrowing Date because the conditions to the Borrowing are not satisfied or waived in accordance with the terms of the Credit Agreement, the Administrative Agent shall return such Disbursed Funds (in like funds as received from such Lender) to such Lender on such date, without interest; provided that prior to such return the Borrower may send written request to the Administrative Agent to hold the Disbursed Funds of all Lenders for a period of up to five Business Days after the Borrowing Date, in which case the Administrative Agent shall hold such Disbursed Funds for account of such Lenders in a non-interest bearing account until the earlier of (a) the date (the “Actual Borrowing Date”) the conditions to the Borrowing are satisfied or waived in accordance with the Credit Agreement and (b) the date (the “Cutoff Date”) specified by the Borrower in such written request (which may not be more than five Business Days after the date hereof). Without prejudice to Section 2.09 of the Credit Agreement, if any Disbursed Funds are so held, the Borrower agrees to pay to the Administrative Agent, for the ratable account of such Lenders, interest on the amount of all Disbursed Funds at the rate that would have been applicable to the Class A-2 Loans, Class A-3 Loans or Class B Loans, as applicable, requested hereunder had such Loans been made to the Borrower on the Borrowing Date, for the period from and including the Borrowing Date to the earlier of the Actual Borrowing Date and the Cutoff Date. Such interest shall be due and payable (i) if accrued to the Actual Borrowing Date, on the first Payment Date following the Actual Borrowing Date and (ii) if accrued to the Cutoff Date, on the Cutoff Date. In the event that the Borrowing requested hereunder is not made prior to 3:00 p.m. (New York City time) on the Cutoff Date the Administrative Agent shall return each such Lender’s Disbursed Funds (in like funds as received from such Lender), and the Borrower shall compensate each such Lender for the loss, cost and expense attributable to the failure to borrow such Loans requested hereunder on the Borrowing Date in accordance with Section 2.13 of the Credit Agreement. If funds have been returned in accordance with this paragraph, the Borrower may schedule a new borrowing date in respect of the Subject Aircraft on any date prior to the applicable Credit Termination Date by giving a new Borrowing Request pursuant to Section 2.03 of the Credit Agreement. For the avoidance of doubt, the Lenders’ obligations in respect of such new borrowing shall be subject to all the terms and conditions of the Credit Agreement, including the satisfaction or waiver of the conditions specified in Article IV thereof.

EXHIBIT B

The Borrower hereby agrees to compensate each Lender for any loss, cost and expense attributable to a failure to Borrow as specified herein. Such loss, cost and expense shall be calculated and payable in accordance with Section 2.13 of the Credit Agreement.

We acknowledge that the borrowing requested hereby is subject to the satisfaction of the Conditions Precedent specified in Section 4.02 of the Credit Agreement.

Very truly yours,

WHEELS UP PARTNERS LLC

By
Name:
Title:

EXHIBIT B

EXHIBIT C

FORM OF LESSEE CONSENT

[Date]

From:	Wheels Up Partners LLC (the “Lessor”)

Bank of Utah, as security trustee (the “Security Trustee”)

To:	Gama Charters, Inc. (the “Lessee”)

Re:          One (1) Beechcraft model King Air 350i aircraft bearing manufacturer’s serial number [_________ ] and United States registration mark [_________]

Ladies and Gentlemen:

We refer to the lease agreement described on the attached Schedule 1 (as supplemented, amended and assigned, the “Lease”) between the Lessor and the Lessee relating to the Aircraft described in Schedule 1 (the “Aircraft”), the charter aircraft services agreement described on the attached Schedule 1 relating to the Aircraft (as supplemented, amended and assigned, the “Charter Agreement”) between the Lessor and the Lessee and all other agreements (including any side letters, subleases, letters of credit or option agreements) entered into in connection with, or relating to, the Lease or the Charter Agreement (the Lease, the Charter Agreement and such other agreements being collectively referred to as the “Assigned Lease Documents”). Each capitalized terms used but not defined in this Lessee Consent shall have the meaning ascribed to such term in the Lease.

For good and valuable consideration, the receipt of which is hereby acknowledged, you and we agree as follows:

Section 1.             General.

1.01       The Lessor hereby notifies the Lessee that by that certain Amended and Restated Security Agreement dated as of August __, 2014, between the Lessor and the Security Trustee as supplemented by the Security Agreement Supplement No. ___ dated ___ relating to the Aircraft (as amended, supplemented and modified from time to time, the “Security Agreement”), the Lessor has granted a mortgage over the Aircraft to the Security Trustee and the Lessor has assigned to the Security Trustee by way of security all its right, title and interest in and to the Lease, the Charter Agreement, the other Assigned Lease Documents and the proceeds thereof, including insurance proceeds (other than as expressly excluded under the terms of such Security Agreement). Notwithstanding the foregoing assignment of the Lessor’s right, title and interest in the Assigned Lease Documents, the Lessor shall remain obligated to perform all of its obligations of under the Assigned Lease Documents.

EXHIBIT C

1.02       If the Security Trustee delivers a written notice (a “Relevant Notice”) to the Lessee an Event of Default (as defined in the Security Agreement) has occurred and is continuing, then the Lessee shall thereafter perform, observe and comply with all of the terms of the Lease, the Charter Agreement and the other Assigned Lease Documents for the benefit of the Security Trustee as if the Security Trustee were named in place of the Lessor in the Lease, the Charter Agreement and the other Assigned Lease Documents, and the Lessee is entitled and required thenceforth to disregard any instructions to the contrary that the Lessee might receive from the Lessor. After the Security Trustee delivers any Relevant Notice (a) the Lessee shall not recognize the exercise by the Lessor of any of its rights and powers under the Lease, the Charter Agreement or the other Assigned Lease Documents unless and until requested to do so in writing by the Security Trustee and (b) without prejudice to Section 5, the Security Trustee shall, until the Security Trustee sends the Lessee a notice withdrawing such Relevant Notice or such Assigned Lease Document has been terminated or avoided with respect to the Aircraft, perform the obligations of Lessor with respect to the Aircraft under the Assigned Lease Documents (as amended, modified or supplemented with the written consent of the Security Trustee), provided that the Security Trustee shall only be responsible for any security deposit, maintenance reserves or similar payments (if any) to the extent paid to the Security Trustee after delivery of such Relevant Notice, and will not be responsible for any prior breaches by Lessor.

1.03       Unless and until the Lessee receives a Relevant Notice from the Security Trustee, the Lessee shall be entitled to deal exclusively with, and to rely upon notices and other communications that it receives from, the Lessor under the Lease, the Charter Agreement or any other Assigned Lease Documents, including, but not limited to, any consent, approval, release or waiver given by the Lessor under the Lease, the Charter Agreement or any other Assigned Lease Document and any agreement by the Lessor to amend or modify any of the terms of the Lease, the Charter Agreement or any other Assigned Lease Document.

1.04       The Lessor also notifies you that the Security Trustee, the Administrative Agent (as defined in the Security Agreement) and each Lender (as defined in the Security Agreement) is a “LESSOR’s lender” as such term is used in Lease. Pursuant to Section 6.5 of the Lease, the Security Trustee, the Administrative Agent and each Lender is an “Indemnitee” under such Section 6.5 of the Lease.

Section 2.             The Lease; Representations. The Lessee represents and warrants that, on the date hereof:

2.01       There are not, to the Lessee’s knowledge, any uncured defaults on the part of the Lessor under the Lease, the Charter Agreement or the other Assigned Lease Documents and the Lessee has no claims against the Lessor under the Lease, the Charter Agreement or the other Assigned Lease Documents.

2.02       All of the representations and warranties made by the Lessee in the Lease and the Charter Agreement are true and correct on the date hereof.

2.03       The Lessee represents and warrants that the Lessee has the power to execute, deliver and perform its obligations under this Lessee Consent, and all necessary corporate, shareholder and other action has been taken to authorize the execution, delivery and performance of this Lessee Consent. This Lessee Consent is the legal, valid and binding agreement of the Lessee, enforceable against the Lessee in accordance with its terms, except to the extent that such enforcement may be limited by moratorium, insolvency, bankruptcy, reorganization and other similar laws of general application affecting the rights of creditors or by general principles of equity.

EXHIBIT C

Section 3.             The Lease; Agreements. The Lessee agrees:

3.01       until such time as the Security Trustee has notified Lessee in writing that the Security Trustee no longer has any interest in, to or under the Lease, to pay all Casualty Loss Value directly to the following account: ____________, to be applied in accordance with the terms of the Security Agreement;

3.02       (a) to name the Security Trustee as the sole loss payee in respect of the hull insurances maintained for the Aircraft under the Lease, (b) to reflect the name of the Lessor, the Security Trustee, the Administrative Agent (as defined in the Security Agreement) and the Lenders (as defined in the Security Agreement) as additional insureds under the liability insurances maintained under the Lease, (c) to name each of the Security Agreement, this Lessee Consent and the Credit Agreement referred to in the Security Agreement and related agreements, as additional contracts to which the parties thereto shall be included as additional insureds until such contracts are terminated and (d) to furnish to each of the Security Trustee and Lessor with certificates of insurance reflecting such revisions. The Lessee agrees not to remove the Security Trustee, the Administrative Agent or any Lender as a contract party, additional insured or loss payee under the insurance required to be maintained under Section 6 of the Lease without the written consent of the Security Trustee. The Lessee also agrees to comply with the insurance requirements in respect of the Aircraft set forth in the Credit Agreement, and to procure such endorsements to the insurance policies maintained for the Aircraft as shall be reasonably requested by the Security Trustee, including without limitation that, in respect of the interests of the additional insureds in such policies, the insurance shall not be invalidated or impaired by any act or omission (including misrepresentation and nondisclosure) by the Lessee or any other Person and shall insure the additional insureds regardless of any breach or violation of any representation, warranty, declaration, term or condition contained in such policies by the Lessee;

3.03       until such time as the Security Trustee has notified you in writing that the Security Trustee no longer has any interest in, to or under the Lease and the Charter Agreement with respect to the Aircraft, you will not, without the prior written consent of the Security Trustee, (a) deregister, or consent to the deregistration of, the Aircraft or (b) amend or modify, or consent to the amendment or modification of, any provision of any Assigned Lease Document relating to any of the following: (i) the term of such Assigned Lease Document, (ii) the maintenance, inspection, AD cost sharing and return condition requirements under such Assigned Lease Document, (iii) the permitted lien provisions under such Assigned Lease Document, (iv) the subleasing and registration requirements under such Assigned Lease Document, (v) the general and tax indemnities under such Assigned Lease Document, (vi) the insurance provisions of such Assigned Lease Document, (vii) the events of default and remedies under such Assigned Lease Document and (viii) the assignment provisions under such Assigned Lease Document (collectively, the “Significant Provisions”);

EXHIBIT C

3.04        any consent or waiver required to be obtained from the Lessor by you under any Significant Provision in the Lease, the Charter Agreement or any other Assigned Lease Document shall at all times require the consent or waiver of the Lessor and the Security Trustee; provided, that, after the Security Trustee has sent you a Relevant Notice and until the Security Trustee sends you and the Lessor a notice withdrawing such Relevant Notice, any such consent or waiver shall require only the consent or waiver of the Security Trustee;

3.05        until otherwise notified by the Security Trustee, to affix and maintain on the Airframe and each Engine identification plates that, in addition to the requirements set forth in the Lease, include the following text:

“THIS [AIRCRAFT/ENGINE] IS MORTGAGED TO BANK OF UTAH, AS SECURITY TRUSTEE”; and

3.06       this Lessee Consent shall be deemed a “Lease Document” as defined under the Lease.

Section 4.            Administrative Matters.

4.01	Notices to the Lessor shall be provided as follows:

Wheels Up Partners LLC

220 West 42nd Street, 16th Floor

New York, NY 10036

Telephone: (212) 257-5243

Facsimile: (646) 517-5620

E-mail: cthorsberg@wheelsup.com and dkaufman@wheelsup.com

Attention: Carl Thorsberg and Dave Kaufman

4.02	Notices to the Security Trustee shall be provided as follows:

Bank of Utah

200 E. South Temple, Suite 210

Salt Lake City, UT 84111

Fax: (801) 746-3519

Attention: Corporate Trust Services

4.03	Notices to the Lessee shall be provided as follows:

Gama Charters, Inc.

700 Great Meadow Road
Sikorsky Memorial Airport
Stratford, CT 06615

Telephone: (203) 337-4600

Facsimile: (203) 380-6639

Email: thomas.connelly@gamaaviation.com

Attention: Thomas Connelly

EXHIBIT C

Section 5.            Assigned Lease Documents Subject and Subordinate. Lessee hereby acknowledges and agrees that the Lease, the Charter Agreement and the other Assigned Lease Documents, and Lessee’s rights thereunder, are in each case subject and subordinate to all the terms of the Security Agreement and shall not affect the priority or perfection of the liens of the Security Agreement and the right of the Security Trustee to avoid the Lease, the Charter Agreement and the other Assigned Lease Documents with respect to the Aircraft (including after the delivery of any Relevant Notice) and to repossess the Aircraft, the Airframe or any Engine in connection with the exercise of any remedies upon the occurrence and continuance of any “Event of Default” (as defined in the Security Agreement) or otherwise pursuant to the terms thereto.

Section 6.             Miscellaneous.

6.01       This Lessee Consent and the authorizations and instructions contained in this Lessee Consent are irrevocable unless and until you receive written notice to the contrary from the Security Trustee. This Lessee Consent is for the benefit of the Security Trustee on behalf of the Administrative Agent and the Lenders, who in such capacity are each a third party beneficiary hereof, entitled to enforce the terms of this Lessee Consent to the same extent as if it were a party hereto and the terms of this sentence shall not be amended or otherwise modified without the Security Trustee’s consent. Without prejudice to the Lessee’s rights contained in the Assigned Lease Documents, the Security Trustee shall not be bound by, nor have any liability for the performance of, any of the Lessor’s obligations under the Lease, the Charter Agreement and the other Assigned Lease Documents unless expressly agreed to in writing by the Security Trustee.

6.02       This Lessee Consent shall in all respects be governed by, and construed in accordance with, the internal laws of the State of New York, United States of America without reference to principles of conflicts of law that would purport to apply the law of another jurisdiction. The Lessor, the Security Trustee and the Lessee each hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in the Borough of Manhattan, New York City for the purposes of all legal proceedings arising out of or relating to this Lessee Consent or the transactions contemplated hereby. The Lessor, the Security Trustee and the Lessee each irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

6.03       EACH OF THE LESSOR, THE SECURITY TRUSTEE AND THE LESSEE HEREBY IRREVOCABLY WAIVES AS AGAINST THE OTHER PARTIES HERETO ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION ARISING UNDER THIS ASSIGNMENT.

6.04      This Lessee Consent and the rights and obligations evidenced hereby shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

EXHIBIT C

6.05        This Lessee Consent may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Lessee Consent by signing any such counterpart. Delivery of an executed counterpart signature page by e-mail (PDF) or facsimile shall be effective as delivery of a manually executed counterpart of this Lessee Consent.

EXHIBIT C

Very truly yours,

WHEELS UP PARTNERS LLC, as Lessor

By:
Name:
Title:

BANK OF UTAH, as Security Trustee

By:
Name:
Title:

ACCEPTED AND AGREED this
___ day of _______, 201_

GAMA CHARTERS, INC.

By:
Name:
Title:

EXHIBIT C

Schedule 1

To Lessee Consent

DESCRIPTION OF LEASE

Aircraft Master Lease Agreement, dated as of September 20, 2013, between Wheels Up Partners LLC and Gama Charters, Inc., as supplemented by Schedule No. 1 to Aircraft Master Lease Agreement dated as of October 21, 2013, which were recorded together as one document by the FAA on October 22, 2013, and assigned conveyance no. BS001853 [and as further supplemented by Schedule No. ___ to Aircraft Master Lease Agreement dated as of ______, 201_ between the parties which is being filed with the FAA for recordation on the date hereof]

DESCRIPTION OF CHARTER AGREEMENT

Charter Aircraft Services Agreement, dated as of September 20, 2013, between Wheels Up Partners LLC and Gama Charters, Inc., as supplemented by the Supplement to Charter Aircraft Services Agreement dated ______, 201_ between the parties

DESCRIPTION OF AIRCRAFT

One Beechcraft model King Air 350i Aircraft bearing manufacturer’s serial number _____and United States registration mark N _____, together with two Pratt & Whitney Canada model PT6A-60A engines bearing manufacturer’s serial numbers ____ and ___, and two Hartzell Propeller Inc. model HC-B4MP3C propellers bearing manufacturer’s serial numbers _____ and _____

EXHIBIT C

[Amended and Restated Secured Credit Agreement]

EXHIBIT D

[INTENTIONALLY OMITTED]

EXHIBIT D

EXHIBIT E

FORM OF SECURITY AGREEMENT

EXHIBIT E

EXHIBIT F

FORM OF GUARANTY

AMENDED AND RESTATED GUARANTY

Dated as of August __ , 2014

among

THE GUARANTORS NAMED HEREIN

and

THE NEW GUARANTORS REFERRED TO HEREIN,

as Guarantors

in favor of

THE GUARANTEED PARTY REFERRED TO HEREIN

EXHIBIT F

-i-

AMENDED AND RESTATED GUARANTY

THIS AMENDED AND RESTATED GUARANTY dated as of August ___, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Guaranty”) made by the each of the Persons listed on the signature pages hereof under the caption “Guarantors” and the New Guarantors (as defined in Section 13(b)) (such Persons so listed and the New Guarantors being, collectively, the “Guarantors” and, individually, each a “Guarantor”) in favor of the Guaranteed Party (as defined below).

PRELIMINARY STATEMENT. Wheels Up Partners LLC, a Delaware limited liability company (the “Borrower”) is party to an Amended and Restated Secured Credit Agreement, dated as of August ___, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the “Lenders” from time to time party thereto (the “Lenders”), Bank Utah, as administrative agent (the “Administrative Agent”), and Bank of Utah, as security trustee (the “Security Trustee”; the Security Trustee, on behalf of itself, the Administrative Agent and the Lenders, together with their respective successors and permitted assigns, are collectively referred to herein as the “Guaranteed Party”). Each Guarantor will derive substantial direct and indirect benefits from the transactions contemplated by the Credit Agreement and the other Loan Documents, and it is a condition precedent to the making of Loans by the Lenders under the Credit Agreement that each Guarantor shall have executed and delivered this Guaranty.

NOW, THEREFORE, in consideration of the premises, and in order to induce the Guaranteed Party to contract with the Borrower as set forth in the Credit Agreement and the other Loan Documents, each Guarantor, jointly and severally with each other Guarantor, hereby agrees as follows:

Section 1.             Guaranty; Limitation of Liability.

(a)         FOR VALUE RECEIVED, each Guarantor does hereby unconditionally and irrevocably guarantee to the Guaranteed Party (i) the due and punctual performance and observance by the Borrower of each and every covenant, agreement and obligation to be performed or observed by the Borrower under the Credit Agreement and the other Loan Documents and (ii) the due and punctual payment by the Borrower of all payment obligations of the Borrower under the Credit Agreement and the other Loan Documents, when due, whether by acceleration (including without limitation, when due by virtue of an Event of Default) or otherwise, in accordance with the terms thereof (such performance, payment and other obligations of the Borrower being referred to herein as the “Guaranteed Obligations” and, individually, a “Guaranteed Obligation”). In the event of any nonpayment or nonperformance of any Guaranteed Obligation, each Guarantor agrees to pay or perform or cause such payment or performance to be made of such nonpayment or nonperformance. Each Guarantor further agrees to pay all reasonable expenses (including, without limitations, all reasonable fees and disbursement of counsel to the Guaranteed Party, which shall be limited to one counsel acting for all such Guaranteed Parties), that may be paid or incurred by the Guaranteed Party in enforcing any rights against such Guarantor under this Guaranty or collecting any or all of the Guaranteed Obligations from such Guarantor under this Guaranty.

EXHIBIT F

(b)         Each Guarantor, and by its acceptance of this Guaranty, the Guaranteed Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Guaranteed Party and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance. For purposes hereof, “Bankruptcy Law” means any Insolvency Proceeding or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

(c)         Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to the Guaranteed Party under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Guaranteed Party under or in respect of the Loan Documents. If any Guarantor makes a payment under this Guaranty of any Guaranteed Obligations under the Loan Documents (any such payment by a Guarantor, a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other Guarantor, exceeds the amount that such Guarantor would otherwise have paid if each Guarantor had paid the aggregate Guarantor Obligations under the Loan Documents satisfied by such Guarantor Payments in the same proportion that such Guarantor’s Allocable Amount bore to the total Allocable Amounts of all Guarantors, then (subject to compliance with the first sentence of this section 1(c)) such Guarantor shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. The “Allocable Amount” for any Guarantor shall be the maximum amount that could then be recovered from such Guarantor under this Guaranty without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.

Section 2.            Definitions. Capitalized terms used but not defined herein shall have the meaning given to such terms (whether by reference to another document or otherwise) in the Credit Agreement.

Section 3.             Waiver of Notice. Each Guarantor hereby waives notice of acceptance of this Guaranty, and agrees that, in its capacity as a guarantor, it shall not be required to consent to, or to receive any notice of, any supplement to or amendment of, or waiver or modification of the terms of, the Credit Agreement or any of the other Loan Documents that may be made or given as provided therein.

Section 4.             Consideration. This Guaranty is being furnished to induce the Guaranteed Party to contract with the Borrower as set forth in the Credit Agreement and the other Loan Documents.

EXHIBIT F

Section 5.             Representations and Warranties. Each Guarantor hereby represents and warrants to the Guaranteed Party on the date hereof and on each Borrowing Date:

(a)         such Guarantor is duly organized, validly existing and, if applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified to own its properties and carry on its business in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect. Such Guarantor has all requisite corporate power and authority to enter into and perform its obligations under this Guaranty and the other Related Documents to which such Guarantor is a party;

(b)        each of this Guaranty and the other Related Documents to which such Guarantor is a party has been duly authorized, executed and delivered by one of its officers who is duly authorized to execute and deliver such instruments on its own behalf;

(c)         each of this Guaranty and the other Related Documents to which such Guarantor is a party has been duly executed and delivered by it and is the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally or by general principles of equity;

(d)         none of the execution, delivery or performance by such Guarantor of this Guaranty or the other Related Documents to which such Guarantor is a party, or the consummation of any of the transactions contemplated hereby or thereby, will contravene any applicable law binding on such Guarantor or any of its property, or any provision of the organizational documents of such Guarantor, or will result in a breach of, or constitute a default under, or contravene any provision of, any agreement or instrument to which such Guarantor is a party or by which such Guarantor or any of its property is bound where such contravention could be reasonably expected to have a Material Adverse Effect;

(e)         none of the execution, delivery or performance by such Guarantor of this Guaranty or any other Related Document to which such Guarantor is a party, nor the consummation by such Guarantor of any of the transactions contemplated hereby and thereby, requires the consent or approval of, the giving of notice to, the registration, recording or filing of any documents with, or the taking of any other action in respect of, any governmental authority, except such as has been obtained or effected on or prior to the date hereof;

(f)          such Guarantor is not in default under any mortgage, deed of trust, indenture or other instrument or agreement to which it is a party or by which it or any of its assets may be bound where such default could reasonably be expected to have a Material Adverse Effect;

(g)         there are not pending or, to the best of such Guarantor’s knowledge, threatened investigations, suits or proceedings against such Guarantor or affecting such Guarantor or its properties that could reasonably be expected to have a Material Adverse Effect;

(h)         it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence in the United States of this Guaranty or any other Related Document to which such Guarantor is a party that any of them or any other instrument be filed, recorded, registered or enrolled in any court, public office or elsewhere in the United States, or that any stamp, registration or similar tax be paid in the United States on or in relation to this Guaranty or any other Related Document to which such Guarantor is a party;

EXHIBIT F

(i)          such Guarantor is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock” within the meaning of Regulations T and U, and no part of the proceeds of the Loans will be used for the purpose, whether immediate, incidental or ultimate, of buying or carrying any such “margin stock” or any other securities;

(j)          such Guarantor (i) is not an “investment company”, nor an entity “controlled” by an “investment company”, within the meaning of the Investment Company Act, in each case required to register under the Investment Company Act and (ii) after giving effect to the making of the Loans and the application of the proceeds thereof, will not be an “investment company”, nor an entity “controlled” by an “investment company”, as defined in the Investment Company Act, in each case required to register under the Investment Company Act;

(k)         such Guarantor is not in any violation of any law, regulation or other rule of any Governmental Authority or ruling or other determination of any court or other tribunal to which such Guarantor, or with respect to which any of its assets or business, is subject, which could reasonably be expected to have a Material Adverse Effect. Such Guarantor is not in any violation of any Anti-Money Laundering Law or Environmental Law;

(l)          such Guarantor is (i) not a Sanctioned Person, (ii) does not have any of its assets in Sanctioned Entities, and (iii) does not derive any operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries. No proceeds of any Loan will be used to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Entity; and

(m)        such Guarantor has timely filed or caused to be filed all material Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes shown therein as required to have been paid by it except any Taxes that are being contested in good faith by appropriate proceedings and for which such Guarantor has set aside adequate reserves on its books in accordance with GAAP.

Section 6.             Covenants. Each Guarantor covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid or any Lender shall have any Commitment, such Guarantor will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents on its or their part to be performed or observed or that the Borrower has agreed to cause such Guarantor or such Subsidiaries to perform or observe.

Section 7.            No Waiver. No failure or delay or lack of demand, notice or diligence in exercising any right under this Guaranty shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right under this Guaranty. Each Guarantor agrees that any repayment or performance of the Guaranteed Obligations or other act which tolls any statute of limitations applicable thereto shall similarly operate to toll such statute of limitations applicable to any liability of the Guarantor hereunder. Each Guarantor waives all rights and benefits under any statute or rule of law requiring the holder or holders of any promissory note to pursue the maker thereof, any security which such holder or holders may hold, or any other remedy before proceeding against such Guarantor. Each Guarantor waives all rights and benefits under any applicable law (to the extent applicable to such Guarantor hereunder) purporting to reduce a guarantor’s obligation in proportion to the principal obligation guaranteed. Each Guarantor does hereby waive and relinquish, so far as it may lawfully and effectively do so, the benefit and advantage of any and all valuation, stay, appraisement, extension or redemption laws which, but for this provision, agreement and waiver, might be applicable to any sale made under any judgment, order or decree of any court or otherwise based on this Guaranty or any other Loan Document.

EXHIBIT F

Section 8.            Unconditional Guaranty. This Guaranty is an absolute, unconditional and continuing guarantee of payment and not of collection and each Guarantor shall be deemed to be liable for the Guaranteed Obligations as sole or principal debtor. Each Guarantor specifically agrees that it shall not be necessary or required, and that such Guarantor shall not be entitled to require and waives any right to require, that any Guaranteed Party: (a) file suit or proceed to obtain or assert a claim against the Borrower, any other Guarantor or any other Person for the Guaranteed Obligations; (b) make any effort at collection of the Guaranteed Obligations from the Borrower, any other Guarantor or any other Person; (c) foreclose against or seek to realize upon any security hereafter existing for the Guaranteed Obligations; (d) file suit or proceed to obtain or assert a claim for personal judgment against any other Person liable for the Guaranteed Obligations, or make any effort at collection of the Guaranteed Obligations from any such other Person, or exercise or assert any other right or remedy to which such Guaranteed Party is or may be entitled in connection with the Guaranteed Obligations or any security or other guaranty therefor; or (e) assert or file any claim against the assets of the Borrower, any other Guarantor or any other Person liable for the Guaranteed Obligations, or any part thereof, either before or as a condition to enforcing the liability of such Guarantor under this Guaranty or requiring payment of the Guaranteed Obligations by such Guarantor hereunder.

Section 9.            Waivers, Etc. In the event that this Guaranty or any Loan Document to which the Borrower is a party shall be terminated, rejected or disaffirmed as a result of bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar proceedings with respect to the Borrower, each Guarantor’s obligations hereunder to the Guaranteed Party shall continue to the same extent as if the same had not been so terminated, rejected or disaffirmed. Each Guarantor hereby waives all rights and benefits that might, in whole or in part, relieve it from the performance of its duties and obligations by reason of any proceeding as specified in the preceding sentence, and such Guarantor agrees that it shall be liable for all sums guaranteed, in respect of and without regard to, any modification, limitation or discharge of the liability of the Borrower that may result from any such proceedings and notwithstanding any stay, injunction or other prohibition issued in any such proceedings. Furthermore, the obligation of each Guarantor hereunder will not be discharged by any occurrence whatsoever, except payment in full of all amounts payable by the Borrower of amounts due under the Credit Agreement and the other Loan Documents and an absolute discharge or release of such Guarantor signed by the Security Trustee on behalf of the Guaranteed Party (and the Security Trustee shall promptly grant such a discharge following the valid and proper payment and performance of all the Guaranteed Obligations); provided that if the Security Trustee has reasonable grounds for believing that any particular payment, performance or other discharge of the Guaranteed Obligations which it has received is vulnerable to being set aside or to an order for repayment, and delivers to the Guarantor an opinion of appropriately qualified independent legal advisers substantiating that concern, then the Security Trustee will not be obliged to provide an absolute discharge or release of such Guarantor as mentioned above for so long as such belief reasonably persists; and without prejudice to its generality, the foregoing shall apply in relation to anything which would have discharged such Guarantor (wholly or in part) or which would have afforded such Guarantor any legal or equitable defense, and in relation to any liquidation or dissolution of, or any change in constitution or corporate identity or loss of corporate identity by, the Borrower, any other Guarantor or any other Person.

EXHIBIT F

Without prejudice to the generality of the foregoing, to the full extent permitted by law, none of the liabilities or obligations of any Guarantor under this Guaranty shall be impaired by:

(a)          the Guaranteed Party:

(i)       agreeing with the Borrower to any variation or departure (however substantial) of or from the Credit Agreement or any other Loan Document so that any such variation or departure shall, whatever its nature, be binding upon such Guarantor in all circumstances, notwithstanding that it may increase or otherwise affect the liability of such Guarantor;

(ii)      releasing or granting any time or any indulgence whatsoever to the Borrower and, in particular, waiving any of the preconditions for the making of any Loan under the Credit Agreement, any contravention by the Borrower of the Credit Agreement or any other Loan Document or entering into any transaction or arrangements whatsoever with or in relation to the Borrower, any other Guarantor, and/or any third party;

(iii)     taking, accepting, varying, dealing with, enforcing, abstaining from enforcing, surrendering or releasing any security for the Guaranteed Obligations in such manner as they think fit, or claiming, proving for, accepting or transferring any payment in respect of the Guaranteed Obligations in any composition by, or liquidation of, the Borrower, any other Guarantor, and/or any third party or abstaining from so claiming, proving, accepting or transferring.

(b)         any provision of this Guaranty being or becoming void, unenforceable or otherwise invalid under any applicable law.

EXHIBIT F

The obligations of each Guarantor hereunder shall be continuing, absolute and unconditional and shall remain in full force and effect until irrevocable payment, performance or observance in full of all of the Guaranteed Obligations and shall not in any manner be affected by reason of any action taken or not taken by any Guaranteed Party or any other Person or of any lack of prior enforcement or retention of any rights against the Borrower or any Guarantor or any illegality, unenforceability or invalidity of the Guaranteed Obligations or the Loan Documents, any other guarantee or other obligations, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, or any other circumstance or condition (whether or not any Guarantor or the Borrower shall have any knowledge or notice thereof), including without limitation:

(i)         any termination, rescission, waiver, compromise, acceleration, amendment or modification of, or deletion from, or addition or supplement to, or other change in any of the Loan Documents, or any other instrument or agreement applicable to any of the parties to any of the Loan Documents, or to any Aircraft or any part thereof, or any assignment, mortgage or transfer of any thereof, or of any interest therein, or any leasing or subleasing of any Aircraft, or any furnishing or acceptance of additional security, or any release of any security, for the obligations of the Borrower under the Loan Documents or the failure of any security or the failure of any Person to perfect any interest in any collateral security;

(ii)        any failure, omission or delay on the part of the Borrower, any other Guarantor or any other Person to conform or comply with any term of any Loan Document;

(iii)       any exercise or nonexercise of any right, remedy, power or privilege under or in respect of any Loan Document or any obligation or liability contained therein;

(iv)      except to the extent thereof, any waiver by a Guaranteed Party as provided in the Loan Documents, of the performance or observance by the Borrower of any Guaranteed Obligation, or any default under any Loan Document, or the extension or renewal of any Loan Document or any change in the provisions of any Loan Document, or any extension of the time for payment of principal and interest or any other Guaranteed Obligation, or of the time for performance of any other obligations, covenants or agreements under or arising out of any Loan Document, or the extension or the renewal of any thereof;

(v)       the exchange, surrender, substitution or modification of any collateral security for any of the Guaranteed Obligations;

(vi)      any failure, omission or delay on the part of any Guaranteed Party, or its successors or assigns, to give such Guarantor notice of any Event of Default or the like under any Loan Document or to enforce, assert or exercise any right, power or remedy conferred on it in this Guaranty, or any such failure, omission or delay on the part of any Guaranteed Party in connection with any Loan Document or any other action on the part of any Guaranteed Party;

(vii)     any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, assignment for the benefit of creditors, composition, receivership, conservatorship, custodianship, liquidation, marshalling of assets and liabilities, liquidation, or similar proceedings with respect to the Borrower, any Guarantor, any other Person or any of their respective properties or creditors, or the disaffirmance with respect to the Borrower of any of the Loan Documents in any such proceeding or any action taken by any trustee or receiver or by any court in any such proceeding;

EXHIBIT F

(viii)     any discharge, termination, cancellation, frustration, irregularity, invalidity or unenforceability, in whole or in part, of any of the Loan Documents;

(ix)       any defect in the title, compliance with specifications, condition, design, operation or fitness for use of, or any damage to or loss or destruction of, any Aircraft, or any interruption or cessation in the use of any Aircraft or any portion of any thereof by the Borrower or any other Person for any reason whatsoever (including without limitation any governmental or military authority, or any act of God or of the public enemy) regardless of the duration thereof, whether or not resulting from accident and whether or not without fault on the part of the Borrower, any Guarantor or any other Person;

(x)        any merger or consolidation of the Borrower or any Guarantor into or with any other Person, or any sale, lease or transfer of any of the assets of the Borrower or any Guarantor to any other Person or any change in ownership of the equity interests in the Borrower or any Guarantor;

(xi)       any compromise, settlement, release, renewal, extension, indulgence, change in or waiver or modification of any Guaranteed Obligation, or any failure to mitigate damages, or any release or discharge, by operation of law or otherwise, of the Borrower, any Guarantor or any other Person from the performance or observance of any obligation, covenant or agreement contained in this Guaranty or any Loan Document;

(xii)      any transfer, permitted assignment, participation or other arrangement by the Borrower, any Guaranteed Party, or their successors or assigns of its interest, or any part thereof, in and to any Loan Document or the assignment or transfer of any rights relating to any Guaranteed Obligation contained in any Loan Document, including, without limitation, the full or partial assignment of any of the Loan Documents or any assignment, transfer or other arrangement by which the Lessee transfers its interests in or loses control of the use of any Aircraft or any part thereof;

(xiii)     any defense, setoff, cross-claim or counterclaim which may at any time be available to or asserted by or against the Borrower or such Guarantor (other than the defense of payment or performance in full);

(xiv)     any misrepresentation or breach of warranty made by the Borrower or any Guarantor in any Loan Document or in any certificate or document delivered in connection therewith;

(xv)      the genuineness, legality, validity, regularity or enforceability of any Loan Document or collateral security therefor, or of any assignment or termination of any Loan Document; and

EXHIBIT F

(xvi)     any other condition or circumstance which might otherwise constitute a legal or equitable discharge, release or defense of a surety or guarantor, or which might otherwise limit recourse against such Guarantor, including, without limitation, any discharge, release, defense or limitation arising out of any applicable law which would either exempt, modify or delay the due or punctual payment and performance of the obligations of such Guarantor hereunder, it being agreed that the obligations of such Guarantor hereunder shall not be discharged except by payment or performance as herein provided.

Each Guarantor hereby waives and shall not assert any of the foregoing occurrences as a defense to its obligations hereunder. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be made hereunder as and when, from time to time, the Borrower shall default in the payment or performance of the Guaranteed Obligations under the terms of any Loan Document, and that this Guaranty shall remain in force and effect and shall apply to each and every subsequent default in respect of the Guaranteed Obligations.

Each Guarantor hereby specifically agrees that it shall not be necessary or required in order to enforce its obligations hereunder that there be, and specifically waives diligence, presentment, demand, protest or notice of any kind whatsoever with respect to this Guaranty or the Guaranteed Obligations, including without limitation: (i) notice of acceptance of this Guaranty or notice of nonpayment or nonperformance of any of the Guaranteed Obligations; (ii) demand for payment or performance from the Borrower; (iii) presentment for payment upon the Borrower or the making of any protest; (iv) notice of the amount of the Guaranteed Obligations outstanding at any time; (v) notice of failure to perform on the part of the Borrower or notice of dishonor or acceleration; (vi) any requirement to exhaust any remedies exercisable upon a default under any Loan Document; (vii) any notice of any sale, transfer or other disposition of any right, title or interest in or to any Aircraft, or any part thereof; or (viii) any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety or which might otherwise limit recourse against such Guarantor (other than the defense of payment or performance in full).

Section 10.          No Subrogation. Notwithstanding any payment or payments made by any Guarantor hereunder or any setoff or application of funds of such Guarantor by any Guaranteed Party, until such time as the Guaranteed Obligations are fully paid and performed, no Guarantor shall be entitled to and each Guarantor hereby irrevocably and unconditionally waives any and all rights it may have or obtain, by reason of the performance of the terms and provisions of this Guaranty, to succeed to or be subrogated to any of the rights of any Guaranteed Party against the Borrower, any other Guarantor or any Collateral, security or guarantee or right of setoff held by such Guaranteed Party for the payment of the Guaranteed Obligations pursuant to the Credit Agreement or otherwise. Until such time as the Guaranteed Obligations are fully paid and performed in full, each Guarantor hereby further irrevocably waives all contractual, common law, statutory or other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against the Borrower, any other Guarantor or any other Person which may have arisen in connection with this Guaranty. So long as the Guaranteed Obligations remain outstanding, if any amount shall be paid by or on behalf of the Borrower to any Guarantor on account of any of the rights waived in this paragraph, such amount shall be held by such Guarantor in trust, segregated from other funds of such Guarantor, be turned over to the Security Trustee in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Security Trustee for the benefit of the other Guaranteed Parties, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in reverse order of maturity. The provisions of this paragraph shall survive the term of this Guaranty and the payment in full of the Guaranteed Obligations and the termination of the Loan Documents.

EXHIBIT F

Section 11.          Reinstatement. The obligations of each Guarantor hereunder shall be automatically reinstated if and to the extent that any payment by or on behalf of the Borrower in respect of any of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations as a result of any proceedings in bankruptcy or reorganization or similar proceedings and such Guarantor agrees that it will reimburse such holders on demand for all reasonable expenses (including, without limitation, all fees and disbursements of counsel to the Guaranteed Party) incurred by such holders in connection with such rescission or restoration.

Section 12.          Severability. Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof (as modified by the deletion of the prohibited or unenforceable portion), and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, so long as this Guaranty as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Guaranty will not substantially impair the respective expectations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.

Section 13.          Successors and Assigns; New Guarantors.

(a)         This Guaranty shall be binding upon the successors and assigns of each Guarantor; provided, that no transfer, assignment or delegation by any Guarantor without the consent of the Guaranteed Party shall release such Guarantor from its liabilities hereunder.

(b)        Upon the execution and delivery by any Person of a Joinder Agreement, (i) such Person shall be referred to as a “New Guarantor” and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a “Guarantor” shall also mean and be a reference to such New Guarantor, and each reference in any other Loan Document to a “Guarantor” shall also mean and be a reference to such New Guarantor, and (ii) each reference herein to “this Guaranty”, “hereunder”, “hereof” or words of like import referring to this Guaranty, and each reference in any other Loan Document to the “Guaranty”, “thereunder”, “thereof” or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Joinder Agreement.

Section 14.          Notices. All notices, requests and demands to or upon any Guarantor or any other party shall be made in accordance with Section 9.01 of the Credit Agreement; provided that such Guarantor’s address for notices shall be as set forth in its signature page hereto (or, as to any New Guarantor, in the Joinder Agreement under which such New Guarantor became a party hereto).

EXHIBIT F

Section 15.          Incorporated Provisions. Each Guarantor hereby agrees to be bound, to the same extent as the Borrower is bound, by the provisions of Section 9.09 of the Credit Agreement, which are incorporated herein by reference as if fully set forth herein.

Section 16.          Governing Law; Waiver of Jury Trial. This Guaranty shall in all respects be governed by, and construed in accordance with, the internal laws of the State of New York, United States of America without reference to principles of conflicts of law that would result in the application of the law of another jurisdiction. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION ARISING UNDER THIS GUARANTY.

Section 17.          Amendment and Restatement. This Guaranty amends and restates in its entirety the Guaranty, dated November 6, 2013 (the “Original Guaranty”), made by the Guarantors in favor of the Guaranteed Party. All obligations of the Guarantors under the Original Guaranty shall become obligations of the Guarantors hereunder, and the provisions of the Original Guaranty shall be superseded by the provisions hereof. Each of the parties hereto confirms that the amendment and restatement of the Original Guaranty pursuant to this Guaranty shall not constitute a novation of the Original Guaranty.

*    *    *

EXHIBIT F

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

Guarantors:

WHEELS UP PARTNERS HOLDINGS LLC, as a Guarantor

By:
Name:
Title:

Address for Notices:

[_________]

EXHIBIT F

EXHIBIT G

FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Joinder Agreement”) made by ________, a __________ (the “New Guarantor”) is dated as of ___________, 20  ___.

Reference is hereby made to that certain Amended and Restated Guaranty, dated as of August ___, 2014 (as amended, supplemented or otherwise modified from time to time, the “Guaranty”) made by the “Guarantors” referred to therein in connection with the Amended and Restated Secured Credit Agreement, dated as August ___, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Wheels Up Partners LLC (the “Borrower”), the Lenders from time to time party thereto, Bank of Utah, as Administrative Agent and Bank of Utah, as Security Trustee (the “Security Trustee”) and the other Loan Documents. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Guaranty (including by reference to the Credit Agreement).

WHEREAS, in accordance with Section 5.08 of the Credit Agreement and Section 13(b) of the Guaranty, the New Guarantor wishes to become a Guarantor under the Guaranty;

NOW THEREFORE, the New Guarantor hereby agrees as follows:

1.            Rights and Obligations Under the Guaranty. Upon the execution and delivery of this Joinder Agreement by the New Guarantor and acceptance and acknowledgement of this Joinder Agreement by the Security Trustee, from and after the Effective Date (as defined below), the New Guarantor shall be a party to the Guaranty as a “Guarantor” thereunder, and have the rights and will perform all obligations of a “Guarantor” under the Guaranty.

2.            Effective Date. The effective date for this Joinder Agreement shall be _________, 20 __ (the “Effective Date”).

3.            Representations and Warranties. The New Guarantor hereby makes the representations and warranties of a “Guarantor” set forth in Section 5 of the Guaranty and the covenants of a “Guarantor” set forth in Section 6 of the Guaranty. The New Guarantor (a) confirms that it has received a copy of the Credit Agreement and each other Loan Document and (b) agrees that it will perform in accordance with its terms all the obligations which by the terms of the Guaranty are required to be performed by it as a Guarantor.

4.            Governing Law. This Joinder Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

5.            Notices. The address of the New Guarantor for purposes of Section 14 of the Guaranty, unless changed in accordance with the terms thereof, is:

[___       ]

EXHIBIT G

6.            Counterparts. This Joinder Agreement may be executed in any number of counterparts which shall together constitute but one and the same agreement.

*     *    *

EXHIBIT G

IN WITNESS WHEREOF, intending to be legally bound, the undersigned has caused this Joinder Agreement to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

[___________ ]

By:
Name:
Title:

ACKNOWLEDGED AND ACCEPTED AS OF THE DATE HEREOF BY:

BANK OF UTAH, as Security Trustee

By:
Name:
Title:

EXHIBIT G

[Amended and Restated Secured Credit Agreement]

EXHIBIT H

FORM OF MANUFACTURER’S CONSENT

EXHIBIT H

FORM OF MANUFACTURER’S CONSENT

BEECHCRAFT CONSENT AND AGREEMENT

_________ __, 201_

Definitions. In this Consent,

“Aircraft” means the Beechcraft King Air 350i aircraft bearing manufacturer’s serial number ______, together with two Pratt & Whitney Canada model PT6A-60A engines bearing manufacturer’s serial numbers _______ and _____, and two Hartzell Propeller Inc. model HC-B4MP3C propellers bearing manufacturer’s serial numbers _______ and _______.

“Assignor” means Wheels Up Partners LLC, a Delaware limited liability company.

“Lease” means that certain Aircraft Master Lease Agreement dated September 20, 2013, between Assignor and Lessee, as amended, supplemented or otherwise modified from time to time.

“Lessee” means Gama Charters, Inc., a Delaware corporation.

“Manufacturer” means Beechcraft Corporation.

“Purchase Agreement” means the Aircraft Purchase Agreement No. 191-0113-AM-0827 between the Manufacturer and the Assignor, which covers the sale of the Aircraft, as amended, supplemented or otherwise modified from time to time.

“Security Agreement” means that certain Amended and Restated Security Agreement dated as of August __, 2014, between Assignor and the Security Trustee, as amended, supplemented or otherwise modified from time to time.

“Security Trustee” means Bank of Utah, as Security Trustee under the Security Agreement.

“Warranties” means any unexpired warranties, as and to the extent that they relate to the Aircraft or any part thereof (excluding engines and avionics), as provided in Section 21 of the Beechcraft King Air 350i Specification & Description attached to the Purchase Agreement as Exhibit A thereto.

Other terms defined in or pursuant to the Security Agreement and not in this Consent have the same meanings as in the Security Agreement.

1.           Consent to Assignment. The Manufacturer hereby acknowledges notice of and consents to (a) the rights of Lessee to use the benefits of the Warranties on behalf of Assignor and (b) Assignor’s grant of a security interest to the Security Trustee under the Security Agreement, to secure the Obligations, in all of Assignor’s right, title and interest in, to and under the Warranties.

[Beechcraft Consent (MSN ______)]

2.           Manufacturer’s Confirmations. The Manufacturer confirms that:

(a)          The Warranties shall benefit Assignor as provided in the Purchase Agreement, except as otherwise provided herein, and except that, unless Manufacturer has received written notice from Assignor or the Security Trustee that a Lease Event of Default has occurred and is continuing, or the Lease has been terminated with respect to the Aircraft, Lessee may exercise the right to obtain and retain any recovery or benefit resulting from the enforcement of the Warranties under the Purchase Agreement in respect of the Aircraft and may exercise all other rights and powers of the “Buyer” under the Purchase Agreement in respect of the Warranties (except that Lessee may not enter into any change order or other amendment, modification, or supplement to the Purchase Agreement, including without limitation, the Warranties, without Assignor’s written consent or countersignature if such change order, amendment, modification, or supplement would in any way rescind, cancel, or terminate the Warranties or materially or fundamentally diminish the value or marketability of the Aircraft or otherwise in any material respect adversely affect the Warranties). Manufacturer shall not be deemed to have knowledge of, and need not recognize the occurrence or discontinuance of, any Lease Event of Default or termination of the Lease with respect to the Aircraft unless and until Manufacturer has received written notice thereof from Assignor or the Security Trustee by facsimile at 316-671-2470, or addressed to the Office of General Counsel, Manufacturer at 10511 East Central Avenue, Wichita, Kansas 67206. Manufacturer may act with acquittance and conclusively rely upon any such notice.

(b)          Lessee shall not be liable for any of Assignor’s obligations or duties under the Purchase Agreement, nor shall the Lease give rise to any duties or obligations to Manufacturer on Lessee’s part, except that in exercising any right under the Warranties or in making any claim with respect to the Aircraft pursuant to the Warranties, Lessee shall do so in compliance with the terms of the Lease and such terms of the Warranties shall apply to and bind Lessee to the extent that Lessee shall have actual knowledge of the terms and conditions of the Warranties, and with respect to such agreement the Manufacturer agrees that Lessee shall not have any liability to Manufacturer for failing to comply with any of the terms of the Warranties if Lessee has not exercised any right under the Warranties or made any claim with respect to the Aircraft under the Warranties or so long as Lessee acts upon Assignor’s written instructions.

(c)           The Manufacturer’s making and performance of the Purchase Agreement and this Consent have been duly authorized by all necessary corporate action on the part of Manufacturer, do not require any approval of the shareholders of Manufacturer, and do not contravene the organizational documents of Manufacturer nor any indenture, credit agreement, or other contractual agreement to which Manufacturer is a party or by which it is bound. The Purchase Agreement and this Consent are the legal, valid and binding obligations of Manufacturer, enforceable against Manufacturer in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, or similar laws affecting enforcement of creditors’ rights generally and by general principles of equity.

 2

3.            Performance to be Rendered to Assignor and Lessee Absent a Lease Event of Default. Manufacturer will continue to pay to Assignor or Lessee, as the case may be, all payments and provide all goods and services to Assignor or Lessee that Manufacturer may be required to pay or provide in respect of the Aircraft under the Purchase Agreement unless and until Manufacturer receives written notice from Assignor (or the Security Trustee) that a Lease Event of Default has occurred or the Lease has been terminated with respect to the Aircraft, and thereafter (without any requirement to make further inquiry into the content of such notice) Manufacturer shall make any and all payments, including warranty and indemnity payments, or provide such goods and services which it may be required to pay or provide in respect of the Aircraft under the Warranties directly to Assignor (or the Security Trustee) at such address as it shall specify to Manufacturer. If Manufacturer receives inconsistent notices from Assignor and the Security Trustee under this paragraph 3, any notice served by Security Trustee will prevail over any served by Assignor.

Manufacturer hereby confirms to the Security Trustee that:

(i)         Manufacturer further consents and agrees to the security assignment by Assignor to the Security Trustee of Assignor’s rights and interest in and to the Purchase Agreement and this Consent in respect of the Aircraft pursuant to the Security Agreement;

(ii)        neither the Security Trustee nor any Secured Party shall be liable for any of the obligations or duties of Assignor under the Purchase Agreement, nor shall the Security Agreement give rise to any duties or obligations whatsoever on the part of the Security Trustee or any Secured Party owing to Manufacturer, except that in exercising any right under the Warranties or in making any claim with respect to the Aircraft pursuant to the Warranties, such terms of the Purchase Agreement shall apply to and bind the Security Trustee to the extent that the Security Trustee shall have actual knowledge of the terms and conditions of the Purchase Agreement and with respect to such agreement Manufacturer and agrees that the Security Trustee shall not have any liability to Manufacturer for failing to comply with any of the terms of the Purchase Agreement if the Security Trustee has not exercised any right under the Warranties or made any claim with respect to the Aircraft under the Warranties or so long as the Security Trustee acts upon Assignor’s written instructions;

(iii)       upon receipt by the Manufacturer of a notice from the Security Trustee that an Event of Default under the Security Agreement has occurred and is continuing, Manufacturer agrees that the Security Trustee shall have all rights of the Assignor hereunder, and under the Purchase Agreement in respect of the Warranties; and

(iv)       if, at or after such time as the Security Trustee shall notify Manufacturer that an Event of Default under the Security Agreement has occurred and is continuing, the Security Trustee leases or sells the Aircraft and/or any Engine to any other party (the “Replacement Party”) and provides written notice of such lease or sale to Manufacturer at the time of such transfer, Manufacturer hereby agrees that, subject to obtaining Manufacturer’s prior written consent, which in each case will not be unreasonably withheld, and unless otherwise prohibited by any applicable governmental law or regulation, all right, title, and interest of Assignor in, to and under the Warranties shall be terminated and simultaneously therewith there shall be automatically vested in the Replacement Party the Warranties as at such time may remain available to Assignor, on terms mutatis mutandis and subject to the same conditions in respect of the granting of the relevant rights to Assignor by Manufacturer.

 3

4.           Conditions to Consent. Manufacturer’s consent as provided herein is subject to and conditional upon (a) the agreement of Lessee that nothing in the Lease shall vary or modify the rights and obligations of Manufacturer or Assignor under the Warranties, or except as expressly provided herein, subject Manufacturer to any liability to which it would not otherwise be subject, and that all limitations or exclusions on liability provisions under the Warranties for the benefit of Manufacturer and its Affiliates shall apply to Lessee and to Assignor, (b) except as expressly provided herein, Manufacturer shall not incur any additional obligation, cost, expenses, or liability whatsoever by reason of the Security Agreement, and Assignor shall, and by accepting this Consent agrees to, indemnify Manufacturer against any such additional obligations or liabilities so incurred; and (c) Assignor shall not be discharged from any of its obligations under the Purchase Agreement except insofar as such obligations are performed by Lessee, and nothing herein shall be construed so as to give such discharge.

5.           Notice of Lease Event of Default or Termination. Each of the Assignor and the Security Trustee shall use commercially reasonable efforts to provide Lessee with a copy of any notice delivered by such Person to the Manufacturer under paragraph 2(a) above within five Business Days of sending such notice to the Manufacturer; provided that the failure to provide such copy shall not in any manner affect the rights or obligations of the parties hereto, nor shall Assignor or the Security Trustee be liable to Lessee for any damages with respect to such failure.

6.           Governing Law. This Consent shall be governed by the laws of the state of New York without reference to conflict of law provisions (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

 4

IN WITNESS WHEREOF, the parties hereto have executed this Consent and Agreement as of the date first written above.

BEECHCRAFT CORPORATION

By:
Name:
Title:

WHEELS UP PARTNERS LLC

By:
Name:
Title:

GAMA CHARTERS, INC.

By:
Name:
Title:

BANK OF UTAH, as Security Trustee

By:
Name:
Title:

[Amended and Restated Secured Credit Agreement]

EXHIBIT I

FORM OF MAINTENANCE SERVICES PROVIDER’S CONSENT

EXHIBIT I

FORM OF MAINTENANCE SERVICES PROVIDER’S CONSENT

SERVICE PROVIDER CONSENT AND AGREEMENT

__________ __, 201_

Definitions. In this Consent,

“Aircraft” means the Beechcraft King Air 350i aircraft bearing manufacturer’s serial number ____, together with two Pratt & Whitney Canada model PT6A-60A engines bearing manufacturer’s serial numbers ______ and ______, and two Hartzell Propeller Inc. model HC-B4MP3C propellers bearing manufacturer’s serial numbers _______ and ______.

“Assignor” means Wheels Up Partners LLC, a Delaware limited liability company.

“Lease” means that certain Aircraft Master Lease Agreement dated September 20, 2013, between Assignor and Lessee, as amended, supplemented or otherwise modified from time to time.

“Lessee” means Gama Charters, Inc., a Delaware corporation.

“Maintenance Services Agreement” means the Maintenance Services Agreement, dated as of July 31, 2013, between the Assignor and the Service Provider, as amended, supplemented or otherwise modified from time to time.

“Security Agreement” means that certain Amended and Restated Security Agreement dated as of August __, 2014, between Assignor and the Security Trustee, as amended, supplemented or otherwise modified from time to time.

“Security Trustee” means Bank of Utah, as Security Trustee under the Security Agreement.

“Service Provider” means Hawker Beechcraft Global Customer Support, LLC.

“Services” means all obligations and liabilities of the Service Provider under the Maintenance Services Agreement, including, without limitation the “Services” referred to therein, as and to the extent that they relate to the Aircraft or any part thereof.

Other terms defined in or pursuant to the Security Agreement and not in this Consent have the same meanings as in the Security Agreement.

1.            Consent to Assignment. The Servicer Provider hereby acknowledges notice of and consents to (a) the rights of Lessee to use the benefits of the Services on behalf of Assignor and (b) Assignor’s grant of a security interest to the Security Trustee under the Security Agreement, to secure the Obligations, in all of Assignor’s right, title and interest in, to and under the Services.

[Hawker Consent(MSN ______ )]

2.            Service Provider’s Confirmations. The Service Provider confirms that:

(a)          The Services shall benefit Assignor as provided in the Maintenance Services Agreement, except as otherwise provided herein, and except that, unless Servicer Provider has received written notice from Assignor or the Security Trustee that a Lease Event of Default has occurred and is continuing, or the Lease has been terminated with respect to the Aircraft, Lessee may exercise the right to obtain and retain any recovery or benefit resulting from the Services under the Maintenance Services Agreement in respect of the Aircraft and may exercise all other rights and powers of “WHEELS UP” under the Maintenance Services Agreement in respect of the Aircraft (except that Lessee may not enter into any change order or other amendment, modification, or supplement to the Maintenance Services Agreement without Assignor’s written consent or countersignature if such change order, amendment, modification, or supplement would in any way rescind, cancel, or terminate the Services or materially or fundamentally diminish the value or marketability of the Aircraft or otherwise in any material respect adversely affect the Services). Service Provider shall not be deemed to have knowledge of, and need not recognize the occurrence or discontinuance of, any Lease Event of Default or termination of the Lease with respect to the Aircraft unless and until Service Provider has received written notice thereof from Assignor or the Security Trustee by facsimile at 316-671-2470, or addressed to the Office of General Counsel, Service Provider at 10511 East Central Avenue, Wichita, Kansas 67206. Service Provider may act with acquittance and conclusively rely upon any such notice.

(b)          Lessee shall not be liable for any of Assignor’s obligations or duties under the Maintenance Services Agreement, nor shall the Lease give rise to any duties or obligations to Service Provider on Lessee’s part, except that in exercising any right under the Services or in making any claim with respect to the Aircraft pursuant to the Services, Lessee shall do so in compliance with the terms of the Lease and such terms of the Maintenance Services Agreement shall apply to and bind Lessee to the extent that Lessee shall have actual knowledge of the terms and conditions of the Maintenance Services Agreement, and with respect to such agreement Service Provider agrees that Lessee shall not have any liability to Service Provider for failing to comply with any of the terms of the Maintenance Services Agreement if Lessee has not exercised any right under the Services or made any claim with respect to the Aircraft under the Services or so long as Lessee acts upon Assignor’s written instructions.

(c)          Service Provider’s making and performance of the Maintenance Services Agreement and this Consent have been duly authorized by all necessary corporate action on the part of Service Provider, do not require any approval of the shareholders of Service Provider, and do not contravene the organizational documents of Service Provider nor any indenture, credit agreement, or other contractual agreement to which Service Provider is a party or by which it is bound. The Maintenance Services Agreement and this Consent are the legal, valid and binding obligations of Service Provider, enforceable against Service Provider in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, or similar laws affecting enforcement of creditors’ rights generally and by general principles of equity.

 2

3.           Performance to be Rendered to Assignor and Lessee Absent a Lease Event of Default. Service Provider will continue to pay to Assignor or Lessee, as the case may be, all payments and provide all goods and services to Assignor or Lessee that Service Provider may be required to pay or provide in respect of the Aircraft under the Maintenance Services Agreement unless and until Service Provider receives written notice from Assignor (or the Security Trustee) that a Lease Event of Default has occurred or the Lease has been terminated with respect to the Aircraft, and thereafter (without any requirement to make further inquiry into the content of such notice) Service Provider shall make any and all payments, including warranty and indemnity payments, or provide such goods and services which it may be required to pay or provide in respect of the Aircraft under the Services directly to Assignor (or the Security Trustee) at such address as it shall specify to Service Provider. If Service Provider receives inconsistent notices from Assignor and the Security Trustee under this paragraph 3, any notice served by Security Trustee will prevail over any served by Assignor.

Service Provider hereby confirms to the Security Trustee that:

(i)         Service Provider further consents and agrees to the security assignment by Assignor to the Security Trustee of Assignor’s rights and interest in and to the Maintenance Services Agreement and this Consent in respect of the Aircraft pursuant to the Security Agreement;

(ii)        neither the Security Trustee nor any Secured Party shall be liable for any of the obligations or duties of Assignor under the Maintenance Services Agreement, nor shall the Security Agreement give rise to any duties or obligations whatsoever on the part of the Security Trustee or any Secured Party owing to Service Provider, except that in exercising any right under the Services or in making any claim with respect to the Aircraft pursuant to the Services, such terms of the Maintenance Services Agreement shall apply to and bind the Security Trustee to the extent that the Security Trustee shall have actual knowledge of the terms and conditions of the Maintenance Services Agreement, and with respect to such agreement Service Provider agrees that the Security Trustee shall not have any liability to Service Provider for failing to comply with any of the terms of the Maintenance Services Agreement if the Security Trustee has not exercised any right under the Services or made any claim with respect to the Aircraft under the Services or so long as the Security Trustee acts upon Assignor’s written instructions; and

(iii)       upon receipt by the Service Provider of a notice from the Security Trustee that an Event of Default under the Security Agreement has occurred and is continuing, Service Provider agrees that the Security Trustee shall have all rights of the Assignor hereunder, and under the Maintenance Services Agreement in respect of the Services.

4.            Conditions to Consent. Service Provider’s consent as provided herein is subject to and conditional upon (a) the agreement of Lessee that nothing in the Lease shall vary or modify the rights and obligations of Service Provider or Assignor under the Services, or except as expressly provided herein, subject Service Provider to any liability to which it would not otherwise be subject, and that all limitations or exclusions on liability provisions under the Services for the benefit of Servicer Provider and its Affiliates shall apply to Lessee and to Assignor, (b) except as expressly provided herein, Service Provider shall not incur any additional obligation, cost, expenses, or liability whatsoever by reason of the Security Agreement, and Assignor shall, and by accepting this Consent agrees to, indemnify Service Provider against any such additional obligations or liabilities so incurred; and (c) Assignor shall not be discharged from any of its obligations under the Maintenance Services Agreement except insofar as such obligations are performed by Lessee, and nothing herein shall be construed so as to give such discharge.

 3

5.           Notice of Lease Event of Default or Termination. Each of the Assignor and the Security Trustee shall use commercially reasonable efforts to provide Lessee with a copy of any notice delivered by such Person to the Service Provider under paragraph 2(a) above within five Business Days of sending such notice to the Service Provider; provided that the failure to provide such copy shall not in any manner affect the rights or obligations of the parties hereto, nor shall Assignor or the Security Trustee be liable to Lessee for any damages with respect to such failure.

6.           Governing Law. This Consent shall be governed by the laws of the state of New York without reference to conflict of law provisions (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

 4

IN WITNESS WHEREOF, the parties hereto have executed this Consent and Agreement as of the date first written above.

HAWKER BEECHCRAFT GLOBAL CUSTOMER SUPPORT, LLC

By:
Name:
Title:

WHEELS UP PARTNERS LLC

By:
Name:
Title:

GAMA CHARTERS, INC.

By:
Name:
Title:

BANK OF UTAH, as Security Trustee

By:
Name:
Title:

[Amended and Restated Secured Credit Agreement]

EXHIBIT J

FORM OF ENGINE MANUFACTURER’S CONSENT

EXHIBIT J

Pratt & Whitney Canada Corp. Eagle Service Plan (01ES4) 1000 Marie-Victorin Longueuil, Quebec, Canada J4G 1A1 (450) 468-3772

FORM OF ENGINE MANUFACTURER’S CONSENT

ANNEX H: CONSENT FROM OWNER AND AIRCRAFT INTEREST HOLDER (“AIH”)

Dated:

FROM:	TO:
Wheels Up Partners LLC	Hawker Beechcraft Global Customer Support, LLC
220 West 42nd Street, 16th Floor	10511 East Central Avenue
New York, NY 10036	Wichita, Kansas 67206
USA	USA
Attn: Carl Thorsberg and Dave Kaufman	Attn: Office of General Counsel

Ph: (212) 257-5243 / Fax: (646) 517-5620	Ph: 316-676-7151
Email: cthorsberg@wheelsup.com and	Fax: 316-671-2470
dkaufman@wheelsup.com

Hereinafter the: “Owner”	Hereinafter the “Operator”

FROM:
Bank of Utah, as security trustee	Pratt & Whitney Canada Corp.
200 E. South Temple, Suite 210	1000 Marie Victorin
Salt Lake City, UT 84111	Longueuil, QC J4G 1A1
USA	Canada
Attn: Corporate Trust Services	Attn: ESP® Program Administration

Ph: (801) 924-3674 / Fax: (801) 746-3519	Ph: (450) 468-3771 / Fax: (450) 647-9562
Email: mhoggan@bankofutah.com	Email: esp.admin@pwc.ca

Hereinafter the: “AIH”	Hereinafter: “P&WC”

ESP® Program Agreement No.: _______	Aircraft Serial No.: ______
Engine Serial No.: _______ and _______

Hereinafter the: “ESP® Program”	Hereinafter the “Engines”

WHEREAS:

•	the Operator wishes to enter into the ESP® Program for the benefit of the Engines;

•	the Owner and AIH recognize that the ESP® Program represents an added value to the Engines.

THEREFORE:

1.	The Owner and AIH agree and consent to the Operator entering into the ESP® Program for the benefit of the Engines.

Pratt & Whitney Canada Corp. Eagle Service Plan (01ES4) 1000 Marie-Victorin Longueuil, Quebec, Canada J4G 1A1 (450) 468-3772

2.	The Owner hereby certifies and warrants that it is the registered owner of the Engines, free and clear of all liens or encumbrances created by the Owner other than those held by the declared AIH herein and the lease of the referenced aircraft and the Engines to any lessee of such aircraft. The AIH hereby certifies and warrants that it is the holder of a security interest against the Engines, such security interest being free and clear of all liens or encumbrances as of (date of transaction funded), save and except the applicable encumbrances created as a result of or in relation to the security interest and any lease referred to above.

3.	The Operator hereby certifies and warrants that it has not created any liens or encumbrances, and shall not create any liens on the Engines without prior written approval from the Owner, AIH and P&WC.

4.	P&WC shall, within ten (10) business days of sending a notice of default to the Operator under the ESP® Program (the “Notice of Default”), provide the Owner and AIH with a copy of such Notice of Default. Upon receipt of the Notice of Default, the Owner (or if an Owner Default Notice referred to in paragraph 5 below shall have been delivered, the AIH) may, within thirty (30) days of receipt of the Notice of Default, remedy any such default, and P&WC hereby agrees not to terminate the existing ESP® Program until such thirty (30) day period has passed. If the Owner (or, if applicable, the AIH) desires to so remedy such default it shall provide written instructions to P&WC in this regard, which instructions may be sent by mail, facsimile or email to P&WC at its address specified above. Such instructions shall indicate, without limitation, (i) that the Owner (or, if applicable, the AIH) intends to remedy the default and (ii) whether the Owner (or, if applicable, the AIH) wishes to enter into a follow-on ESP® Program agreement on such terms and conditions as mutually agreed by the Owner (or, if applicable, the AIH) and P&WC (in either case taking into consideration the amounts previously paid for Engine Hours flown under the existing ESP® Program agreement), and unless otherwise prohibited by any applicable governmental law or regulation P&WC hereby agrees to enter into such follow-on ESP® Program agreement provided either the Owner or the AIH has remedied all existing defaults of the Operator under the ESP® Program agreement. For purposes of clarity, the provision hereinabove shall not be construed or otherwise interpreted as a renunciation of P&WC to exercise any and all available recourses against the Operator for any default under the ESP® Program agreement. If P&WC receives inconsistent notices from the Owner and the AIH under this paragraph 4, any notice served by the AIH will prevail over any served by the Owner.

5.	Upon receipt by P&WC of a notice (an “Owner Default Notice”) from the AIH that an “Event of Default” under the Security Agreement between the Owner and the AIH has occurred and is continuing, P&WC agrees that the AIH shall have all rights of the Owner hereunder (including the rights to remedy the defaults of Operator under the ESP® Program and to enter into a follow-on ESP® Program agreement under paragraph 4). P&WC shall not be deemed to have knowledge of, and need not recognize the occurrence or discontinuance of, any such Event of Default unless and until P&WC has received an Owner Default Notice from the AIH by mail, facsimile or email to P&WC at its address specified above. P&WC may act with acquittance and conclusively rely upon any such Owner Default Notice, and shall not have any liability whatsoever to the Owner for relying upon such Owner Default Notice.

6.	If, at or after such time as the AIH shall have delivered an Owner Default Notice under paragraph 5, the AIH leases or sells the Engines to any other party (the “Replacement Party”) and provides written notice of such lease or sale to P&WC at the time of such transfer, P&WC hereby agrees that, subject to obtaining P&WC’s prior written consent, which will not be unreasonably withheld, and unless otherwise prohibited by any applicable governmental law or regulation, P&WC will upon request of the Replacement Party enter into a follow-on standard ESP® Program agreement with the Replacement Party on such terms and conditions as agreed by the Replacement Party and P&WC (taking into consideration the amounts previously paid for Engine Hours flown under the existing ESP® Program agreement and the follow-on ESP® Program agreement entered into under paragraph 4), and thereupon all right, title, and interest of the Operator in, to and under the existing ESP® Program agreement (or, if applicable, the Owner or the AIH in, to and under the follow-on ESP® Program agreement entered into under paragraph 4) shall be automatically terminated.

Pratt & Whitney Canada Corp. Eagle Service Plan (01ES4) 1000 Marie-Victorin Longueuil, Quebec, Canada J4G 1A1 (450) 468-3772

IN WITNESS THEREOF, THE OWNER, AIH, THE OPERATOR AND P&WC HAVE EXECUTED THIS CONSENT IN QUADRUPLICATE ORIGINALS AS OF THE DATE FIRST SET OUT ABOVE.

Owner Signature:	Operator Signature:

Name (Print):	Name (Print):

Title:	Title:

AIH Signature:	P&WC Signature:

Name (Print):	Name (Print):

Title:	Title: